As filed with the U.S. Securities and Exchange Commission on August 28, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ming Shing Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	1700	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ming Shing Group Holdings Limited

8/F, Cheong Tai Factory Building

16 Tai Yau Street

San Po Kong, Kowloon

Hong Kong

+852 2370 3788

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Daniel D. Nauth Nauth LPC 217 Queen Street W, Toronto, ON M5H 1P4 Canada +1 (416) 477-6031	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 United States +1 (703) 919-7285	David Danovitch, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 +1 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 1,500,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling shareholder (“Selling Shareholder”) set forth therein of 500,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;

●	they contain different Use of Proceeds sections on page Alt-2;

●	a Selling Shareholder section is included in the Resale Prospectus;

●	a Selling Shareholder Plan of Distribution is inserted; and

●	the Legal Matters section in the Resale Prospectus on page Alt-6 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AUGUST 28, 2024.

1,500,000 Ordinary Shares

Ming Shing Group Holdings Limited

This is an initial public offering (the “Offering”) of 1,500,000 of Ming Shing Group Holdings Limited’s Ordinary Shares, par value US$0.0005 (“Ordinary Shares”). Ming Shing Group Holdings Limited is offering 1,500,000 Ordinary Shares, par value US$0.0005 to be sold in this Offering to be sold on a firm commitment basis by our underwriters, in this Offering. The initial public offering price will be $5.50 to $7.50 per Ordinary Share. Prior to this Offering, there has been no public market currently for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MSW”. At this time, Nasdaq has not yet approved our application to list our Shares. The closing of the Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Shares will be approved for listing on Nasdaq.

Investors are cautioned that they are not buying shares of the operating company based in Hong Kong but instead are buying shares of a shell company that the issuer incorporated in the Cayman Islands that operates through its subsidiaries in Hong Kong, which involves unique risks to investors.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our Company,” and the “Company” refer to Ming Shing Group Holdings Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands with no material operations. We conduct all of our operations through our two subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, established under the laws of the Hong Kong Special Administrative Region (“Hong Kong SAR” or “Hong Kong”).

We are, and will continue to be, a “controlled company” as defined under Rule 5615(c)(1) of the Nasdaq Stock Market Rules. Mr. Chi Ming Lam, our Chairman and Chief Executive Officer, will beneficially own approximately 84.31% of our then-issued and outstanding Ordinary Shares and will be able to exercise approximately 84.31% of the total voting power of our issued and outstanding Ordinary Shares immediately after the consummation of this offering, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares and assuming Mr. Lam immediately disposes all of the 500,000 Ordinary Shares pursuant to the Resale Prospectus. For further information, see “Principal Shareholders.” Although we do not intend to rely on the “controlled company” exemption under Rule 5615(c)(1) of the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. Please read the disclosures beginning on page 11 of this prospectus for more information.

In addition to this Offering, we are registering up to 500,000 Ordinary Shares, par value US$0.0005, that may be sold in public or private transactions or both, from time to time by the Selling Shareholder named in the Resale Prospectus. We will not receive any proceeds from the sales of outstanding Ordinary Shares by the Selling Shareholder. The selling of any Ordinary Shares by the Selling Shareholder in the resale offering is contingent upon the Ordinary Shares being listed on Nasdaq.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for reduced public company reporting requirements. Investing in our ordinary shares involves risks. Please see “Risk Factors” beginning on page 15 of this prospectus for more information.

We are a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being a Foreign Private Issuer” beginning on page 10 of this prospectus for more information.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the indirect overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before the completion of their overseas offering and listing.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations；(2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

Ming Shing Group Holdings Limited is a holding company incorporated in the Cayman Islands with two operating subsidiaries solely based in Hong Kong, and it does not have any subsidiary or Variable Interest Entity (“VIE”) in the mainland China or intend to acquire any equity interest in any domestic companies within mainland China, nor is it controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong with our chief executive officer, chief financial officer and all members of the board of directors based in Hong Kong who are not mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, neither we nor our subsidiaries is covered by permission requirements from CSRC or any other governmental agency of mainland China that is required to approve our subsidiaries’ operations or our offering. Additionally, neither we nor our subsidiaries are required to obtain CSRC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiaries has ever applied for any such permission or approval. Notwithstanding the above opinion, our PRC Counsel has further advised us that uncertainties exist as to how the M&A Rules, the Trial Measures and the Confidentiality Provisions will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules, the Trial Measures and the Confidentiality Provisions. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies on, among others, the M&A Rules, the Trial Measures and the Confidentiality Provisions at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the mainland China securities laws. Also, on December 28, 2021, the Cybersecurity Review Measures (the “Measures”) were published and became effective on February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. Our Hong Kong Operating Subsidiaries currently have only served the Hong Kong local market and does not presently have any operations in mainland China. We do not currently expect the Measures to have an impact on our business, operations or this Offering, nor do we anticipate that we or our Hong Kong subsidiaries are covered by permission requirements from the Cyberspace Administration of China (“CAC”) that is required to approve our subsidiaries’ operations, as we do not believe that we may be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our operations are conducted by our Hong Kong Operating Subsidiaries which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary, nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company such as ours; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As confirmed by our PRC counsel, China Commercial Law Firm, based on their understanding of the PRC laws and regulations that are currently in effect, neither we nor our Hong Kong Operating Subsidiaries, are currently subject to the cybersecurity review by the CAC as provided under the Measures. Additionally, neither we nor our subsidiaries are covered by permission requirements from the CAC or any other governmental agency that is required to approve our subsidiaries’ operations. However, there remains uncertainty as to how the Measures will be interpreted or implemented. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC in the future. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, at any stage, including but not limited to, upon the completion of this Offering, we or our Hong Kong Operating Subsidiaries (i) do not receive or maintain the approval,(ii) inadvertently conclude that such permissions or approvals are not required, or (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv)are denied permission from the CAC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges.

If there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, we or our Hong Kong subsidiaries at any stage, including but not limited to, upon the completion of this Offering, (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC, the CAC or any other relevant PRC regulatory agencies, the relevant regulatory authorities, such as the CAC or the CSRC, might have broad discretion in dealing with such violations, including: imposing fines on us or the Hong Kong subsidiaries, discontinuing or restricting the operations of the subsidiaries; imposing conditions or requirements with which we or our Operating Subsidiaries may not be able to comply; restricting or prohibiting our use of the proceeds from our initial public offering to finance the business and operations in Hong Kong. The imposition of any of these penalties would also result in a material and adverse effect on our ability to conduct business, and on our operations and financial condition. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. Moreover, we might not be able to complete this Offering, list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would also materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Ordinary Shares” on page 15. We are advised by Hong Kong counsel, David Fong & Co., that neither we nor our Operating Subsidiaries are required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act, or the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the Public Company Accounting Oversight Board, or the PCAOB, for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, the PCAOB issued a determination report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, which determinations were vacated on December 15, 2022. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations, which determinations were vacated on December 15, 2022. Our current registered public accounting firm, ZH CPA, LLC, who audited our financial statements for the fiscal years ended March 31, 2024, 2023 and 2022, is headquartered in Denver, Colorado in the United States and is not headquartered in mainland China or Hong Kong and was not identified in the PCAOB’s report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, on August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as continuing to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA. See “Risk Factors — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.”

We do not use variable interest entities in our corporate structure. We, through our indirectly wholly-owned Operating Subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, engaged in wet trades works services in Hong Kong.

As of the current date, none of our companies have distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Since Ming Shing Group Holdings Limited was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, Ming Shing Group Holdings Limited and its subsidiaries or to its investors. MS (HK) Construction Engineering Limited and our Operating Subsidiaries are permitted under the relevant laws of British Virgin Islands and Hong Kong, respectively, to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands and to U.S. investors.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Please refer to “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries” and the condensed consolidating schedule and the consolidated financial statements on page 7 for further information.

	Per Share	Total(4)
Public offering price(1)	$	$
Underwriter discount(2)	$	$
Proceeds to us, before expenses(3)	$	$

(1)	Initial public offering price per share is assumed as US$6.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus.
(2)	We have agreed to pay Alexander Capital, L.P., the representative of the underwriters (the “Representative”), an underwriter commission fee equal to 7.5% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 2.0% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see section entitled “Underwriting.”
(3)	Excludes fees and expenses payable to the underwriters. The total underwriters’ expenses related to this offering are set forth in the section entitled “Underwriting.”
(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

We expect our total cash expenses for this offering, to be approximately $200,000, which total includes cash expenses payable to our underwriters for their out-of-pocket expenses of approximately $150,000 and advisory fees of approximately $50,000, exclusive of the above commissions. In addition, we will pay additional items of value in connection of this offering that are viewed by the Financial Industry Regulatory, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting”.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We agree to grant the underwriters an option for a period of 45 days from the effective date of this offering (“Effective Date”) to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering overallotments, at the initial public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us, at the assumed initial public offering price of US$6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), will be $840,937.50, and the total proceeds to us, after underwriting discounts and commissions but before offering expenses, will be approximately $10,371,562.50. If we complete this offering, net proceeds will be delivered to our company on the closing date.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Alexander Capital, L.P.

The date of this prospectus is _____________, 2024.

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ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus or in any free-writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the underwriters have taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications, including from Frost & Sullivan, an independent market research and consulting firm with respect to information on the construction industry in Hong Kong. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

We were incorporated as an exempted company with limited liability under the Companies Act and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the Securities Exchange Act of 1934 (the “Exchange Act”).

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” refers to our second amended and restated memorandum and articles of association effective on July 29, 2024;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Frost & Sullivan” refers to Frost & Sullivan Limited, an independent market research agency, which is an independent third party;

●	“Government” refers to the government of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region, People’s Republic of China;

●	“Offering” refers to the initial public offering of Ming Shing Group Holdings Limited;

●	“Operating Subsidiaries” refers to MS (HK) Engineering Limited and MS Engineering Co., Limited;

●	“our Group” or “the Group” refers to Ming Shing Group Holdings Limited and its subsidiaries;

●	“Ordinary Shares” refers to our ordinary shares, par value $0.0005 per share;

●	“PRC Counsel” refers to China Commercial Law Firm;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“shares”, “Share” or “Ordinary Shares” refers to the ordinary shares of Ming Shing Group Holdings Limited, with par value of $0.0005 each;

●	“we”, “us”, “our Company”, “our” or “the Company” refers to Ming Shing Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and in the context of describing its operation and business, its subsidiaries;

●	“H.K. dollar”, “H.K. dollars”, or “HK$” refers to the legal currency of Hong Kong; and

●	“U.S. dollar”, “U.S. dollars”, “dollars”, “USD”, “US$” or “$” refers to the legal currency of the United States.

Our business is conducted by our indirectly wholly-owned Operating Subsidiaries in Hong Kong, using H.K. dollars, the currency of Hong Kong. Our audited consolidated financial statements and unaudited condensed consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our audited consolidated financial statements and unaudited condensed consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of H.K. dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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EXCHANGE RATE INFORMATION

The Company is a holding company with operations conducted in Hong Kong through its key operating Subsidiaries in Hong Kong, and their reporting currency is United States dollars while the Company’s functional currency is Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the pegged rate of US$1 = HK$ 7.8, being the mid-point of the convertibility zone of US$1 = HK$7.75 to 7.85. The Hong Kong Monetary Authority provides convertibility undertaking, under which the authority commits to sell Hong Kong dollars upon request by banks at the strong-side of US$1 = HK$7.75 and to buy Hong Kong dollars upon request by banks at the weak side of US$1 = HK$7.85, as to maintain currency stability of the Hong Kong dollar at around US$1 = HK$7.80. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “aim”, “anticipate”, “believe”, “estimate”, “expect”, “going forward”, “intend”, “may”, “plan”, “potential”, “predict”, “propose”, “seek”, “should”, “will”, “would” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in the section titled “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	our business and operating strategies and plans of operation;
●	the amount and nature of, and potential for, future development of our business;
●	our Company’s dividend distribution plans;
●	our expectations related to the use of proceeds from the offering of the Ordinary Shares;
●	the regulatory environment as well as the general industry outlook for the industry in which we operate;
●	future developments in the industry in which we operate; and
●	the trend of the economy of Hong Kong and the world in general.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in the section titled “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

This prospectus contains information from a report commissioned by us and prepared by Frost & Sullivan, an independent market research firm, to provide information on the construction industry in Hong Kong.

Our Mission

Our mission is to become the leading wet trades works services provider in Hong Kong. We strive to provide quality services that comply with our customers’ quality standards, requirements, and specifications.

Overview

We are an exempted company incorporated under the laws of the Cayman Islands on August 2, 2022. As a holding company with no material operations of our own, we conduct our business through our wholly-owned Hong Kong Operating Subsidiaries, MS (HK) Engineering Limited, founded on March 27, 2019, and MS Engineering Co. Limited. MS (HK) Engineering Limited, founded on October 12, 2012. We mainly engage in wet trades works, such as plastering works, tile laying works, brick laying works, floor screeding works and marble works. We are an established wet trade works subcontractor with, according to the Frost & Sullivan, a market share of approximately 0.4% in 2021. Through the continued effort of our management, our total revenue increased from US$14,383,980 for the fiscal year ended March 31, 2022 to US$21,868,220 for the fiscal year ended March 31, 2023, and further to US$27,572,692 for the year ended March 31, 2024. MS (HK) Engineering Limited is a registered specialist trade contractor under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council and undertakes both private and public sector projects, while MS Engineering Co., Limited mainly focuses on private sector projects.

Our Values

At our Company, we stand by our core values, which are essential to our success. We believe that these values not only guide our business and define our brand, but also deliver real financial and operational benefits for us and our customers.

Our core values include:

●	Conducting our business with fairness and integrity;
●	Maintaining a high level of expertise in wet trades works operations;
●	Listening and responding to our customers’ needs; and
●	Providing quality work on a schedule and at a competitive price.

Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

●	Established track record. In our operating history of approximately ten years, we have focused on providing wet trades works services in the role of a subcontractor and built up our expertise and track record in wet trades works. We take pride in our project portfolio in wet trades works. In 2022, we were awarded with an infrastructure project for the expansion of a public hospital with an initial contract sum of more than HK$140 million (US$17.9 million) and a private residential project with an initial contract sum of more than HK$100 million (US$12.8 million). In 2023, we were awarded with a residential project with an initial contract of more than HK$42 million (US$5.3 million). In 2024, we were awarded with a residential project with an initial contract sum of more than HK$127 million (US$16.3 million). We believe that our proven track record of quality work, our expertise in wet trades operations and our ability to deliver work on time are the crucial factors that enable us to gain trust from our existing customers and give us a competitive edge when tendering for projects.

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●	Established relationship with customers. We have established long-standing relationships with some of our major customers. We believe that we are the customer’s preferred business partner and our long-standing relationship is attributable to the customer’s confidence in our ability to consistently deliver quality work, our capability to offer competitive pricing and our strong relationship with our suppliers. By leveraging our work experience with sizeable customers, we have accumulated the know-how and expertise in meeting the quality standards of other potential customers.

●	Experienced and dedicated management team. Our management team has extensive industry knowledge and project experience in the wet trades works industry in Hong Kong. Mr. Chi Ming Lam, our Chief Executive Officer and Chairman, has approximately 20 years of experience in the wet trades works industry. Further details of our management team’s working experience are set out in the section entitled “Management.”

●	Stringent quality control and environmental impact control. We place emphasis on providing consistently high-quality services. We have adopted and implemented an effective quality control system and an environmental management system. The quality control measures adopted by our Group include: (i) regular communication with and conduct site visits to collect feedbacks from our customers; (ii) designation of a project management team for every project based on the project nature and the relevant qualifications and experiences required; (iii) maintaining an approval list of suppliers which is updated on a regular basis; and (iv) constant monitoring of quality management of subcontractors. We believe that our stringent quality assurance system and strong commitment to environmental management will allow us to be better positioned to deliver quality work on time and within the required budget.

Our Growth Strategies

Our principal growth strategies are to further strengthen our market position, increase our market share and capture the growth in the Hong Kong wet trades works industry. We intend to achieve our business objectives by expanding our scale of operation through our intended effort in actively seeking opportunities in undertaking additional wet trades works projects, from both our existing customer base as well as a new potential customer base. To achieve these goals, we plan to implement the following strategies:

●	Enhance competitiveness and expanding our market share. According to Frost & Sullivan, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (US$1,453.2 million) in 2021, representing a Compound Annual Growth Rate (“CAGR”) of 3.4%. Driven by (i) the Government targets to increase the overall supply of housing in the coming few years as set out in the 2022 Policy Address by the Chief Executive of Hong Kong (“2022 Policy Address”), such as building 30,000 units of light public housing in the coming five years, increase overall public housing production by approximately 50% in the coming five years (2023/24 to 2027/28); (ii) the launch of the Northern Metropolis Development Strategy by the Government in 2021, with the development of total land area of about 300 square kilometers in Yuen Long District and North District; and (iii) the “Land Sharing Pilot Scheme” proposed in 2020 Policy Address which seeks to unleash the development of privately owned agricultural lots of 3,235 hectare of land for housing purposes, we expect that the demand of wet trades works will further increase. We will focus on deploying our resources towards competing for additional and more sizeable wet trades works projects in Hong Kong. However, the number of projects that can be executed by us concurrently at any given time is constrained by our then available resources, including availability of our manpower and working capital. We plan to enhance our competitiveness by strengthening our manpower and working capital in order to capture the potential opportunities in the growing wet trades works market. We plan to apply part of our net proceeds from the sale of Ordinary Shares to (i) enhance our project management capabilities by hiring additional project supervision staff, safety supervision staff, quantity surveyors, finance and administration staff and general workers; and (ii) be used for general working capital.

●	Acquire additional equipment. We generally deploy equipment owned by us for use by our subcontractors in carrying out their work in our projects. Taking into consideration the need for equipment arising from our business strategy in undertaking additional and more sizeable wet trades works projects, we consider that it is crucial for us to further enhance our equipment in order to best equip our employees and our subcontractors for carrying out their work. We believe that a larger set of equipment will allow us to (i) improve our overall work efficiency and technical capability; and (ii) enhance our flexibility to deploy our resources more efficiently.

●	Enhancing our brand. Our Group secured our new business through direct invitations for tenders by customers. We believe that we can broaden our customer base and attract more invitations from potential customers by increasing our marketing efforts to promote our brand and market presence in the wet trades works industry in Hong Kong. Our planned marketing efforts include (i) setting up dedicated web pages for advertising our services; (ii) placing advertisements in industry publications; (iii) sponsoring business events and charity functions organized by property developers and construction contractors; (iv) sending promotional booklets and other promotional materials for advertising our services; and (v) approaching potential customers more actively to secure new business opportunities for our wet trades works services.

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Threats and Challenges

According to Frost & Sullivan, we face the following threats and challenges:

●	Cyclical nature of construction industry. As a part of the construction industry, wet trades works market follows the cyclicality of the construction industry, which is generally considered to be highly related to macroeconomic conditions, government policies and business cycle. For example, in the event of an economic downturn, the tightened financial budgets and higher costs of financing may make project owners be more conservative in initiating new projects or investing more resources. Similarly, if there are signs of slowing down in land supply or development programs of the HK Government, the growth of wet trades works market in Hong Kong may be hindered.

●	Shortage of labor and increasing labor cost. According to the Construction Industry Council, labor engaged in the wet trade works industry in Hong Kong, including plasterer, bricklayer and concreter have all categorized into the list of shortage trades. Due to the aging population and higher requirements on skills and qualifications of workers, the wet trades market in Hong Kong has been facing serious problems of shortage of experienced and skilled labor. Therefore, in order to attract qualified workers, we may need to adopt measures including competitive remuneration packages, growth opportunities and flexible schedule. The increasing competition for talents will result in higher labor cost and pose a challenge to the growth of wet trades market.

●	Higher material cost. The price of raw material in the wet trade works industry has risen continuously. For example, prices of sand, Portland cement and concrete blocks have increased from 2016 to 2021, registering CAGRs of approximately 17.6%, 3.1% and 4.1%, respectively. Amongst all raw materials used in wet trades works, the average price of sand has increased the most, primarily due to the limited supply of river sand in the PRC. The inflation in material cost will result in higher expenditure, which may further negatively impact our profit margin.

Market and Competition

According to Frost & Sullivan, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (US$1,453.2 million) in 2021, representing a CAGR of 3.4%. Driven by (i) the Government targets to increase the overall supply of housing in the coming few years as set out in the 2022 Policy Address, such as building 30,000 units of light public housing in the coming five years, increase overall public housing production by approximately 50% in the coming five years (2023/24 to 2027/28); (ii) the launch of the Northern Metropolis Development Strategy by the Government in 2021, with the development of total land area of about 300 square kilometers in Yuen Long District and North District; and (iii) the “Land Sharing Pilot Scheme” proposed in 2020 Policy Address which seeks to unleash the development of privately owned agricultural lots of 3,235 hectare of land for housing purposes, we expect that the demand of wet trades works will further increase. As such we believe that we should focus on deploying our resources towards competing for additional and more sizeable wet trades works projects in Hong Kong. However, the number of projects that can be executed by us concurrently at any given time is constrained by our then available resources, including availability of our manpower and working capital. According to Frost & Sullivan, the wet trades work market in Hong Kong is considered as fragmented in terms of number of market participants. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” by the end of 2021. We plan to enhance our competitiveness by strengthening our manpower and working capital in order to capture the potential opportunities in the growing wet trades works market. Together with other supportive government policies and expedited urban renewal, the gross value of wet trades works is expected to increase from HK$12,103.1 million (US$1,551.7 million) in 2022 to approximately HK$15,609.3 million (US$2,001.2 million) in 2026.

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Significant Risk Factors

Risks Related to Our Corporate Structure

●	We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash.
●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Ordinary Shares.
●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.
●	Substantially all of our operating subsidiaries’ operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the operating subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.
●	If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

For a detailed description of the risks above, please refer to pages 15-17.

Risks Related to Our Business and Industry

●

Our performance depends on market conditions and trends in the wet trades works industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.

●	Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.
●	Our cost of revenue has historically fluctuated. If we experience any significant increase in cost of revenue, our gross profit margin might decrease and our business operations and financial position might be materially and adversely affected.
●	The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.
●	Any material inaccurate cost estimation or cost overruns may adversely affect our financial results.
●	If we do not comply with certain laws, we could be suspended or debarred from contracting, which could have a material adverse effect on our business.
●	Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability.
●	We depend on third parties for supply of materials to operate our business.
●	We may not be able to compete favorably in our highly competitive industry.
●	During the fiscal years ended March 31, 2024, 2023 and 2022, our five largest customers accounted for a significant portion of our total revenue.
●	Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.
●	We may not be able to implement our business plans effectively to achieve future growth.
●	Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.
●	Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.
●	Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.
●	Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.
●	We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.
●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

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●	We are subject to credit risk in relation to the collectability of our trade receivables and contract assets.
●	We are a holding company whose principal source of operating cash is the income received from our Operating Subsidiaries.
●	Our significant shareholder has considerable influence over our corporate matters.
●	Our significant shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
●	If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.
●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.
●	Any deterioration in the outbreak of COVID-19 may adversely affect our operation and financial condition.
●	Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing, our projects.
●	Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.
●	There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.
●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims.
●	Our insurance coverage may not be adequate to cover potential liabilities.
●	Possible difficulty in recruiting sufficient labor or significant increase in labor costs may hinder our future business strategies.
●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Ordinary Shares.
●	Our business is susceptible to government policies and macroeconomic conditions.
●	We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts.

For a detailed description of the risks above, please refer to pages 17 – 28.

Risks Related to Doing Business in Hong Kong

●	Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.
●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiaries in Hong Kong.
●	Nasdaq may apply additional and more stringent criteria for our continued listing.
●	If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.
●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

For a detailed description of the risks above, please refer to pages 28 – 29.

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Risks Related to Our Initial Public Offering And Ownership of Our Ordinary Shares

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.
●	Our management team has limited experience managing a public company.
●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.
●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.
●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.
●	We are a “controlled company” defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.
●	Ordinary Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.
●	Future sales, or the perception of future sales, by us or our shareholder in the public market following this Offering could cause the market price for our Ordinary Shares to decline.
●	The requirements of being a public company may strain our resources and divert management’s attention.
●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.
●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.
●	Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.
●	We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.
●	Future financing may cause a dilution in your shareholding or place restrictions on our operations.
●	There may not be an active, liquid trading market for our Ordinary Shares, and we do not know if a more liquid market for our Ordinary Shares will develop to provide you with adequate liquidity.
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
●	You will experience immediate and substantial dilution.
●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus.
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.
●	It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong.
●	We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.
●	We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.
●	We do not expect to pay dividends in the foreseeable future after this Offering. You must rely on price appreciation of the Ordinary Shares for return on your investment.
●	New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs.
●	We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

For a detailed description of the risks above, please refer to pages 29 – 38.

6

List of Approvals or Permits

In the opinion of our Hong Kong counsel, David Fong & Co., we and our subsidiaries have received all requisite permissions or approvals to operate our business as it is currently conducted and no permissions or approvals have been denied.

As confirmed by our PRC Counsel, China Commercial Law Firm, based on their understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor our Operating Subsidiaries, is subject to the M&A Rules, the Trial Measures, the Measures or the regulations or policies that have been issued by the CSRC or the CAC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC, the CAC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CAC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CAC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our Operating Subsidiaries has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules or the regulations and policies issued by the CAC.

If we or our subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we and/or our subsidiaries are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our and/or our subsidiaries’ income, revoking our or our subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our or our subsidiaries’ business and operations, and taking other regulatory or enforcement actions that could be harmful to our or our subsidiaries’ business. Any of these actions could cause significant disruption to our or our subsidiaries’ business operations and severely damage our or our subsidiaries’ reputation, which would in turn materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations.

Transfers of Cash to and from Our Subsidiaries

Our business is conducted by the Operating Subsidiaries, our indirectly wholly-owned entities in Hong Kong. Ming Shing Group Holdings Limited, the Cayman Islands holding company will rely on dividends paid by its subsidiaries, namely MS (HK) Construction Engineering Limited, our wholly-owned British Virgin Islands subsidiary and its wholly-owned Hong Kong subsidiaries, namely the Operating Subsidiaries, for Ming Shing Group Holdings Limited’s working capital and cash needs, including the funds necessary to pay any dividends. Ming Shing Group Holdings Limited and MS (HK) Construction Engineering Limited are essentially Cayman Islands and British Virgin Islands holding companies, respectively. Only our Operating Subsidiaries operate in Hong Kong.

During the normal course of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Cash is maintained by our Operating Subsidiaries, in 11 separate Hong Kong Dollar bank accounts in Hong Kong. We have applied to open Hong Kong Dollar savings and current bank accounts and foreign currency savings and current bank accounts in Hong Kong for Ming Shing Group Holdings Limited. MS (HK) Construction Engineering Limited has no bank account.

As of the current date, none of our companies has distributed any cash dividends or made any cash distributions. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from Ming Shing Group Holdings Limited to our Operating Subsidiaries nor our Operating Subsidiaries to Ming Shing Group Holdings Limited, our shareholders or U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our Operating Subsidiaries. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from Ming Shing Group Holdings Limited to our Operating Subsidiaries or our Operating Subsidiaries to Ming Shing Group Holdings Limited and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

Since Ming Shing Group Holdings Limited was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, Ming Shing Group Holdings Limited, and its subsidiaries or to its investors.

MS (HK) Construction Engineering Limited and our Operating Subsidiaries are permitted under the relevant laws of British Virgin Islands and Hong Kong, respectively, to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands and to U.S. investors.

Our Corporate Structure

We are a Cayman Islands company that wholly owns our British Virgin Islands subsidiary, MS (HK) Construction Engineering Limited, which in turn, wholly owns our Hong Kong Operating Subsidiaries.

The following diagram illustrates our corporate structure as of the date of this prospectus and on completion of the Offering. For further details on our corporate history, please refer to the section titled “Our Corporate History and Structure” appearing on page 77 of this prospectus.

7

Pre-Offering

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

8

Post-Offering (assuming the Selling Shareholder did not immediately dispose the 500,000 Ordinary Shares pursuant to the resale prospectus)

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

Post-Offering (assuming the Selling Shareholder disposed the entire 500,000 Ordinary Shares pursuant to the resale prospectus)

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

9

Corporate Information

Our Company was incorporated in the Cayman Islands on August 2, 2022. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009. Our principal executive office is located at 8/F, Cheong Tai Industrial Building, 16 Tai Yau Street, San Po Kong, Kowloon, Hong Kong and our phone number is +852 2370 3788. We maintain a corporate website at http://ms100.com.hk/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, with the telephone number +1 (800) 221-0102.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

10

Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because we expect that our Chairman and Chief Executive Officer, Mr. Chi Ming Lam will hold 84.31% of our total issued and outstanding Ordinary Shares, i.e., he will own a majority of our total issued and outstanding Ordinary Shares and will be able to exercise 84.31% of the total voting power of our issued and outstanding share capital, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares and assuming Mr. Lam immediately disposes all of the 500,000 Ordinary Shares pursuant to the Resale Prospectus. For so long as we remain a “controlled company,” we are permitted to elect to rely, and may so rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on it in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon the completion of this Offering. Our status as a “controlled company” could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please refer to the paragraph titled “Risk Factors – Our significant shareholder has considerable influence over our corporate matters.”

11

THE OFFERING

Issuer	Ming Shing Group Holdings Limited.

Price per Ordinary Share	We currently estimate that the initial public offering price will be $6.50 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus).

Ordinary Shares offered by us	1,500,000 Ordinary Shares.

Ordinary Shares Outstanding Prior to Completion of Offering	11,250,000 Ordinary Shares.

Ordinary Shares Outstanding immediately after this Offering	12,750,000 Ordinary Shares(1), assuming no exercise of the underwriters’ over-allotment option.

Over-allotment option

We have granted the underwriters the right to purchase up to an additional 225,000 Ordinary Shares from us from 45 days of the Effective Date of this prospectus, to cover over-allotments, if any, in connection with the offering.

Gross Proceeds received by us	$9,750,000, assuming an offer price of US$6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus)

Proposed Nasdaq Symbol	We have applied to list our Ordinary Shared on Nasdaq under the symbol “MSW”.

Use of Proceeds

We estimate that we will receive net proceeds from this Offering of up to $6,628,946, based on the price to the public in this Offering of US$6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus) and after deducting underwriting fees and commissions and estimated offering expenses, and assuming no exercise of the over-allotment option.

We intend to use the proceeds from this Offering for expanding our workforce, repayment of bank borrowings and finance leases, strengthening our set of equipment, procuring an enterprise resources planning system and working capital.

Please refer to the section titled “Use of Proceeds”.

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. Please refer to the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on page 15.

Lock-Up and Right of First Refusal

Our directors, officers, and all existing shareholders who own 5% or more of the issued and outstanding Ordinary Shares as of the Effective Date of the Registration Statement, except for the Selling Shareholder with respect to the Ordinary Shares being offered in the Resale Prospectus only, will enter into customary lock-up agreements with the underwriters for a period of six (6) months from the date of the Offering.

Each of the Company and any successors of the Company agree not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible or exchangeable for Ordinary Shares of the Company for a period of up to three (3) months from the closing of the Offering. Please refer to the sections titled “Shares Eligible for Future Sale” and “Underwriting”.

In addition, the Company agrees to grant the underwriters a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the underwriters for twelve (12) months from the closing day of this Offering, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents, which right is exercisable in the underwriters’ sole discretion. For these purposes, the investment banking service includes, without limitation, a) acting as lead manager for any underwritten public offering and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. Please refer to the section titled “Underwriting”.

Dividend Policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer agent	Odyssey Trust Company

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares and all of our Ordinary Shares to be sold pursuant to the Public Offering Prospectus filed contemporaneously herewith are sold.

12

SUMMARY FINANCIAL DATA

The following summary presents consolidated statements of operations and cash flow data for the fiscal years ended March 31, 2024, 2023 and 2022 and the summary consolidated balance sheet data as of March 31, 2024, 2023 and 2022, which have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read this section in conjunction with our audited financial statements and the accompanying notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented.

Results of Operations Data:

	For the year ended March 31, 2024	For the year ended March 31, 2023	For the year ended March 31, 2022
	USD	USD	USD

Revenue	27,572,692	21,868,220	14,383,980
Cost of revenue	(22,479,613)	(18,373,672)	(11,755,111)
Gross profit	5,093,079	3,494,548	2,628,869

Operating expenses
General and administrative expenses	(1,846,753)	(855,597)	(512,650)
Total operating expenses	(1,846,753)	(855,597)	(512,650)

Income from operations	3,246,326	2,638,951	2,116,219

Other income (expense)
Interest expense, net	(286,090)	(179,986)	(74,574)
Other income	15,297	797,160	78,960
Total other income, net	(270,793)	617,174	4,386

Income before tax expense	2,975,533	3,256,125	2,120,605
Income tax expense	(648,936)	(468,889)	(317,096)
Net income and total comprehensive income	2,326,597	2,787,236	1,803,509
Net income per share attributable to ordinary shareholders
Basic and diluted	0.21	0.25	0.22

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	11,250,000	11,250,000	8,136,986

13

Balance Sheet Data:

	As of March 31,	As of March 31,	As of March 31,
	2024	2023	2022
	USD	USD	USD

Cash and cash equivalents	1,080,514	323,958	217,792
Accounts receivable, net	1,643,568	3,323,520	3,769,640
Contract assets	6,098,497	3,150,729	645,877
Other items	20,925	117,135	551,502
Total current assets	8,843,504	6,915,342	5,184,811
Total non-current assets	3,045,374	1,367,152	414,133
Total assets	11,888,878	8,282,494	5,598,944
Total current liabilities	7,741,463	6,181,579	3,959,650
Total non-current liabilities	3,149,153	1,718,025	1,479,537
Total liabilities	10,890,616	7,899,604	5,439,187
Total shareholders’ equity	998,262	382,890	159,757

Statements of Cash Flows Data:

	For the year ended March 31, 2024	For the year ended March 31, 2023	For the year ended March 31, 2022
	USD	USD	USD

Cash provided by (used in) operating activities	2,457,189	795,328	(151,558)
Cash (used in) provided by investing activities	(1,147,262)	35,898	56,390
Cash used in financing activities	(553,371)	(725,060)	(1,578)
Net increase (decrease) in cash and cash equivalents	756,556	106,166	(96,746)
Cash and cash equivalents as of beginning of the period	323,958	217,792	314,538
Cash and cash equivalents as of the end of the period	1,080,514	323,958	217,792

14

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash.

Ming Shing Group Holdings Limited is a holding company, and we rely on dividends and other distributions on equity paid by the Operating Subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of the Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Please refer to the section titled “Dividend Policy” for more information.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s liabilities do not exceed its assets and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation —Hong Kong taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from Ming Shing Group Holdings Limited to our Operating Subsidiaries or our Operating Subsidiaries to Ming Shing Group Holdings Limited, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Ordinary Shares.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our Operating Subsidiaries, being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our Operating Subsidiaries and Ming Shing Group Holdings Limited, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that we or our Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiaries might be subject to fines, experienced evaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our Operating Subsidiaries’ operations and/or a material change in the value of our Ordinary Shares, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

15

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

Ming Shing Group Holdings Limited is a holding company incorporated in the Cayman Islands with operating entities based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of Ming Shing Group Holdings Limited are based in Hong Kong are not mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).Therefore, as confirmed by our PRC counsel, Chinese Commercial Law Firm, as of the date of this prospectus, the CSRC’s approval or review is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules and the Trial Measures.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021,the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

In addition, on December 28, 2021, the Measures were published and became effective on February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The publication of the Measures indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future. As of the date of this prospectus, our Hong Kong Operating Subsidiaries do not have any mainland China individuals as clients. However, our Operating Subsidiaries may collect and store certain data (including certain personal information) from its customers for “Know Your Customers” purposes, which may include mainland China individuals in the future. As of the date of this prospectus, as confirmed by our PRC counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this Offering to subject us or our Hong Kong Operating Subsidiaries to permission requirements from the CAC or any other government agency that is required to approve our subsidiaries’ operations, as we do not believe that we will be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our subsidiaries’ operations are conducted by our Hong Kong subsidiaries which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company like us; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our subsidiaries’ business operations and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review or we and our subsidiaries might be covered by permission from the CAC or any other government agency that is required to approve our subsidiaries’ operations in the future. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It also remains highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. However, since the Trial Measures was newly promulgated, its interpretation, application and enforcement remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for this offering and any future offerings, listing or any other capital raising activities by us, it is uncertain whether we could complete the filing procedure in a timely manner, or at all. Any failure to complete such filings may subject us to regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conduct overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations；(2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co., that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

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As confirmed by our PRC Counsel, China Commercial Law Firm, based on their understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor our Operating Subsidiaries, is subject to the M&A Rules, the Trial Measures, the Confidentiality Provisions, the Measures or the regulations or policies that have been issued by the CSRC or the CAC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC, the CAC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CAC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CAC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor our Operating Subsidiaries has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules or the regulations and policies issued by the CAC. Notwithstanding the above opinion, our PRC Counsel has further advised us that uncertainties exist as to how the M&A Rules and, the Trial Measures and the Confidentiality Provisions will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules and, the Trial Measures and the Confidentiality Provisions. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies on, among others, the M&A Rules, the Trial Measures and the Confidentiality Provisions at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Substantially all of our operating subsidiaries’ operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations at any time, which could result in a material change in the operations of the operating subsidiary and/or the value of our Ordinary Shares. The PRC government may also impose restrictions on our ability to transfer money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting our subsidiary in Hong Kong by the Hong Kong government could result in a material change in our operating subsidiaries’ operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Cybersecurity Review Measures, the PRC Personal Information Protection Law and the Trial Measures have already indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. We could be subject to approval or review by Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Risks Related to Our Business and Industry

Our performance depends on market conditions and trends in the wet trades works industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.

For the fiscal years ended March 31, 2024, 2023 and 2022, the majority of our revenue was derived from wet trades works in Hong Kong. The future development of the wet trades works industry and the availability of wet trades works projects in Hong Kong largely depend on the continued development of the property market in Hong Kong. The nature, extent and timing of available wet trades works projects will be determined by an interplay of a variety of factors, including the Government’s policies on the property market in Hong Kong, its land supply and public housing policy, the investment of property developers and the general conditions and prospects of Hong Kong’s economy. These factors may affect the availability of wet trades works projects in Hong Kong.

If there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, there is no assurance that the availability of wet trades works projects in Hong Kong would not decrease significantly and our business and financial position and prospect may be adversely and materially affected.

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Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. For the fiscal years ended March 31, 2024, 2023 and 2022, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. In the event that we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Our cost of revenue has historically fluctuated. If we experience any significant increase in cost of revenue, our gross profit margin might decrease and our business operations and financial position might be materially and adversely affected.

Our revenue is typically derived from projects, with each contract sum being determined with reference to tender price that are formulated based on a certain mark-up over our estimated costs. Pricing of our services is determined on a case-by-case basis and is dependent on various factors, which generally include (i) the scope of services; (ii) the price trend for the types of subcontracting services as well as the materials and tools required; (iii) the complexity and the location of the project; (iv) the estimated quantity and type of equipment required; (v) the completion time requested by our customers; and (vi) the availability of human and financial resources. We will review the cost budget from time to time. If the actual cost is higher than originally budgeted, it may reduce our profit margin and affect our financial performance. If we fail to keep the costs within the initial budget, our business operation and financial results may be adversely affected.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders although the Company periodically reviews the status of our projects. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during the fiscal years ended March 31, 2024, 2023 and 2022.

Any material inaccurate cost estimation or cost overruns may adversely affect our financial results.

When determining our tender price, our management would estimate the time and costs involved in a project taking into account (i) the scope of works; (ii) the price trend for the types of subcontracting services as well as materials required; (iii) the complexity and the location of the project; (iv) the estimated number and types of equipment required; (v) the completion time requested by customers; and (vi) the availability of our labor and financial resources.

There is no assurance that the actual amount of time and costs incurred during the performance of our projects would not exceed our estimation. The actual amount of time and costs incurred in completing a project may be adversely affected by many factors, including unforeseen site conditions, adverse weather conditions, accidents, non-performance by our subcontractors, unexpected significant increase in costs of materials agreed to be borne by us, unexpected increase in the amount of rectification works requested by our customers and other unforeseen problems and circumstances. Any material inaccurate estimation in the time and costs involved in a project may give rise to delays in completion of works and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability and liquidity. We typically bear the risk of delays and cost overruns in our projects and we are generally unable to pass these costs to our customers.

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If we do not comply with certain laws, we could be suspended or debarred from contracting, which could have a material adverse effect on our business.

Various statutes to which our operations are subject, such as Factories and Industrial Undertakings Ordinance (Cap. 59 of the Laws of Hong Kong), Construction Site (Safety) Regulations (Cap. 59I of the Laws of Hong Kong), Factory and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Cap. 59Z of the Laws of Hong Kong), Factories and Industrial Undertakings (Safety Management) Regulations (Cap. 59AF of the Laws of Hong Kong) and Occupational Safety and Health Ordinance (Cap. 509 of the Laws of Hong Kong), which deal with the health and safety during the construction process and various other statutes provide for discretionary suspension and/or debarment in certain circumstances.

The scope and duration of any suspension or debarment may vary depending upon the facts of a particular case and the statutory or regulatory grounds for debarment. Any suspension or debarment from contracting will have a material adverse effect on our financial condition, results of operations or liquidity.

Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability.

We focus on the role of project management and supervision in carrying out our projects and we generally engage subcontractors to perform part of the site works under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on their quality of services, qualifications, skills and technique, prevailing market price, delivery time, availability of resources in accommodating our requests and reputation. There is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance and reputation. In addition, there is no assurance that we will always be able to secure services from suitable subcontractors when required, or be able to negotiate acceptable fees and terms of service with subcontractors. In such event, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

We depend on third parties for supply of materials to operate our business.

We purchase materials from our suppliers for the provision of our services. The major types of materials sourced from our suppliers included Portland cement, hydraulic lime, concrete blocks, aggregates and sand. We cannot assure you that our favorable working relationships with our suppliers will continue in the future. In addition, there have historically been periods of supply shortages in our industry.

The inability to purchase materials could severely impact our business. If our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

We may not be able to compete favorably in our highly competitive industry.

Some of our competitors may have certain advantages, including but not limited to having long operating history, better financing capabilities and well developed technical expertise. New participants may wish to enter the industry provided that they have the appropriate skills, local experience, necessary equipment, capital and they are granted the requisite licenses or approvals by the relevant regulatory bodies. Any significant increase in competition may result in lower operating margins and loss of market share, which may adversely affect our profitability and operating results.

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During the fiscal years ended March 31, 2024, 2023 and 2022, our five largest customers accounted for a significant portion of our total revenue.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers for the fiscal years ended March 31, 2024, 2023 and 2022 accounted for approximately 91.7%, 93.4% and 92.8% of our revenue in the corresponding periods, respectively. In particular, one of our top customers contributed approximately 62.2%, 42.1% and 23.6% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022. We were engaged by our customers on a project-by-project basis. There is no assurance that we will continue to obtain contracts from our major customers in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of a comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected.

Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

Our operations are subject to stringent and complex laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations, including: the acquisition of a permit or other approval before conducting regulated activities; the restriction of the types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of activities on certain lands lying within wilderness, wetlands, and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations.

A number of government authorities have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil, or criminal penalties, natural resource damages, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining, or be unable to obtain, required permits, which may delay or interrupt our operations and limit our growth and revenue.

Certain environmental laws impose strict liability (i.e., no showing of “fault” is required) or joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been stored or released. We may be required to remediate contaminated properties currently or formerly owned or operated by us or third-party facilities that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. Furthermore, the existence of contamination at properties we own, lease or operate could result in increased operational costs or restrictions on our ability to use those properties as intended.

In certain instances, citizen groups also have the ability to bring legal proceedings against us if we do not comply with environmental laws or challenge our ability to receive environmental permits that we need to operate. In addition, claims for damages to persons or property, including natural resources, may result from our operations’ environmental, health, and safety impacts. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in protecting the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to our industry could continue, resulting in increased costs of doing business and consequently affecting profitability.

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We may not be able to implement our business plans effectively to achieve future growth.

Our expansion plan is based upon a forward-looking assessment of market prospects of the wet trades works industry in Hong Kong and there is no assurance that such assessment will always turn out to be correct or that it will be able to grow our business as planned. Expansion plans may be affected by a number of factors beyond our control. Such factors include, but are not limited to, changes in economic conditions in Hong Kong, changes in supply and demand for our wet trades works services and government regulations in relation to the wet trades works industry. Our future growth depends on our ability to improve our administrative, technical and operational infrastructure. As the business expands, we may encounter a range of difficulties in managing our business, such as difficulties (i) generating sufficient liquidity internally or obtaining external financing for capital needs, and (ii) allocating its resources and managing its relationships with a growing number of customers, suppliers and other business partners. There can be no assurance that future growth will materialize or that we will be able to manage future growth effectively, and failure to do so would have a material adverse effect on our business, financial position and results of operations.

Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

The success of our business depends upon our ability to attract, train and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel, such as Mr. Chi Ming Lam. Additionally, the successful operation of our business depends upon project management personnel, other employees and qualified subcontractors who possess the necessary and required experience and expertise and who will perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense. As a result, it may be difficult to attract and retain qualified individuals with the requisite expertise and in the timeframe demanded by our clients.

In addition, the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. For example, the uncertainty of contract award timing can present difficulties matching our workforce size with our contracts. If an expected contract award is delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial conditions and results of operations.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day.

Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

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Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

Operating hazards inherent in our business, some of which may be outside our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may be inadequate or unavailable to cover all losses or liabilities we may incur in our operations.

Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of unreported incidents, and our safety programs’ effectiveness. If we were to experience insurance claims or costs above our estimates, we may be required to use working capital to satisfy these claims rather than using working capital to maintain or expand our operations.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have engaged Frost & Sullivan to prepare a commissioned industry report that analyzes the Hong Kong construction industry. Information and data relating to the Hong Kong construction industry have been derived from Frost & Sullivan’s industry report. Statistical data included in the Frost & Sullivan report also include projections based on a number of assumptions. The construction industry may not grow at the rate projected by market data, or at all. Any failure of the Hong Kong construction industry to grow at the projected rate may have a material adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in the Frost & Sullivan report or any third-party publications and reports Frost & Sullivan has relied on in preparing its report. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.

Our ongoing ability to generate cash is important for funding our continuing operations, making acquisitions and servicing our indebtedness. To the extent that existing cash balances and cash flow from operations, together with borrowing capacity are insufficient to make investments or acquisitions or provide needed working capital, we may require additional financing from other sources. Our ability to obtain such additional financing in the future will depend in part upon prevailing capital market conditions and conditions in our business and our operating results. Those factors may affect our efforts to arrange additional financing on terms acceptable to us.

Furthermore, if global economic, political or other market conditions adversely affect the financial institutions that provide credit to us, it is possible that our ability to draw upon credit facilities may be impacted. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges, resulting in loss of market share, each of which could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

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Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

We are a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of March 31, 2024, 2023, and 2022, we identified certain material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; and (2) our lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned.

Our management has implemented and is currently taking the steps necessary to remediate the underlying causes of these material weaknesses, including (i) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (ii) established three committees under the board of directors: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (see “Management” for details); (iii) actively hiring more qualified staff to fill up the key roles in the operations; and (iv) setting up a financial and system control framework with formal documentation of polices and controls in place. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We are subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, our financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before the initial public offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm the business of the Operating Subsidiaries and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

We are subject to credit risk in relation to the collectability of our trade receivables and contract assets.

A contract asset represents our right to consideration from customers in exchange for the provision of wet trades works that we have transferred to the customers that is not yet unconditional. Contract assets arise when we have provided the wet trades works under the relevant contracts but the works have yet to be certified by architects, quantity surveyors or other representatives appointed by the customers and/or our right to payment is still conditional on factors other than passage of time. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point when our right to payment becomes unconditional other than passage of time.

There is no assurance that we will be able to bill all or any part of contract assets for our services completed according to the payment terms of the contracts and there is no assurance that the retention monies will be released by our customers to us on a timely basis and in full accordingly. Further, there can be no assurance that our customers will settle our invoices on time and in full. In the event that we are unable to collect a substantial portion of our trade receivables within the payment terms or at all, our cash flows and financial positions will be adversely affected. Any difficulty in collecting a substantial portion of our trade receivables and contract assets could materially and adversely affect our cash flows and financial positions.

We are a holding company whose principal source of operating cash is the income received from our Operating Subsidiaries.

We are dependent on the income generated by our Operating Subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our Operating Subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our Operating Subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholder has considerable influence over our corporate matters.

Mr. Chi Ming Lam beneficially owns and controls 11,250,000 Ordinary Shares that correspond to 100% on a pre-Offering basis and 84.31% on a post-Offering basis of our issued and outstanding Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares and assuming Mr. Lam immediately disposes all of the 500,000 Ordinary Shares pursuant to the Resale Prospectus. Mr. Chi Ming Lam will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

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Our significant shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholder has, considerable influence over our corporate matters, his interests may differ from the interests of our company as a whole. The shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

If we fail to promote and maintain our brand effectively and cost-efficiently, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our future marketing efforts will likely require us to incur additional expenses. These efforts may not result in increased revenue in the immediate future or at all and, even if they do, any increase in revenue may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Any deterioration in the outbreak of COVID-19 may adversely affect our operation and financial condition.

The first confirmed case of COVID-19 in Hong Kong was first reported in January 2020. Since then, there have been multiple rounds of outbreak of COVID-19 in Hong Kong. The Government has announced various measures, including travel restrictions and safe distancing measures in order to reduce the risk of local transmission of COVID-19. There is no assurance that the outbreak of COVID-19 in Hong Kong can be effectively controlled or that the Government will not impose more stringent measures such as closure of physical workplace premises, full-scale suspension of all business, social and other activities, as well as other lockdown policies to control the spread of COVID-19.

Between January 2022 and April 2022, Hong Kong recorded its fifth wave of outbreak of COVID-19 attributable to the SARS-CoV-2 Omicron variant. The COVID-19 pandemic has negatively impacted the Hong Kong construction industry since early 2020. For example, construction activities on projects sites with confirmed cases of COVID-19 were temporarily suspended for up to two weeks for disinfection. There has also been a disruption in the supply of materials since early 2022 as a result of supply chain and cross-border transportation disruptions. Since early 2023 and up to the date of this prospectus, the business activities in Hong Kong have resumed back to normal.

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Although we have not experienced any major delays with respect to any of our projects as of the date of this prospectus, if there is an occurrence of a similar incident at any of our construction sites, it may result in a material disruption or delay. This in turn could have an adverse impact on our ability to complete the project on time and hence impair our reputation, business, financial conditions and our relationships with our customers. In addition, our gross profit margin may be adversely affected if there is a prolonged suspension as a result of COVID-19 as we may have to incur additional costs from (i) working overtime and engaging additional subcontractors after the resumption of work to avoid failure of completing the project in line with the original schedule; and (ii) rental expenses related to additional equipment as a result of our not being allowed to enter the site to mobilize any idle equipment to other construction sites.

The further outbreak of COVID-19 in waves in Hong Kong may have a material adverse impact on the Hong Kong economy, which may result in a slowdown in the property market and lower the availability of wet trades works projects available in Hong Kong. Any deterioration in the outbreak of COVID-19 may also lead to labor shortages, an increase in the wages of workers and/or an interruption to our business operations in the form of a temporary suspension or delay. We cannot assure you that we will not experience any project delays. We may experience a failure to complete a project according to the planned specifications, schedule and budget, as a result of the future outbreaks in waves of any subvariant of COVID-19, which may in turn expose us to potential claims from our customers for liquidated damages and which may adversely impact our reputation and negatively affect our business and financial condition and our results of operations.

Our operations may also be negatively affected if any of our employees or employees of our subcontractors is suspected of contracting or having contracted COVID-19, since this may require us and our subcontractors to quarantine some or all of the relevant employees and disinfect our project sites and facilities. If these adverse impacts materialize and persist for a substantial period of time, they may significantly and adversely affect our business operations and financial performance.

In addition, if the Government introduces further measures to combat the spread of COVID-19 including import controls or lockdown policy on a city-wide scale, there is no assurance that our suppliers would be able to (a) maintain their normal business operations without disruptions; and/or (b) deliver the services, materials or subcontracting services to us without delay, and there is no guarantee that we would be able to source the services, materials or subcontracting services from alternative suppliers in time if such measures persist for a substantial period.

Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing, our projects.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions in our operations and adversely affect our business. These include epidemics, natural disasters, fire, adverse weather conditions, political unrest, wars and terrorist attacks. Any such events could cause us to reduce or halt our operation, adversely affect our business operation, increase our costs and/or prevent us from completing our projects, any one of which could materially and adversely affect our business, financial condition and results of operations.

In such an event, our business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our business operations, financial condition as well as our fund-raising activities as contemplated by this prospectus may be materially and adversely affected as a result.

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Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by our employees and employees of our subcontractors, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by our employees or employees of our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to our employees and employees of our subcontractors may lead to claims or other legal proceedings against us. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Although the risks of accidents or injuries to workers are inherent due to the nature of works in the construction industry, such accident record may adversely affect our industry reputation, which may in turn affect our prospect of receiving tender invitations from potential new customers or being awarded with future tenders from both our existing and potential new customers. Furthermore, we may have to incur additional costs to strengthen our safety management measures, such as recruiting additional safety supervision staff, which may have an adverse impact on our profitability.

There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future. In the event of non-renewal of such registration, our reputation, our ability to obtain future businesses, and our business and financial position and prospects could be materially and adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

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Our insurance coverage may not be adequate to cover potential liabilities.

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of subcontractors, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Possible difficulty in recruiting sufficient labor or significant increase in labor costs may hinder our future business strategies.

The wet trades works industry in Hong Kong has been facing the problem of labor shortage and ageing workforce. The supply and cost of labor in Hong Kong are affected by the availability of labor in the market as well as economic factors in Hong Kong including the inflation rate and standard of living. There is no guarantee that the supply of labor and labor costs will be stable. In addition, the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) requires that an employee is entitled to be paid wages in respect of any wage period of not less than the minimum wage, which shall be derived by reference to the prescribed minimum hourly wage rate (currently set at HK$40 per hour (effective from May 1, 2023)). There is no assurance that the statutory minimum wage will not increase in the future. In the event that we or our subcontractors fail to retain existing labor and/or recruit sufficient labor in a timely manner to cope with the demand of our existing or future jobs and/or there is a significant increase in the costs of labor, we may not be able to complete our jobs on schedule and/or within budget and our operations and profitability may be adversely affected.

Wet trades works is often labor-intensive and we cannot be certain that there will be sufficient workers for projects when needed. Even though we generally has not hired workers to conduct wet trades works and instead has employed subcontractors who hired workers directly, the labor cost is factored into the prices of the subcontractors. Any unpredicted rise in labor cost might be borne by us and may reduce our profit margin. Moreover, potential customers may be hesitant to engage us if the quotation price has to increase to fully consider any expected future increase in labor cost.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Ordinary Shares.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. The value of the Hong Kong dollar against the U.S. dollar may fluctuate and may be affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar.

Our business is conducted in Hong Kong, our books and records are maintained in H.K. dollar, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between H.K. dollar and United States dollar affect the value of our assets and the results of our operations, when presented in United States dollars. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this Offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

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Our business is susceptible to government policies and macroeconomic conditions.

The market growth of construction industry in Hong Kong highly correlates to government policies and macroeconomic environment. Particularly, during economic downturns, due to limited financial budgets, property developers and tenants are more conservative to invest capital resources to renovate their living spaces and select high-end products, such as furniture and marbles imported from overseas. On the other hand, government policies, such as urban renewal and development program and land sales, may affect the availability of land for property developers to construct and subsequently the demand for wet trades works in Hong Kong may deteriorate. In fact, according to the Lands Department, the area of land sales has dropped from approximately 323.8 thousand square meters in 2016/17 to approximately 34.8 thousand square meters in 2023/24. As a result, the issue of overreliance on government policies and cyclical nature of construction works may adversely impact the development of wet trades works market in Hong Kong.

We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts.

As our business and operations are based in Hong Kong, our business growth is primarily dependent upon the economy and market condition in Hong Kong and the PRC. The market conditions are directly affected by, among other things, the global and local political and economic environments, such as uncertainties about the Sino-U.S. trade conflicts. Any sudden downturn in the general economic environment or change to political environment in Hong Kong and the PRC beyond our control may adversely affect the financial market sentiment in general. Severe fluctuations in market and economic sentiments may also lead to a prolonged period of sluggish performance of the real estate and construction industries. As such, our revenue and profitability may fluctuate and we cannot assure you that we will be able to maintain our historical financial performance in times of difficult or unstable economic conditions.

Risks Related to Doing Business in Hong Kong

Hong Kong’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

For the fiscal years ended March 31, 2024, 2023 and 2022, our revenue was derived from wet trades works in Hong Kong. The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC had to accept some conditions such as Hong Kong’s Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement had given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong and the PRC’s pledge to allow a high degree of autonomy in Hong Kong. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiaries in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA - authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiaries in Hong Kong are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that an offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. In respect of any of the aforementioned concerns, we may be subject to additional and more stringent criteria of Nasdaq for our continued listing, which might cause delay or even denial of our listing application for our Ordinary Shares.

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If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. The closing of the Offering is conditional upon Nasdaq’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering.

We cannot assure you that we will be able to meet Nasdaq’s initial listing standards, or that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news about us and analyst coverage of us; and
●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks, and their implications to U.S. investors, associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our current auditor, ZH CPA, LLC, is not headquartered in mainland China or Hong Kong and was not identified by the PCAOB in its report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors could be deprived of the benefits of such PCAOB inspections, if the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China would make it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Although our auditor was not identified by the PCAOB in its report as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, this could adversely affect us and our securities for the reasons noted above.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis with the last inspection in 2023. However, the recent developments would add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the Nasdaq impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. We are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this Offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

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The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. We do not currently plan to rely on home country practice with respect to any corporate governance matters. However, if we choose to do follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. We have elected to avail ourselves of the extended transition period for implementing new or revised financial accounting standards. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner (1) if our revenue exceed $1.235 billion, (2) if we issue more than $1 billion in non-convertible debt in a three-year period, or (3) if the market value of our shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests and our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company.

We are a “controlled company” defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We expect that our Chairman and Chief Executive Officer, Mr. Chi Ming Lam will own a majority of our Ordinary Shares following the Offering and we will be a controlled company under the applicable Nasdaq listing rules. For so long as we are a controlled company under the applicable Nasdaq listing rules, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

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As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please refer to the paragraph titled “Risk Factors – Our significant shareholder has considerable influence over our corporate matters.”

Ordinary Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 11,250,000 Ordinary Shares are outstanding before the consummation of this Offering and 12,750,000 Ordinary Shares will be outstanding immediately after this Offering, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. All of the Ordinary Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Ordinary Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Future sales, or the perception of future sales, by us or our shareholder in the public market following this Offering could cause the market price for our Ordinary Shares to decline.

The sale of substantial amounts of Ordinary Shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this Offering we will have a total of 12,750,000 Ordinary Shares outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. Of the outstanding Ordinary Shares, the 1,500,000 Ordinary Shares sold or issued in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act, except that any Ordinary Shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described in “Ordinary Shares Eligible for Future Sale.” All remaining Ordinary Shares, which are currently held by our shareholder, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If our shareholder sells a substantial amount of Ordinary Shares, the prevailing market price for our Ordinary Shares could be adversely affected. Our executive officers, directors and shareholder will sign lock-up agreements with the underwriters that will, subject to certain customary exceptions, restrict the sale of our Ordinary Shares and certain other securities held by them for a period of no less than six months following the date of this prospectus. The underwriters may, in their sole discretion and at any time without notice, release all or any portion of the Ordinary Shares subject to any such lock-up agreements. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of our restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Ordinary Shares or other securities.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those Ordinary Shares at or above the initial public offering price. We cannot assure you that our Ordinary Shares’ initial public offering price, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the Ordinary Shares they hold or may not be able to sell their Ordinary Shares at all.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s significant shareholder, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A few shareholders hold a significant portion of our Ordinary Shares and these are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

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Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

There may not be an active, liquid trading market for our Ordinary Shares, and we do not know if a more liquid market for our Ordinary Shares will develop to provide you with adequate liquidity.

Prior to this Offering, there has not been a public trading market for our Ordinary Shares. We cannot assure you that an active trading market for our Ordinary Shares will develop following this Offering, or if it does develop, that will be maintained. We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. The closing of the Offering is conditional upon Nasdaq’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. You may not be able to sell your securities quickly or at the market price if trading in our securities is not active. The public offering price for the Ordinary Shares will be determined by negotiations between us and the representatives of the underwriter and may not be indicative of prices that will prevail in the trading market. We intend to list our Ordinary Shares on Nasdaq but we provide no assurance that our ordinary shares will be approved for listing on Nasdaq in connection with this offering. Further, if we are successful in listing the Ordinary Shares on Nasdaq we cannot ensure that an active public market for our Ordinary Shares will develop after this Offering, or that if it does develop, it will be sustained. In the absence of a public trading market:

●	you may not be able to liquidate your investment in our Ordinary Shares;
●	you may not be able to resell your Ordinary Shares at or above the public offering price;
●	the market price of our Ordinary Shares may experience more price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

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You will experience immediate and substantial dilution.

The initial public offering price of our Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the Offering, if you purchase Ordinary Shares in this Offering, you will incur immediate dilution of approximately $5.86 in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. Please refer to the section titled “Dilution.”

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws against us, our management or the experts named in the prospectus.

Although we are a company incorporated in the Cayman Islands, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers reside within Hong Kong, and most of the assets of these persons are located within Hong Kong. As a result, it may be difficult for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Hong Kong is a Special Administrative Region of the PRC. A foreign judgment can be registered and enforced in Hong Kong either under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (the “Ordinance”) or at common law. Registration of a foreign judgment under the Ordinance can be made by an ex parte application with the local court but this avenue is limited to judgments entered in designated jurisdictions, which currently include: Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, The Netherlands, New Zealand, and Singapore and Sri Lanka. An action to enforce a foreign judgment at common law is a comparatively cumbersome process. It is in essence an independent suit in Hong Kong and the judgment creditor must follow normally applicable service procedures. Judgments entered in the United States and the United Kingdom can be enforced in Hong Kong only at common law. To be eligible for common-law recognition, the judgment must (1) be for a definite sum of money; (2) be final and conclusive; and (3) have been entered by a court with competent jurisdiction over the defendant. With respect to finality, a Hong Kong court will generally refrain from enforcing a judgment during the pendency of an appeal. This raises the possibility of undue delay and asset dissipation. With respect to the requirement of competent jurisdiction of the foreign judgment seeking to be enforced in Hong Kong, it is governed by private international law as interpreted in Hong Kong, not the law of the foreign forum. Jurisdiction can generally be asserted on the basis of the defendant’s physical presence in the foreign forum, appearance in the underlying legal proceeding or prior contractual consent to jurisdiction. Under the common law and the Ordinance, only limited defenses on the grounds such as fraud, due process and Hong Kong public policy can be raised against a duly registered foreign judgment. There is no mechanism for reconsideration of the merits of the underlying foreign litigation.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands and conduct substantially all of our operations in Hong Kong through our wholly-owned Hong Kong Operating Subsidiaries. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

Our corporate affairs are governed by our Amended Memorandum and Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, actions by our minority shareholders and the fiduciary duties of our directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgage and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under the Amended Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Ordinary Shares – Material Differences in Cayman Islands Law and our Memorandum and Articles of Association and Delaware Law”.

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It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands and Hong Kong.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;
●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
●	is final;
●	is not in respect of taxes, a fine or a penalty;
●	was not obtained by fraud; and
●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

David Fong & Co., our counsel to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Hong Kong counsel also advised us that in Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address. If such mail is delayed, it may impair your ability to communicate with us.

We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). In determining whether we are a PFIC, we are permitted to take into account the assets and income of our Operating Subsidiaries because we own 100% of their stock. However, even if we take into account the assets and income of our Operating Subsidiaries, we may still be considered a PFIC in 2023 and possibly later years, depending on a number of factors, including the composition of our income and assets, how quickly we use our liquid assets, including the cash raised pursuant to this offering (if we determine not to, or are unable to, deploy significant amounts of cash for active purposes our risk of being a PFIC will substantially increase), the market price of our Ordinary Shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for 2023 or any future taxable year. Please refer to the paragraph titled “Taxation – United States Federal Income Taxation”.

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If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Ordinary Shares and on the receipt of distributions on the Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our Ordinary Shares. Please refer to the paragraph titled “Taxation – United States Federal Income Taxation”.

We do not expect to pay dividends in the foreseeable future after this Offering. You must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Please refer to the section titled “Dividend Policy.” Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. There is no guarantee that the Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares and you may even lose your entire investment in the Ordinary Shares.

New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs.

In March 2022, the SEC proposed rule amendments that would implement a framework for the reporting of climate-related risks and create a wide range of new climate-related disclosure obligations for all registrants, including us. The proposed rules would require us to include certain climate-related information in registration statements and annual reports, including (i) climate-related risks and their actual or likely material impacts on our business, strategy, and outlook; (ii) our governance of climate-related risks and relevant risk management processes; (iii) information on our greenhouse gas emissions; (iv) certain climate-related financial statement metrics and related disclosures in a note to our audited financial statements; and (v) information about our climate-related targets, goals, and transition plans.

The proposed rules remain open to public comment and may be subject to challenges and litigation. Thus, the ultimate scope and impact of the proposed rules on our business remain uncertain. To the extent new rules, if finalized, impose additional reporting obligations on us, we could face substantial increased costs. Separately, the SEC has also announced that it is scrutinizing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege that our existing climate disclosures are misleading or deficient.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the Cayman Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

The sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares that are being registered concurrently for resale in the Resale Prospectus, could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by the Selling Shareholder, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 11,250,000 Ordinary Shares issued and outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 12,750,000 Ordinary Shares issued and outstanding immediately after this offering, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

There may be substantial sales of our Ordinary Shares by the Selling Shareholder after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholder an aggregate of 500,000 Ordinary Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholder to restrict the sale of the Ordinary Shares to be offered by the Selling Shareholder after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of our 11,250,000 currently issued and outstanding Ordinary Shares by the Selling Shareholder at such time could cause the market price of our Ordinary Shares to decrease (possibly below the initial public offering price of the Ordinary Shares in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

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INDUSTRY DATA AND FORECAST

All the information and data presented in this section has been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “The Interconnect Product Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF HONG KONG WET TRADES WORKS MARKET

Definition and Classification

Wet trades works is defined as a subset of fitting-out works. In Hong Kong, wet trades work generally involves the use of dry construction materials mixed with water. Common scope of wet trades works includes plastering, brickwork, wall and floor tiling, painting and decoration, floor screeding and marble works. Wet trades contractors may also provide wet trades related ancillary services such as cleaning, smoothing platform, applying sealant, and washed granolithic screed, on-site logistics services, etc. The demand for wet trades works is associated with construction, renovation, maintenance, addition, and alteration of buildings in mainly residential (e.g., private residential buildings and public housing) and commercial segments (e.g., hotel, office buildings, retail stores and shopping malls), as well as industrial buildings, government buildings, community facilities transportation and public infrastructure and so on.

Wet trades works are carried out in a wide variety of buildings and facilities in Hong Kong, which includes residential buildings, commercial buildings, industrial buildings, government buildings and community facilities. Below sets out the common scope of wet trades works:

●	Plastering, refers to application of coating, with a composition of gypsum or ash, cement, sand with water, that protects and decorates ceiling, floor, wall, and stairs.
●	Brickwork (e.g., bricklaying), bricks are commonly used for the construction of walls with a layer of mortar between bricks to enable bricks to be positioned more easily.
●	Wall and floor tiling, the interior and exterior wall and flooring tiling refers to trimming and connecting ceramic tiles on walls and floors with the application of mortar for grouting.
●	Painting and decoration, refers to the application of a colored tint of interior space for aesthetics purposes.
●	Floor screeding, refers to the application of the mixture of Portland cement, aggregates, and water on the floor surface.
●	Marble works, refers to fabricating, polishing, setting and installation of marble and other limestones in an interior and exterior part (e.g., floor and wall) of a building structure.

Value Chain

Typically, main contractors are responsible for supervising the overall progress and quality of the construction project, monitoring the daily operation of the construction site, and coordinating subcontractors to carry out construction works. Main contractors would subcontract some of the construction works to subcontractors because (i) labor intensive works such as wet trades works are subcontracted to subcontractors for the supply of sufficient direct labor as main contractors generally only hire a small number of direct labor on a permanent basis to control cost; and (ii) subcontractors often possess the necessary experience and expertise in performing specific areas of tasks and it is generally more cost effective to subcontract different parts of construction works to different subcontractors which are specialized in the field of expertise.

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Wet trades subcontractors generally work with main contractors and are mainly responsible for managing wet trades workers, coordinating subcontractors, and supervising the progress and quality of wet trades works. It is common in the wet trades works industry that the works are subcontracted to different subcontractors. These subcontractors include direct labor and are commonly engaged on a project-by-project basis, given the fact that hiring a pool of workers for different trades of works under permanent agreement can be costly. There may be occasions where the main contractors supply certain tooling and miscellaneous services to their wet trade’s subcontractors for the use under the same projects and subsequently deduct such amounts in the relevant payment certificates issued to the wet trade’s subcontractors.

Source: The Frost & Sullivan Report

Market Size of Wet Trades Works in Hong Kong

Driven by the rising housing supply and continuous expansion of the commercial segment, including offices and hotels, and the residential segment, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (approximately US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (approximately US$1,453.2 million) in 2021, representing a CAGR of 3.4%. The drop of gross value of wet trades works in 2020 was mainly due to the outbreak of COVID-19 which led to economic downturn and further disrupted the construction industry in Hong Kong.

As set out in the 2021 Policy Address by the Chief Executive of Hong Kong, the Government targets to increase the overall supply of transitional housing in the coming few years, and the launch of the Northern Metropolis Development Strategy contributes to the growth of the new towns, new development areas and development nodes. Together with other supportive government policies and expedited urban renewal, the gross value of wet trades works is expected to increase from HK$12,103.1 million (approximately US$,1551.7 million) in 2022 to approximately HK$15,609.3 million (approximately US$2,001.2 million) in 2026.

Note: The gross value of wet trades works refers to the revenue of the wet trades works industry in nominal term performed by main contractors and subcontractors in construction sites, and is indicative for the revenue of wet trades works contractors involved.

Source: The Frost & Sullivan Report

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Market Size of Wet Trades Works in Hong Kong (Breakdown by Sector)

The private sector contributes to most of the total gross value of wet trades works in Hong Kong. During 2016 to 2021, primarily owing to the rising housing supply and the establishment of various sizeable real estate properties in Kowloon City and Sai Kung, the gross value of wet trade works in the private sector increased from approximately HK$5,992.6 million (approximately US$768.3 million) in 2016 to approximately HK$6,982.5 million (approximately US$895.2 million) in 2021, representing a CAGR of approximately 3.1%, On the other hand, the urban development in Tuen Mun and Kwun Tong has also created the demand for wet trade works. During the same period, the actual public housing units recorded the growth. Accordingly, the gross value of wet trade works in public sector increased from approximately HK$3,582.3 million (approximately US$459.3 million) in 2016 to approximately HK$4,352.7 million (approximately US$558.0 million) in 2021, at a CAGR of approximately 4.0%.

The rising housing supply would serve as the driver to the wet trade works market in Hong Kong. As set out in the release of the “Hong Kong 2030: Planning Vision and Strategy”, the construction of North East New Territories New Development Areas (NDAs) in Kwu Tung North, Fanling North and Ping Che which is expected to accommodate more than 50,000 household residential units in both public and private sectors. Growing along with several private residential properties expected to complete in Ho Man Tin and Cheung Sha Wan, such as the development at Ho Man Tin MTR Station and Hing Wah Street West, in the coming years, the gross value of wet trades works in the private sector is anticipated to grow from 2022 to 2026 at a CAGR of approximately 7.0%, reaching approximately HK$9,865.1 million (approximately US$1,264.8 million) in 2026. Driven by the Long Term Housing Strategy (LTHS) issued in 2020 with total public housing units target for the ten-year period from 2021–22 to 2030–31 of approximately 301,000 units and the continuous investment by the Government in infrastructure with an estimated annual expenditure of over HK$100 billion (approximately US$12.8 billion) on average in the next few years, as proposed by the Chief Executive in the 2020 Policy Address, the gross value of wet trades works in the public sector is expected to grow from approximately HK$4,575.0 million (approximately US$586.5 million) in 2022 to approximately HK$5,744.2 million (approximately US$736.5 million) in 2026, representing a CAGR of approximately 5.9%.

Source: The Frost & Sullivan Report

Market Drivers and Opportunities

Continuous housing supply in Hong Kong: The development of the wet trades market is highly associated with the constructions of buildings and infrastructures. In particular, the gross value of wet trade works in residential buildings segment accounted for over 60% of total gross value of wet trades works in 2021. As set out in the 2021 Policy Address by the Chief Executive of Hong Kong, the Government targets to increase the overall supply of transitional housing to 20 000 units in the coming few years by providing 5 000 additional units, and increase the amount of funding under the relevant funding scheme to HK$11.6 billion (approximately US$1.49 billion). On the other hand, the Northern Metropolis Development Strategy was released by the Government in 2021, covering two district administration areas including Yuen Long District and North District, encompassing mature new towns, new development areas and development nodes, with a total land area of about 300 square kilometers to be developed into an area with highly concentrated residential units, working population and enterprises. Further, the Hong Kong government has issued different policies to drive the housing supply, namely the “Land Sharing Pilot Scheme” addressed in 2020 Policy Address which seeks to unleash the development potential of privately owned agricultural lots for both public and private housing development through public-private partnership; the deployment of “Task Force on Land Supply” which identified some 210 potential sites with 3,235 hectare of land for housing purposes that would provide more than 330,000 of a combination of public and private residential units in the upcoming ten years in Hong Kong, including sites such as the East Lantau Metropolis, periphery of country parks, reclaimed lands, and multiple brownfields. For private sector, the 2022-23 Budget envisaged an estimated average annual production of about 19,000 units in the upcoming five years from 2022 to 2026, substantially greater than the average production of about 17,000 units in the past five years from 2016 to 2021. In turn the demand for construction works and wet trade works would be propelled continuously.

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Urban renewal projects: The HK Government launched the Mandatory Building Inspection Scheme (MBIS) since 2012 and owners of buildings aged 30 years or above and served with statutory notices, are required to carry out the prescribed inspection. According to the Urban Renewal Authority, there will be 326,000 private housing units aged 70 or above by 2046 and there is an urgent need to step up the rejuvenation of dilapidated urban areas, especially for those located at densely-built urban core, such as Sham Shui Po and Kowloon City. As stated in the Annual Report 2019-20 of Urban Renewal Authority (URA), there were more than 10,000 buildings in Hong Kong aged 50 years or above, and the number is forecasted to reach 28,000 by 2046. Further, with a view to safeguarding public safety, the Chief Executive announced in the “2017 Policy Address” to earmark HK$3 billion (approximately US$0.38 billion) and partnered with the Urban Renewal Authority to implement Operation Building Bright assisting them to act in compliance with the requirements under the MBIS. Wet trade works as an essential construction process, the continuous urban renewal project is expected to drive respective demand.

Heightened industry standards and customer requirement: Attributable to rising living standard and increasing level of disposable income of Hong Kong citizens, downstream property developer is inclined to expect higher durability of buildings and facilities with minimum defects, future maintenance costs and hassle, which is expected to set a higher standard on the quality of materials, working process and craftsmanship of wet trades works. As property developers are looking to heighten the standard of respective properties in order to enhance competitiveness, demand for quality wet trades works has thus increased in order to fulfil the interior design and inspection requirement. With the higher demand for interior environment of residential flats and commercial buildings, including the texture, color and materials used in the design, as well as the use of fixtures, furniture and other accessories, quality of works is becoming the key focus of competition in wet trade works industry. Therefore, well-established wet trades work contractors with quality of works are preferred by property developers and main contractors.

Expedite development of commercial area: According to the Rating and Valuation Department of Hong Kong, the number of sale and purchase agreements of commercial units has increased from 1,520 units to 2,189 units during 2016 to 2021 and the total consideration of offices and commercial units increased from HK$24.5 billion (approximately US$3.16 billion) to HK$42.0 billion (approximately US$5.38 billion). With the enhanced accessibility and infrastructural development and support in areas, such as Kowloon East and Island East, rapid expansion and wet trades works are constantly required in these areas. Regarding Hong Kong government policy, 8 sites will be put up for sale and development of commercial buildings under the Land Sale Programme during 2020 to 2022. Several hotels and shopping malls are planning to upgrade in view of the market dynamics. The expanding commercial activities, development of new business district, residential and entertainment facilities will support the growth of wet trades market. Moreover, the continuous investment by the Government in infrastructure with an estimated annual expenditure of over HK$100 billion (approximately US$12.8 billion) on average in the next few years, as proposed by the Chief Executive in the 2020 Policy Address, will increase the demand for wet trades works

Market Trend and Outlook

Wider application of machinery and equipment: As specified in the “Designated Workers for Designated Skills” Provision under the Construction Workers Registration Ordinance (CWRO), only registered skilled workers or semi-skilled workers of designated trade divisions are allowed to independently carry out construction works of related trade division on construction sites, which aims at improving the quality of construction works and workers. It is expected that using machinery and equipment such as plaster spray machine and floor screeding machine to replace labor will become one of the market trends in the future. It is increasingly common to replace manual operation with the use of plaster spray machines for wet trades projects involving plastering works to increase the productivity of workers and further enhance the quality of craftsmanship. The use of plaster spray machines enables workers to complete a larger coverage of plastering works as compared to relying on traditional manual works over the same duration of time.

Increasing training and revitalized manpower in the industry: To alleviate manpower shortage in construction industry, with the support of Development Bureau, the Construction Industry Council (“CIC”) launches the “Advanced Construction Manpower Training Scheme - Pilot Scheme (Structured On-the-job) to train up semi-skilled workers to become skilled workers. The CIC has also launched the Construction Industry Council Relief Fund – Multi-skills Training Scheme for Registered Workers to assist the underemployed or temporarily unemployed registered construction workers in acquiring new skills to enhance their competitiveness to prepare for further development in the industry. Labor in the wet trade works industry is expected to garner related skills continuously with increased productivity and efficiency.

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Technology-driven operational model: Outlined in the Policy Address in 2021, the implementation of Construction 2.0, which include the wider use of I&T and Modular Integrated Construction, shall enhance the overall operational performance of various sector in the construction industry. In the wet trade industry, converting project specifications into visual graphics can facilitate design project better and conduce to better communication between stakeholders. Building Information Modelling works as a cutting-edge 3D modelling and visualization tool to efficiently handle design, tender, construction, and maintenance process, which is able highly reduce the risk for improper design due to onsite limitation. In the long run, the wet trades work industry is expected to grow towards the assimilation of technology throughout the design and build process The adoption of various technology tools is expected to streamline procedures, elevate operating efficiency, and propel sustainable business model for service providers.

Market Constraints and Challenges

Cyclical nature of construction industry: As a part of the construction industry, wet trades works market follows the cyclicality of the construction industry, which is generally considered to be highly related to macroeconomic conditions, government policies and business cycle. For example, in the event of an economic downturn, the tightened financial budgets and higher costs of financing may make project owners be more conservative in initiating new projects or investing more resources. Similarly, if there are signs of slowing down in land supply or development programs of the HK Government, the growth of wet trades works market in Hong Kong may be hindered.

Shortage of Labor and Increasing Labor Cost: According to the Construction Industry Council, labor engaged in the wet trade works industry in Hong Kong, including plasterer, bricklayer and concreter have all categorized into the list of shortage trades. Due to the aging population and higher requirements on skills and qualifications of workers, the wet trades market in Hong Kong has been facing serious problems of shortage of experienced and skilled labor. Therefore, in order to attract qualified workers, market participants may need to adopt measures including competitive remuneration packages, growth opportunities and flexible schedule. The increasing competition for talents will result in higher labor cost and pose a challenge to the growth of wet trades market.

Higher material cost: The price of raw material in the wet trade works industry has risen continuously. For example, prices of sand, Portland cement and concrete blocks have increased from 2016 to 2021, registering CAGRs of approximately 17.6%, 3.1% and 4.1%, respectively. Amongst all raw materials used in wet trades works, the average price of sand has increased the most, primarily due to the limited supply of river sand in the PRC. The inflation in material cost will result in higher expenditure of wet trades market participants, which may further negatively impact of profit margin.

Labor Cost Analysis

Generally, wet trades works required plasterer, marble worker, bricklayer, and concreter. According to Frost & Sullivan, the average daily wages of major wet trades workers, have increased from approximately HK$1,440.1 (approximately US$184.6) per day in 2016 to approximately HK$1,445.7 (approximately US$185.3) per day in 2021, representing a CAGR of 0.1%. The decrease of wage of wet trade works workers in 2018 was mainly due to increase of labor supply. For instance, as compared to 2017, the number of bricklayer and concreter increased by approximately 11.5% and 8.0% in 2018, respectively. In 2019, there was slight decrease in gross value of construction works in the private sector due to uncertainties including the developments of the US-China trade relations and the social movement in Hong Kong against the Anti-Extradition Law Amendment Bill in 2019, which in turn led to the decrease in demand, and thus, the average daily wages of wet trade workers in Hong Kong. The average daily wages of wet trade workers increased from HK$1,415.4 (approximately US$181.5) in 2019 to HK$1,464.1 (approximately US$187.7) in 2020. Due to the outbreak of COVID-19 in 2020, some ongoing construction projects have been postponed, which led to temporary decrease in the demand for construction workers and the slowdown in growth of average daily wages of wet trade workers in 2021. The rise in the average daily wages of wet trades workers was principally due to the imbalance between the demand and supply of experienced construction workers available in the market and the labor shortage is very likely to continue in the future years, which the average daily wages of wet trades workers will grow at a CAGR of 2.2% during 2022 to 2026.

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Note: the average daily wage of wet trades workers is calculated based on the average daily wages of plasterer, marble worker, bricklayer, and concreter.

Source: The Frost & Sullivan Report

Raw Material Cost Analysis

Portland cement, hydraulic lime, concrete blocks, aggregates, sand, paint and glazed ceramic wall tiles are major raw construction materials for wet trades works. The average prices of all the construction materials applied in wet trades works have shown an increasing trend in the past years. Amongst all the wet trades works materials, the average price of sand has significant growth, which increased at a CAGR of 17.6% from approximately HK$137.7 (approximately US$17.7) per metric tonne in 2016 to approximately HK$310.0 (approximately US$39.7) per metric tonne in 2021 due to the limited supply of river sand in the PRC. The rise in raw material costs was mainly attributable to the continuous construction works being carried out in Hong Kong, which has supported the demand for these construction materials, as well as limited supply of certain materials such as river sand. In the following years, the average prices of major construction materials in wet trade works are likely to climb up as the demand for such materials is expected to remain high due to the sustained construction projects commenced in Hong Kong.

Item	Unit	2016	2017	2018	2019	2020	2021	2022E	2026E	CAGR (2016- 2021)	CAGR (2022E- 2026E)
Portland cement	HK$ per metric tonne	714.7	699.9	698.5	727.8	747.3	832.5	834.2	840.8	3.1%	0.2%
Hydraulic lime	HK$ per metric tonne	585.5	700.5	630.2	625.1	630.5	631.5	636.5	657.1	1.5%	0.8%
Concrete blocks	HK$ per metric tonne	76	76.4	77	79.8	80.5	93	93.8	97.2	4.1%	0.9%
Aggregates	HK$ per metric tonne	67.8	59.3	65.2	70.7	88	100	102.5	113.1	8.1%	2.5%
Sand	HK$ per metric tonne	137.7	121.4	204.4	276.7	281.3	310	350.3	571.1	17.6%	13.0%
Paint	HK$ per liter	51.9	51.5	53	55.4	56.2	59.8	60.9	65.9	2.9%	2.0%

Note: The average price of paint includes emulsion paint and acrylic paint, whereas that of glazed ceramic wall tiles include both white tiles and color tiles.

Source: The Frost & Sullivan Report

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Competition Overview

The wet trades work market in Hong Kong is considered as fragmented in terms of number of market participants. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” by the end of 2021.

The Group is an established wet trade works subcontractor with a market share of approximately 0.4 % in 2021.

Entry Barriers

Capital requirement: Capital requirements serve as the barrier to the new entrants in the wet trade works market. In the wet trade works industry, a sufficient capital reserve is required for recruitment of workers, raw materials procurement as well as payment to workers. In addition, substantial amount of capital may be needed for the issuance of surety bond if required by customers. Market participants with sufficient capital are more likely to undertake sizable projects compared with those contractors without sufficient resources. Contractors without plants might lose in the competition and exit the market afterwards.

Proven track record and reputation: Proven track record is one of the key competitive factors in the wet trade works industry. Credible track record for quality of works, efficient division of labor, timely delivery within budget control are the critical metrics for the companies to perform wet trade works. Property developers and main contractors in Hong Kong prefer working with wet trade contractors who have proven track record. New entrants without sound reputation built on the past collaboration with the industry stakeholders and experience in delivering services would compromise a company’s overall competitiveness in the market.

Technical Knowhow: Technical knowledge is one the key barriers for new market entrants of wet trade works. Existing market participants generally have a strong understanding towards plastering works, tiles laying works, bricklaying, wall and floor tiling, painting and decoration, floor screeding and marble works in order to deliver quality services. With technical know-how. the performance of the existing players and their quality of works can be assured to meet quality standards. Comparatively, new market entrants without technical know-how and experienced management teams may be less competitive.

Factors of Competition

Subcontractors’ registration scheme: The Group is a registered finishing wet trades subcontractor under the Registered Specialist Trade Contractor Scheme (formerly known as the Subcontractors Registration Schemes), of the Construction Industry Council. The Registered Specialist Trade Contractor Scheme is introduced by the Construction Industry Council to build up a pool of capable and responsible subcontractors with specialized skills and strong professional ethics in building and engineering works. The major client organizations and contractors trade associations have pledged support for the Scheme. Main contractors are required to engage the registered subcontractors under the scheme for public sector projects and credits would be granted to the registered subcontractors in tendering process. The registration enables the subcontractors to further enhance recognition in track record, financial stability, and expertise in the industry, thus expanding business networks.

Established business relationship: In the wet trade industry, long established relationship with customer implies a better understanding of customers’ requirements and enable a better offering of customer services and saving the time and cost in coordination. By leveraging the good working relationship built on collaboration with industry stakeholders, time and cost could be greatly saved in the day-to-day operation. Further, a good relationship with suppliers of materials would help wet trade services providers maintain a competitive pricing and stable supply. As such, it would further enhance the execution capacity of the wet trades works contractors.

Wide Variety of Expertise: During wet trade works, variety of expertise are involved such as plastering, floor screeding and bricklaying. Given the high standard of specialized wet trades works, contractors with proven industry know-how have the competitive advantage in the wet trade works industry in Hong Kong. Moreover, extensive capacity is one of the most important criteria for selecting contractors during tendering process, which in turn increases the possibility of bidding large scale projects.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of 1,500,000 Ordinary Shares at the assumed Offering Price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), and after deducting estimated underwriting fees and commissions and estimated offering expenses.

Each $0.25 increase (decrease) in the assumed Offering Price would increase (decrease) the net proceeds to us from this Offering by $339,375, assuming the number of Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting fees and commissions.

The primary purposes of this Offering are to create a public market for our Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital.

We estimate that we will receive net proceeds from this Offering of up to $6,628,946, based on the price to the public in this Offering of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus) and after deducting underwriting fees and commissions and estimated offering expenses, and assuming no exercise of the over-allotment option. We intend to use the net proceeds of this Offering as follows:

●	36%, or $2,386,420, to be used for expanding our workforce;

Along with the expansion in our business scale and operation, we consider that it is imperative to expand our workforce in order to enhance our project management capabilities. Expanding the workforce will also allow the Company to take on more projects as well as larger projects which in turn will generate greater revenue. We currently plan to hire additional project supervision staff, safety supervision staff, quantity surveyors, finance and administration staff and general workers to cope with the expected growth in our business.

●	20%, or $1,325,789, to be used for repayment of bank borrowings and finance leases;

As of March 31, 2024, we had (i) an outstanding bank borrowings balance of US$6,852,233, of which the bank borrowings of US$3,818,453 will be payable within one year; and (ii) finance lease liabilities of US$181,867, of which the finance lease of US$67,372 will be payable within one year. We believe that the repayment of our bank borrowings and finance lease liabilities would reduce the financial burden and interest expenses of our Group and would reduce our risk of insolvency if any unforeseen circumstances arise. Additionally, repayment of our bank borrowings and finance lease liabilities would also allow the Company to increase its cash flow and to take on additional opportunities.

We intend to repay the following components of our bank borrowings and finance lease as of June 30, 2024 that have not been repaid by the date of this prospectus:

No.	Priority of repayment	Item	Interest rate	Maturity Date	Amount Outstanding as of June 30, 2024	Repayment with proceeds	Uses
			%		USD
1	1	The Bank of East Asia Limited – Loan 1	5.97	January 20, 2025	110,769	110,769	Note 1 and 2
2	2	The Bank of East Asia Limited – Loan 2	3.625	March 25, 2032	123,370	123,370	Note 1 and 3
3	3	The Bank of East Asia Limited – Loan 3	3.625	December 16, 2032	120,010	120,010	Note 1 and 4
4	4	The Bank of East Asia Limited – Loan 4	3.625	November 26, 2031	453,240	453,240	Note 1 and 5
5	5	The Bank of East Asia Limited – Loan 5	3.625	May 25, 2033	384,615	384,615	Note 1 and 6
6	6	The Hongkong and Shanghai Banking Corporation Limited – Loan 1	3.625	February 15, 2033	381,598	133,785	Note 1 and 7

				Total	1,573,602	1,325,789

Notes:

1.	Subcontracting fees and cost of materials in the preliminary stage of projects (“project up-front costs”): We generally experience net cash outflows due to project up-front costs incurred at the preliminary stage of a project as usually there is a gap of several months when we first incurred the project up-front costs and the time when we first generate positive monthly cash flow in respect of the project. We are generally able to recover the costs incurred at the later stage of the project. We normally finance the project up-front costs with bank borrowings.
2.	Loan 1 was incurred within one year from the date of this prospectus. The borrowing proceeds of loan 1 were used to settle up-front costs of subcontracting of tile-laying, plastering and marble works of a private residential project in Tin Shui Wai, Hong Kong, with an initial contract sum of approximately HK$120 million. We will liaise with the bank for the repayment of the entire bank borrowing.
3.	The borrowing proceeds of loan 2 were used to settle up-front costs of purchase of materials, being Portland cement, river sand and aggregates, of an infrastructure project for the expansion of a public hospital in Hong Kong, with an initial contract sum of approximately HK$200 million. We will liaise with the bank for the repayment of the entire bank borrowing.
4.	The borrowing proceeds of loan 3 were used to settle up-front costs of subcontracting of plastering and floor-screeding works of a private residential project in Tin Shui Wai, Hong Kong, with an initial contract sum of approximately HK$120 million. We will liaise with the bank for the repayment of the entire bank borrowing.
5.	The borrowing proceeds of loan 4 were used to settle up-front costs of purchase of materials, being Portland cement, river sand and aggregates, of residential project in Mongkok in Hong Kong, with an initial contract sum of approximately HK$40 million. We will liaise with the bank for the repayment of the entire bank borrowing.
6.	The borrowing proceeds were used to settle up-front costs of purchase of materials, being Portland cement, river sand and aggregates, of a residential project in Tai Wai in Hong Kong, with an initial contract sum of approximately HK$120 million. We will liaise with the bank for the repayment of the entire bank borrowing.
7.	The borrowing proceeds were used to settle up-front costs of subcontracting of tile-laying, plastering and marble works of an infrastructure project for the expansion of a public hospital in Hong Kong, with an initial contract sum of approximately HK$200 million. Since the net proceeds are not sufficient to repay the entire loan, we intend to liaise with the bank to partially repay the loan by repaying US$133,785.

●	2%, or $132,579, to be used for acquiring additional equipment;

We generally deploy our self-owned equipment for the use of our subcontractors in carrying out their works in our projects. Taking into consideration the needs for equipment arising from our business strategy in undertaking additional and more sizeable wet trades works projects, we consider that it is crucial for our Group to further enhance our set of equipment in order to facilitate our subcontractors in carrying out their works in our projects. We intend to acquire additional forklifts, plaster spray machines and/or motor vehicles to (i) improve our overall work efficiency and technical capability; and (ii) enhance our flexibility to deploy our resources more efficiently.

●	2%, or $132,579, to be used for procuring an enterprise resources planning system; and

We intend to enhance our information technology capability and increase our efficiency in project implementation. In this regard, we plan to procure an enterprise resources planning system which can (i) facilitate the material ordering process; (ii) facilitate the purchase orders approval process; (iii) facilitate the processing of purchase orders; (iv) reduce errors and duplication of purchase orders; (v) facilitate the management of purchase orders; and (vi) enhance documentation and automates manual procedures.

●	The remaining 40%, or $2,651,579, to be used for general working capital.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending any use of proceeds described above, we plan to invest the net proceeds from this Offering in short-term, interest-bearing, debt instruments or demand deposits.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

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DIVIDEND POLICY

For the years ended March 31, 2024, 2023 and 2022, MS (HK) Engineering Limited declared dividend of HK$13,347,553 (approximately US$1,711,225), HK$20,000,000 (approximately US$2,564,103) and HK$10,000,000 (approximately US$1,282,051), respectively, to the then sole shareholder, Mr. Chi Ming Lam, which were used to offset the balance due from Mr. Chi Ming Lam. We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our British Virgin Islands subsidiary, MS (HK) Construction Engineering Limited, and our Hong Kong Operating Subsidiaries. There are no taxes on dividend income in Hong Kong and the British Virgin Islands.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024.

●	On an actual basis;

●	On a pro forma basis to give effect to the sale of up to 1,500,000 Ordinary Shares by us in this Offering at the Offering Price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), after deducting the estimated underwriting commissions and estimated Offering expenses, assuming no exercise of the underwriters’ over-allotment option; and.

●	On a pro forma basis to give effect to the sale of up to 1,500,000 Ordinary Shares by us in this Offering at the Offering Price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), after deducting the estimated underwriting commissions and estimated Offering expenses; assuming full exercise of the underwriters’ over-allotment option.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and the sections titled “Use of Proceeds” and “Description of Ordinary Shares.”

	As Reported	Pro Forma for the Offering (assuming no exercise of the over-allotment option)	Pro Forma for the Offering (assuming full exercise of the over-allotment option)
Ordinary shares, 100,000,000 shares authorized; USD0.0005 par value, 11,250,000 shares issued and outstanding, as of March 31, 2024, on an actual basis; 12,750,000 shares outstanding on a pro forma as adjusted basis (assuming no exercise of the over-allotment option); 12,975,000 shares outstanding on a pro forma as adjusted basis (assuming exercise of the over-allotment option)	$5,625	$6,375	$6,487
Subscription receivable	$(5,625)	$(5,625)	$(5,625)
Additional paid-in capital	$1,282	$7,174,892	$8,498,343
Retained earnings	$996,980	$996,980	$996,980
Total Equity	$998,262	$8,172,622	$9,496,185
Indebtedness: which includes banking borrowings and finance lease liabilities (included in the current and non-current liabilities)	$7,034,100	$7,034,100	$7,034,100
Total Capitalization	$8,032,362	$15,206,722	$16,530,285

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the Offering Price per Ordinary Share and the pro forma net tangible book value per Ordinary Shares after the Offering. Our net tangible book value as of March 31, 2024 was $293,694, or $0.03 per share. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our share stock outstanding before the Offering. Our pro forma net tangible book value per share set forth below represents our total tangible assets (as adjusted to account for the net proceeds of the Offering) less total liabilities, divided by the number of shares of our share stock outstanding after the Offering (using the assumed Offering Price of $6.50 per Ordinary Share).

Dilution results from the fact that the per Ordinary Share Offering Price is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. After giving effect to our issuance and sale of 1,500,000 Ordinary Shares in this Offering at the assumed Offering Price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), after deducting the estimated underwriting discounts and offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, the pro forma as adjusted net tangible book value would be $8,172,622, or $0.64 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.61 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $5.86 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

Offering
Offering Price per Ordinary Share, $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus)	$6.50
Net tangible book value per Ordinary Shares as of March 31, 2024	$0.03
Increase per Ordinary Shares attributable to this Offering	$0.61
Pro forma net tangible book value per Ordinary Share after the Offering	$0.64
Dilution per Ordinary Share to new investors	$5.86

A $1.00 increase (decrease) in the assumed Offering Price of $6.50 per share would increase (decrease) the pro forma net tangible book value by $1,357,500, the pro forma net tangible book value per share after this Offering by $0.11 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $0.89 per share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option.

The following table sets forth, as of March 31, 2024, the total number of Ordinary Shares previously issued and sold to existing shareholders, the total consideration paid for the foregoing and the average price per Ordinary Share paid, or to be paid, by existing shareholders and by the new investors. The calculation below is based on the initial public offering price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus), before deducting estimated underwriter commissions and offering expenses, in each case payable by us, and assumes no exercise of the over-allotment option.

Assuming Mr. Chi Ming Lam did not dispose 500,000 Ordinary Shares pursuant to the Resale Prospectus

	Shares purchased		Total consideration		Average price
	Amount	Percent (%)	Amount	Percent (%)	Per Share ($)
Existing shareholders	11,250,000	88.20%	1,282	0.0131%	0.0001
New investors	1,500,000	11.80%	9,750,000	99.9869%	6.50
Total	12,750,000	100.0%	9,751,282	100.0%	0.76

Assuming Mr. Chi Ming Lam disposed 500,000 Ordinary Shares pursuant to the Resale Prospectus

	Shares purchased		Total consideration		Average price
	Amount	Percent (%)	Amount	Percent (%)	Per Share ($)
Existing shareholders	10,750,000	84.31%	1,225	0.0094%	0.0001
New investors	2,000,000	15.69%	13,000,000	99.9906%	6.50
Total	12,750,000	100.0%	13,001,225	100.0%	1.02

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information, which are included elsewhere in this prospectus. This discussion contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business”, “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on August 2, 2022, as a holding company of our business, which is primarily operated through our indirectly wholly-owned Hong Kong Operating Subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited (the “Operating Subsidiaries”). Ming Shing Group Holdings Limited (the “Company”) is not a Hong Kong operating company but a Cayman Islands holding company with operations conducted by our Operating Subsidiaries in Hong Kong. We mainly engage in wet trades works, such as plastering works, tile laying works, brick laying works, floor screeding works, and marble works. To a much lesser extent, we also provide small-scale fitting out services, such as renovation works to our customers.

MS (HK) Engineering Limited and MS Engineering Co., Limited were founded in 2012 and 2019, respectively. In our operating history of approximately ten years, we have focused on providing wet trades works services in the role of subcontractor, and built up our expertise and track record in wet trades work. We have focused on the role of project management and supervision in carrying out our projects, and we have engaged subcontractors to perform substantial parts of the site works under our supervision. Typically, our major responsibilities in a project include (i) arranging site preparatory and preliminary works; (ii) engaging and supervising our subcontractors; (iii) monitoring the implementation of site works; (iv) conducting site safety supervision and quality control; and (v) developing a detailed work schedule and work allocation plan.

We, through our Operating Subsidiaries, are mainly engaged in private sector projects in Hong Kong. Thus far, our private sector projects have mainly involved private residential developments and commercial developments. The project owners of our private sector projects have generally been property developers, and our customers have generally been main contractors and wet trades works subcontractors engaged under such projects. To a lesser extent thus far, we have also been engaged in public sector projects in Hong Kong. Our public sector projects have mainly involved public residential developments as well as infrastructure and public facilities developments. The customers of our public sector projects have generally been main contractors engaged by Government departments and statutory bodies.

As of the date of this prospectus, MS (HK) Engineering Limited is a registered specialist trade contractor in the designated trade category of plastering (Group 2) under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. MS Engineering Co., Limited mainly specializes in providing wet trades works service such as plastering works, tile laying works and marble works in the role of subcontractor in private residential developments. Since MS Engineering Co., Limited focuses on the private sector projects, MS Engineering Co., Limited is not required to be and is not registered under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

For the years ended March 31, 2024, 2023 and 2022, total revenue was US$27,572,692, US$21,868,220 and US$14,383,980, respectively. For the year ended March 31, 2024, our gross profit and net income were US$5,093,079 and US$2,326,597, respectively, as compared to our gross profit and net income were US$3,494,548 and US$2,787,236, respectively, for the year ended March 31, 2023 and our gross profit and net income were US$2,628,869 and US$1,803,509, respectively, for the year ended March 31, 2022.

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A reorganization of the Company (the “Reorganization”) was completed on December 5, 2022. On August 2, 2022, the Company was incorporated in the Cayman Islands and issued 1 ordinary share at par value of US$1 to Ogier Global Subscriber (Cayman) Limited. On August 17 2022, Ogier Global Subscriber (Cayman) Limited transferred 1 ordinary share to Mr. Chi Ming Lam and on the same day, the Company issued 49,999 ordinary shares at par value of US$1 to Mr. Chi Ming Lam. On August 17, 2022, MS (HK) Construction Engineering Limited (“MSC”) was incorporated in the British Virgin Islands as a wholly owned subsidiary of the Company. On November 25, 2022, MSC entered into share exchange agreements with the Company and Mr. Chi Ming Lam. Pursuant to the share exchange agreements, the Company issued 11,249 ordinary shares at par value of US$1 to Mr. Chi Ming Lam in exchange of 100% ownership of MS (HK) Engineering Limited and MS Engineering Co., Limited via MSC. Upon completion of the above share exchange, MS (HK) Engineering Limited and MS Engineering Co., Limited became direct wholly-owned subsidiaries of MSC. On November 25, 2022, Mr. Chi Ming Lam proposed to surrender 49,999 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on the same day. On December 5, 2022, Mr. Chi Ming Lam, the then sole shareholder of our Company resolved and approved a subdivision of each of the issued and unissued shares with a par value of USD1 each into 2,000 shares with a par value of USD0.0005 each as part of the Company’s reorganization (the “Share Subdivision”). Subsequent to the Share Subdivision, the authorized share capital of the Company shall become USD50,000 divided into 100,000,000 ordinary shares with a par value of USD0.0005 each, of which 22,500,000 Ordinary Shares were held by Mr. Chi Ming Lam. Mr. Chi Ming Lam proposed to surrender 6,450,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on December 5, 2022. Mr. Chi Ming Lam proposed to surrender 2,925,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 2, 2023. Mr. Chi Ming Lam proposed to surrender 375,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 12, 2023. Mr. Chi Ming Lam proposed to surrender 1,500,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 15, 2023. Subsequently, Mr. Chi Ming Lam holds 11,250,000 Ordinary Shares of the Company with a par value of USD0.0005.

During the years presented in these financial statements, the control of the entities has never changed (always under the control of Chi Ming Lam). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for years ended March 31, 2022 and 2021, except for MS Engineering Co., Limited which was under common control starting from October 20, 2021. The results of the subsidiaries are included in the financial statements for both periods and MS Engineering Co., Limited starting from October 20, 2021.

Our principal growth strategies are to further strengthen our market position, increase our market share, and capture the growth in the Hong Kong wet trades works industry. We intend to achieve our business objectives by expanding our scale of operation through our intended effort in actively seeking opportunities in undertaking additional wet trades works projects, from both our existing and potential new customers, on top of our present scale of operation and our current projects on hand. To achieve these goals, we plan to implement the following strategies:

Enhance competitiveness and expanding our market share

We believe that we should focus on deploying our resources towards competing for additional and more sizeable wet trades works projects in Hong Kong. However, the number of projects that can be executed by us concurrently at any given time is constrained by our then available resources, including availability of our manpower and working capital. We plan to enhance our competitiveness by strengthening our manpower and working capital in order to capture the potential opportunities in the growing wet trades works market.

Acquiring additional equipment

We generally deploy equipment owned by us for use by our subcontractors in our projects. We believe that it is crucial for us to enhance our set of equipment in order to best equip our employees and our subcontractors enabling them to carry out their work. We believe that a larger set of equipment will allow us to (i) improve our overall work efficiency and technical capability; and (ii) enhance our flexibility to deploy our resources more efficiently.

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Enhancing our brand

We secured our new business through direct invitations for tenders by customers. We believe that we can broaden our customer base and attract more invitations from potential customers by increasing our marketing efforts to promote our brand and market presence in the wet trades works industry in Hong Kong.

Our planned marketing efforts include (i) setting up dedicated web pages for advertising our services; (ii) placing advertisements in industry publications; (iii) sponsoring business events and charity functions organized by property developers and construction contractors; (iv) sending promotional booklets and other promotional materials for advertising our services; and (v) approaching potential customers more actively to secure new business opportunities for our wet trades works services.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Non-recurrent nature of our projects

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. For the fiscal years ended March 31, 2024, 2023 and 2022, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. In the event that we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Performance and availability of our subcontractors

We focus on the role of project management and supervision in carrying out our projects and we generally engage subcontractors to perform part of the site works under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on their quality of services, qualifications, skills and technique, prevailing market price, delivery time, availability of resources in accommodating our requests, and reputation. There is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate, or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance, and reputation. In addition, there is no assurance that we will always be able to secure services from suitable subcontractors when required, or be able to negotiate favorable fees and terms of service with subcontractors. In such events, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

Estimation of project costs

When determining our tender price, our management would estimate the time and costs involved in a project taking into account (i) the scope of works; (ii) the price trend for the types of subcontracting services as well as materials required; (iii) the complexity and the location of the project; (iv) the estimated number and types of equipment required; (v) the completion time requested by customers; and (vi) the availability of our labor and financial resources.

There is no assurance that the actual amount of time and costs incurred during the performance of our projects would not exceed our estimation. The actual amount of time and costs incurred in completing a project may be adversely affected by many factors, including unforeseen site conditions, adverse weather conditions, accidents, non-performance by our subcontractors, unexpected significant increase in costs of materials agreed to be borne by us, unexpected increase in the amount of rectification works requested by our customers and other unforeseen problems and circumstances. Any material inaccurate estimation in the time and costs involved in a project may give rise to delays in completion of works and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity. We typically bear the risk of delays and cost overruns in our projects and we are generally unable to pass these costs to our customers.

We are exposed to risks of general economic downturn and deteriorating market conditions, such as Sino-U.S. trade conflicts

As our business and operations are based in Hong Kong, our business growth is primarily dependent upon the economy and market condition in Hong Kong and the PRC. The market conditions are directly affected by, among other things, the global and local political and economic environments, such as uncertainties about the Sino-U.S. trade conflicts. Any sudden downturn in the general economic environment or change to political environment in Hong Kong and the PRC beyond our control may adversely affect the financial market sentiment in general. Severe fluctuations in market and economic sentiments may also lead to a prolonged period of slowdowns in the real estate and construction industries. As such, our revenue and profitability may fluctuate and we cannot assure you that we will be able to maintain our historical financial performance in times of difficult or unstable economic conditions.

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Basis of Presentation

Our consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the regulations of SEC. They include the financial statements of our Company and our subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

Please also refer to the crucial accounting policies, judgments and estimates adopted by our Company discussed in Note 2 to the consolidated financial statements.

Critical Accounting Policies and Estimates

The discussion of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis using the vest information available. Actual results may differ from these estimates under different assumptions or conditions, and the impact of such differences may be material to our consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are the most important in the portrayal of our financial condition and results of operations. The notes to the consolidated financial statements also include disclosure of significant accounting policies. The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. These critical accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed further below.

Revenue Recognition

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company adopted output method using construction works delivered as this method best represents the measure of progress against the performance obligations incorporated within the contractual agreements.

However, the nature of the Company’s contracts gives rise to several types of variable consideration from the changes in job performance, job conditions and estimated profitability, including those changes arising from unpriced change orders and claims, liquidated damages and penalties and final contract settlements.

Change orders may include changes in specifications or designs, manner of performance, facilities, equipment, materials, sites and period of completion of the work. Either we or our customers may initiate change orders. We consider unapproved change orders to be contract variations for which we have initiated a change of scope which we believe we are contractually entitled to a certain price, but where a price change associated with such change of scope has not yet been agreed upon with our customer. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration using the expected value (i.e., the sum of a probability-weighted amount) or the most likely amount method, whichever is expected to better predict the amount. Change orders that are unapproved as to both price and scope are evaluated as claims. We consider claims to be amounts in excess of agreed contract prices that we seek to collect from our customers or others for customer-caused delays, errors in specifications and designs, contract terminations, change orders that are either in dispute or are unapproved as to both scope and price, or other causes of unanticipated additional contract costs. The Company mainly considers the change orders as the contract modification. And the Company accounted for the contract modification as if it were a part of the existing contract as the remaining services are not distinct and, therefore, form part of a single performance obligation that is partially satisfied at the date of the contract modification.

Upon completion and final acceptance of the services that we were contracted to perform, we receive our final payment upon completion of the necessary contract closing documents. The accuracy of our revenue recognition in a given period depends on the accuracy of our estimates of the revenues and costs to finish uncompleted contracts. The management reviews and revises the estimates of both contract revenue and costs for the construction services as the contract progresses, because of the nature of the activity undertaken in construction contracts, the date at which the contract activity is entered into and the date when the activity is completed usually fall into different accounting period and actual cost or revenue may be higher or lower than estimated at the end of the reporting period, which could affect the revenue and profit recognized in future years as an adjustment to the amounts recorded to date. The Group reviews and revises the estimates of contract revenue, contract costs and change orders prepared for each construction contract as the contract progresses regularly.

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Provision of expected credit loss allowance for accounts receivable and contract assets

The allowance for credit losses consists of the allowance for credit losses and the allowance for losses on unfunded commitments. The Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable and contract assets. The approach requires an estimate of the credit losses expected over the life of an exposure (or pool of exposures). It removes the incurred loss approach’s threshold that delayed the recognition of a credit loss until it was ‘‘probable” that a loss event was ‘‘incurred.’’ The estimate of expected credit losses under the approach is based on relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. Historical loss experience is generally the starting point for estimating expected credit losses, then considers whether the historical loss experience should be adjusted for asset-specific risk characteristics or current conditions at the reporting date that did not exist over the period from which historical experience was used. Finally, the Group considers forecasts about future economic conditions that are reasonable and supportable.

The Group considers the accounting policy relating to the allowance for credit losses to be a critical accounting estimate given the uncertainty in evaluating the level of the allowance required to cover the Group’s estimate of all expected credit losses over the expected contractual life of our accounts receivable and contract assets. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the then-existing accounts receivable and contract assets, in light of the factors then prevailing, may result in significant changes in the allowance for credit losses in those future periods. The impact of utilizing the approach to calculate the reserve for credit losses will be significantly influenced by the composition, characteristics and quality of our accounts receivable and contract assets, as well as the prevailing economic conditions and forecasts utilized. Material changes to these and other relevant factors may result in greater volatility to the reserve for credit losses, and therefore, greater volatility to our reported earnings.

The Group adopted the probability of default and loss given default methods for estimating expected credit losses because it can reflect the Group’s expectation of the recoverability of accounts receivable and contract assets at each of the reporting period. The management makes reference to (i) the research by Moody’s and data of Bloomberg for average cumulative default probability rate of the debtors, and (ii) 2024 Annual default study, Moody’s for the weighted average default rates. In addition, the rates have been adjusted for forward-looking factors by taking into account any observable change in future economic conditions, events and environment. The management assumes historical loss pattern does not vary significantly across the customer groups and there is no expectation of such changes over the expected collection period of the receivables outstanding at the period end.

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Summary of Results of Operations

Comparison of Years Ended March 31, 2024 and 2023

The following table sets forth key components of our results of operations for the years ended March 31, 2024 and 2023. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	US$	US$	US$
Revenue	27,572,692	21,868,220	5,704,472	26.1%
Cost of revenue	(22,479,613)	(18,373,672)	4,105,941	22.3%
Gross profit	5,093,079	3,494,548	1,598,531	45.7%

Operating expenses
General and administrative expenses	(1,846,753)	(855,597)	991,156	115.8%
Total operating expenses	(1,846,753)	(855,597)	991,156	115.8%

Income from operations	3,246,326	2,638,951	607,375	23.0%
Other income (expense)
Interest expense, net	(286,090)	(179,986)	106,104	59%
Other income	15,297	797,160	(781,863)	(98.1)%
Total other (expense) income, net	(270,793)	617,174	(887,967)	(143.9)%

Income before tax expense	2,975,533	3,256,125	(280,592)	(8.6)%
Income tax expense	(648,936)	(468,889)	180,047	38.4%
Net income and total comprehensive income	2,326,597	2,787,236	(460,639)	(16.5)%

Revenue

Our revenue was US$27,572,692 for the year ended March 31, 2024 as compared to US$21,868,220 for the year ended March 31, 2023, representing an increase of US$5,704,472, or 26.1%. The increase in our revenue was mainly driven by the number of our projects contributed revenue increased from 20 for the year ended March 31, 2023 to 23 for the year ended March 31, 2024.

We secured our new business through direct invitations for tenders from customers and we receive, from time to time, invitations to submit tenders from construction contractors. For the fiscal years ended March 31, 2024 and 2023, we submitted 17 and 33 tenders to our potential customers respectively, and our tender success rate was approximately 21.4% and 21.2% for the respective year. We believe that our proven track record of quality works, our expertise in wet trades operations and our ability to deliver work on time are the crucial factors that enable us to gain our customers’ trust and give us a competitive edge when tendering for projects. Our stable tender success rate demonstrates our competitiveness in the Hong Kong wet trades works industry and the satisfaction of our customers with our services.

The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2024 and 2023, respectively:

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	US$	US$	US$
Revenue
Public	11,488,228	6,307,454	5,180,774	82.1%
Private	16,084,464	15,560,766	523,698	3.4%
Total revenue	27,572,692	21,868,220	5,704,472	26.1%

Our revenue from public sector projects was US$11,488,228 for the year ended March 31, 2024 as compared to US$6,307,454 for the year ended March 31, 2023, representing an increase of approximately US$5,180,774, or approximately 82.1%. The increase in revenue from our public sector projects was mainly attributable to the increase in the amount of works performed by our Group in three ongoing sizable public sector projects during the year ended March 31, 2024. The revenue generated from such projects was approximately US$11,060,690 for the year ended March 31, 2024 as compared to US$5,810,379 for the year ended March 31, 2023. The increase in revenue from public sector projects was mainly attributable to the number of our public sector projects increased from 3 for the year ended March 31, 2023 to 7 for the year ended March 31, 2024.

Our revenue from private sector projects was US$16,084,464 for the year ended March 31, 2024 as compared to US$15,560,766 for the year ended March 31, 2023, representing an increase of approximately US$523,698, or approximately 3.4%. The increase in revenue from private sector projects was mainly attributable to the number of our private sector projects increased from 14 for the year ended March 31, 2023 to 16 for the year ended March 31, 2024.

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Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended March 31, 2024 and 2023:

	For the years ended March 31,		Changes
	2024	2023	Amount	%
	US$	US$
Cost of revenue
Subcontracting costs	19,432,078	14,004,217	5,427,861	38.8%
Material costs	1,463,208	2,758,803	(1,295,595)	(47.0)%
Direct labor costs	1,164,626	1,124,112	40,514	3.6%
Overhead costs	419,701	486,540	(66,839)	(13.7)%
Total cost of revenue	22,479,613	18,373,672	4,105,941	22.3%

Our cost of revenue, primarily consist of subcontracting costs, materials costs, direct labor costs and overhead costs such as depreciation of equipment that are directly attributable to services provided. We incurred cost of revenue of US$22,479,613 for the year ended March 31, 2024, as compared to US$18,373,672 for the year ended March 31, 2023, representing an increase of approximately US$4,105,941, or approximately 22.3%. The increase was generally in line with the increase in revenue while the decrease in material costs for the year ended March 31, 2024 was mainly attributable to certain projects that required the Group to purchase more materials during the year ended March 31, 2023.

Gross profit and gross profit margin

Our total gross profit was US$5,093,079 for the year ended March 31, 2024, as compared to US$3,494,548 for the year ended March 31, 2023, an increase of US$1,598,531, or 45.7%. The increase in total gross profit was mainly attributable to the increase in revenue for the year ended March 31, 2024, as compared to the year ended March 31, 2023 as discussed above. Our total gross profit margin remained relatively stable at 18.5% for the year ended March 31, 2024 and 16.0% for the year ended March 31, 2023.

Our gross profit and gross profit margin by project sector is summarized as follows:

	For the years ended March 31,				Changes
	2024		2023		Amount		%

Public sector projects
Gross profit	US$	956,115	US$	2,357,065	US$	(1,400,950)	(59.4)%
Gross profit margin		8.0%		37.4%		(29.4)%

Private sector projects
Gross profit	US$	4,136,964	US$	1,137,483	US$	2,999,481	263.7%
Gross profit margin		25.7%		7.3%		18.4%

Total
Gross profit	US$	5,093,079	US$	3,494,548	US$	1,598,531	45.7%
Gross profit margin		18.5%		16.0%		2.5%

Our gross profit from public sector projects was US$956,115 for the year ended March 31, 2024, as compared to US$2,357,065 for the year ended March 31, 2023, a decrease of US$1,400,950, or -59.4%. The decrease in gross profit was mainly attributable to the decrease in gross profit margin from public sector projects despite the increase in revenue from public sector projects. Our gross profit margin from public sector projects decreased from 37.4% for the year ended March 31, 2023 to 8.0% for the year ended March 31, 2024. The decrease in gross profit and gross profit margin from public sector projects was mainly because we incurred higher costs for one of our sizable public sector projects when performing rectification and related works as requested by the customers for this project during the year ended March 31, 2024.

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Our gross profit from private sector projects was US$4,136,964 for the year ended March 31, 2024, as compared to US$1,137,483 for the year ended March 31, 2023, an increase of US$2,999,481, or 263.7%. The increase in gross profit was mainly attributable to the increase in gross profit margin from private sector projects. Our gross profit margin from private sector projects increased from 7.3% for the year ended March 31, 2023 to 25.7% for the year ended March 31, 2024, which was mainly due to one of our sizable private sector projects that commenced in November 2022 recorded higher gross profit by full year impact. Such project was with tight schedule and incurred certain additional works, and we had set a higher pricing and recorded a relatively higher profit margin for the year ended March 31, 2024.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies and maintenance expenses, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses. We incurred general and administrative expenses of US$1,846,753 for the year ended March 31, 2024, as compared to US$855,597 for the year ended March 31, 2023, an increase of US$991,156, or 115.8%. The increase was mainly due to the increase in our staff costs, professional and legal expenses, debt collection fee and site administrative expenses.

Other income (expense)

Other income (expense) mainly included interest expense and other income.

We incurred interest expense of US$286,090 for the year ended March 31, 2024, as compared to US$179,986 for the year ended March 31, 2023, an increase of US$106,104, or 59.0%. The increase was mainly due to the increase in our bank borrowings during the year ended March 31, 2024.

Other income mainly represents the government grants received by the Group and other miscellaneous income. We received government grants of nil for the year ended March 31, 2024, as compared to US$772,505 for the year ended March 31, 2023. The government grants for the year ended March 31, 2023 mainly included the Employment Support Scheme under Anti-Epidemic Fund, which represented the wage subsidy granted to our Group for the use of paying wages and Mandatory Provident Fund of regular employees from May 2022 to July 2022. These government grants were designed to be relief measures in response to the COVID-19 pandemic and are non-recurring in nature.

Income tax expense

Our company, Ming Shing Group Holdings Limited, was incorporated in the Cayman Islands. Our wholly owned subsidiary, MS (HK) Construction Engineering Limited, was incorporated in the British Virgin Islands. Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Our two indirectly wholly-owned subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, are subject to income tax within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (US$256,410), and 16.5% on any part of assessable profits over HK$2,000,000 (US$256,410). For the years ended March 31, 2024 and 2023, our Group had assessable profits in Hong Kong and a provision for paying the Hong Kong profits tax has been made accordingly.

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We incurred income tax expenses of US$648,936 for the year ended March 31, 2024, as compared to US$468,889 for the year ended March 31, 2023, an increase of US$180,047, or 38.4%, mainly due to the combined effects of the decrease in non-taxable income and the increase in non-deductible expenditure.. Our effective tax rate was approximately 21.8% for the year ended March 31, 2024 and approximately 14.4% for the year ended March 31, 2023. The relatively lower effective tax rate for the year ended March 31, 2023 was due to the non-taxable government grants received by our Group during the year ended March 31, 2023.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of US$2,326,597 for the year ended March 31, 2024, as compared to US$2,787,236 for the year ended March 31, 2023, a decrease of US$460,639, or -16.5%. Such decrease was mainly attributable to (i) the increase in gross profit and gross profit margin as discussed above; (ii) the recognition of total other expense, net during the year ended March 31, 2024, as compared to total other income, net during the year ended March 31, 2023, due to the decrease in government grants received by the Group; and (iii) the increase in professional and legal expenses (included in general and administrative expenses) which represented audit fee and indirect listing expenses during the year ended March 31, 2024.

Comparison of Years Ended March 31, 2023 and 2022

The following table sets forth key components of our results of operations for the years ended March 31, 2023 and 2022. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Changes
	2023	2022	Amount	%
	US$	US$	US$
Revenue	21,868,220	14,383,980	7,484,240	52.0%
Cost of revenue	(18,373,672)	(11,755,111)	6,618,561	56.3%
Gross profit	3,494,548	2,628,869	865,679	32.9%

Operating expenses
General and administrative expenses	(855,597)	(512,650)	342,947	66.9%
Total operating expenses	(855,597)	(512,650)	342,947	66.9%

Income from operations	2,638,951	2,116,219	522,732	24.7%
Other income (expense)
Interest expense, net	(179,986)	(74,574)	105,412	141.4%
Other income	797,160	78,960	718,200	909.6%
Total other income, net	617,174	4,386	612,788	13,971.5%

Income before tax expense	3,256,125	2,120,605	1,135,520	53.5%
Income tax expense	(468,889)	(317,096)	151,793	47.9%
Net income and total comprehensive income	2,787,236	1,803,509	983,727	54.5%

Revenue

Our revenue was US$21,868,220 for the year ended March 31, 2023 as compared to US$14,383,980 for the year ended March 31, 2022, representing an increase of approximately US$7,484,240, or approximately 52.0%. The increase in our revenue was mainly driven by the number of our projects contributed revenue increased from 16 for the year ended March 31, 2022 to 20 for the year ended March 31, 2023, of which the number of our projects contributed revenue of over US$1,000,000 during the year increased from 3 for the year ended March 31, 2022 to 8 for the year ended March 31, 2023.

We secured our new business through direct invitations for tenders from customers and we receive, from time to time, invitations to submit tenders from construction contractors. For the fiscal years ended March 31, 2023 and 2022, we submitted 33 and 39 tenders to our potential customers respectively, and our tender success rate was approximately 21.2% and 20.5% for the respective year. We believe that our proven track record of quality works, our expertise in wet trades operations and our ability to deliver work on time are the crucial factors that enable us to gain our customers’ trust and give us a competitive edge when tendering for projects. Our stable tender success rate demonstrates our competitiveness in the Hong Kong wet trades works industry and the satisfaction of our customers with our services.

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The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2023 and 2022, respectively:

	For the years ended March 31,		Changes
	2023	2022	Amount	%
	US$	US$	US$
Revenue
Public	6,307,454	2,029,667	4,277,787	210.8%
Private	15,560,766	12,354,313	3,206,453	26.0%
Total revenue	21,868,220	14,383,980	7,484,240	52.0%

Our revenue from public sector projects was US$6,307,454 for the year ended March 31, 2023 as compared to US$2,029,667 for the year ended March 31, 2022, representing an increase of approximately US$4,277,787, or approximately 210.8%. The increase in revenue from our public sector projects was mainly attributable to the increase in the amount of works performed by our Group in two ongoing sizable public sector projects that commenced in September 2022. The revenue generated from such two projects were approximately US$5,708,292 for the year ended March 31, 2023 as compared to US$ nil for the year ended March 31, 2022.

Our revenue from private sector projects was US$15,560,766 for the year ended March 31, 2023 as compared to US$12,354,313 for the year ended March 31, 2022, representing an increase of approximately US$3,206,453, or approximately 26.0%. The increase in revenue from private sector projects was mainly attributable to the number of our private sector projects increased from 12 for the year ended March 31, 2022 to 14 for the year ended March 31, 2023.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended March 31, 2023 and 2022:

	For the years ended March 31,		Changes
	2023	2022	Amount	%
	US$	US$
Cost of revenue
Subcontracting costs	14,004,217	9,772,994	4,231,223	43.3%
Material costs	2,758,803	1,043,647	1,715,156	164.3%
Direct labor costs	1,124,112	743,361	380,751	51.2%
Overhead costs	486,540	195,109	291,431	149.4%
Total cost of revenue	18,373,672	11,755,111	6,618,561	56.3%

Our cost of revenue, primarily consist of subcontracting costs, materials costs, direct labor costs and overhead costs such as depreciation of equipment that are directly attributable to services provided. We incurred cost of revenue of US$18,373,672 for the year ended March 31, 2023, as compared to US$11,755,111 for the year ended March 31, 2022, representing an increase of approximately US$6,618,561, or approximately 56.3%. The increase was generally in line with the increase in revenue while the increase in material costs for the year ended March 31, 2023 was mainly attributable to the increase in the number and size of projects that required the Group to purchase more materials during the year ended March 31, 2023.

Gross profit and gross profit margin

Our total gross profit was US$3,494,548 for the year ended March 31, 2023, as compared to US$2,628,869 for the year ended March 31, 2022, an increase of US$865,679, or 32.9%. The increase in total gross profit was mainly attributable to the increase in revenue for the year ended March 31, 2023, as compared to the year ended March 31, 2022 as discussed above. Our total gross profit margin remained relatively stable at 16.0% for the year ended March 31, 2023 and 18.3% for the year ended March 31, 2022.

Our gross profit and gross profit margin by project sector is summarized as follows:

	For the years ended March 31,				Changes
	2023		2022		Amount		%

Public sector projects
Gross profit	US$	2,357,065	US$	348,218	US$	2,008,847	576.9%
Gross profit margin		37.4%		17.2%		20.2%

Private sector projects
Gross profit	US$	1,137,483	US$	2,280,651	US$	(1,143,168)	(50.1)%
Gross profit margin		7.3%		18.5%		(11.2)%

Total
Gross profit	US$	3,494,548	US$	2,628,869	US$	865,679	32.9%
Gross profit margin		16.0%		18.3%		(2.33)%

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Our gross profit from public sector projects was US$2,357,065 for the year ended March 31, 2023, as compared to US$348,218 for the year ended March 31, 2022, an increase of US$2,008,847, or 576.9%. The increase in gross profit was mainly attributable to the increase in revenue from public sector projects as discussed above. Our gross profit margin from public sector projects increased from 17.2% for the year ended March 31, 2022 to 37.4% for the year ended March 31, 2023, which was mainly due to two of our sizable public sector projects that commenced in September 2022 were with higher gross profit margin. Such projects were technically less complex than originally expected which resulted in lower costs incurred when performing the relevant wet trades works and we were able to record a higher profit margin from such projects.

Our gross profit from private sector projects was US$1,137,483 for the year ended March 31, 2023, as compared to US$2,280,651 for the year ended March 31, 2022, a decrease of US$1,143,168, or -50.1%. The decrease in gross profit was mainly attributable to the decrease in gross profit margin from private sector projects despite the increase in revenue from private sector projects. Our gross profit margin from private sector projects decreased from 18.5% for the year ended March 31, 2022 to 7.3% for the year ended March 31, 2023, which was mainly due to the relatively lower gross profit margin from certain private sector projects as a result delay in project schedule which resulted in higher cost incurred than expected and recorded a lower profit margin.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies and maintenance expenses, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses. We incurred general and administrative expenses of US$855,597 for the year ended March 31, 2023, as compared to US$512,650 for the year ended March 31, 2022, an increase of US$342,947, or 66.9%. The increase was mainly due to the increase in our staff costs and other expenses such as motor vehicle expenses and provision of expected credit loss allowance on accounts receivable and contract assets.

Other income (expense)

Other income (expense) mainly included interest expense and other income.

We incurred interest expense of US$179,986 for the year ended March 31, 2023, as compared to US$74,574 for the year ended March 31, 2022, an increase of US$105,412, or 141.4%. The increase was mainly due to the increase in our bank borrowings during the year ended March 31, 2023.

Other income mainly represents the government grants received by the Group and other miscellaneous income. We received government grants of US$772,505 for the year ended March 31, 2023, as compared to US$73,251 for the year ended March 31, 2022, an increase of US$699,254, or 954.6%. The government grants for the year ended March 31, 2023 mainly included the Employment Support Scheme under Anti-Epidemic Fund, which represented the wage subsidy granted to our Group for the use of paying wages and Mandatory Provident Fund of regular employees from May 2022 to July 2022. These government grants were designed to be relief measures in response to the COVID-19 pandemic and are non-recurring in nature. The government grants we received for the year ended March 31, 2022 mainly included the Intermediate Tradesman Collaborative Training Scheme received from Construction Industry Council, which represented the subsidy granted to our Group for the use of training up new entrants to the construction industry.

Income tax expense

Our company, Ming Shing Group Holdings Limited, was incorporated in the Cayman Islands. Our wholly owned subsidiary, MS (HK) Construction Engineering Limited, was incorporated in the British Virgin Islands. Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Our two indirectly wholly-owned subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, are subject to income tax within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (US$256,410), and 16.5% on any part of assessable profits over HK$2,000,000 (US$256,410). For the years ended March 31, 2023 and 2022, our Group had assessable profits in Hong Kong and a provision for paying the Hong Kong profits tax has been made accordingly.

We incurred income tax expenses of US$468,889 for the year ended March 31, 2023, as compared to US$317,096 for the year ended March 31, 2022, an increase of US$151,793, or 47.9%, mainly due to the increase in profit before taxation as a result of the increase in revenue and gross profit as discussed above. Our effective tax rate was approximately 14.4% for the year ended March 31, 2023 and approximately 15.0% for the year ended March 31, 2022. The relatively lower effective tax rate for the year ended March 31, 2023 was due to the non-taxable government grants received by our Group during the year ended March 31, 2023.

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Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of US$2,787,236 for the year ended March 31, 2023, as compared to US$1,803,509 for the year ended March 31, 2022, an increase of US$983,727, or 54.5%. Such increase was mainly attributable to the net effect of (i) the increase in revenue and gross profit as discussed above; (ii) the increase in other income due to the increase in government grants received by the Group; and (iii) the increase in general and administrative expenses.

Acquisition of MS Engineering Co., Limited

MS Engineering Co., Limited (“MSE”) was incorporated on March 27, 2019 in Hong Kong as a limited liability company by an independent third party, its principal activities were provision of wet trades works. On October 20, 2021, Mr. Chi Ming Lam purchased all the shares and became the sole shareholder of MSE. The results of MS (HK) Engineering Limited were included in the financial statements for both periods and results of MSE were included commencing from October 20, 2021.

As part of the corporate reorganization which took place for the purposes of the initial public offering, Mr. Chi Ming Lam, MS (HK) Construction Engineering Limited and our Company entered into a reorganization agreement dated November 25, 2022, pursuant to which MS (HK) Construction Engineering Limited acquired 1 ordinary share of MS (HK) Engineering Limited from Mr. Chi Ming Lam and acquired 10,000 ordinary shares of MSE from Mr. Chi Ming Lam. In consideration for these acquisitions, our Company allotted and issued 11,249 Ordinary Shares of US$1 each, credited as fully paid, to Mr. Chi Ming Lam.

As of March 31, 2022, the Company had net operating loss carry forward of USD678,335, from MSE, which were operating at losses prior to the year ended March 31, 2022, and prior to the date of acquisition, October 20, 2021. During the period from October 20, 2021 to March 31, 2022, MSE generated revenue of USD1,215,686, and recorded a net loss of USD24,752. For the year ended March 31, 2023, MSE generated revenue of USD763,522, and recorded a net loss of USD195,484. The impact of the acquisition of the subsidiary is considered not material to our results of operations.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our consolidated balance sheets as of March 31, 2024 and 2023. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31,
	2024	2023

	US$	US$
Assets
Current assets
Cash and cash equivalents	1,080,514	323,958
Accounts receivable, net	1,643,568	3,323,520
Contract assets	6,098,497	3,150,729
Due from a related party	-	78,355
Deposits, prepayments and other current assets	20,925	38,780

	8,843,504	6,915,342
Non-current assets
Property and equipment, net	1,223,100	11,923
Right-of-use assets - finance lease	216,065	343,182
Life insurance policy, cash surrender value	160,891	155,751
Contract assets	740,600	70,819
Deferred costs	704,568	783,221
Deferred tax assets	150	2,256
	3,045,374	1,367,152

Total assets	11,888,878	8,282,494

Current liabilities
Accounts payable	3,166,177	1,884,046
Bank borrowings	3,818,453	3,823,633
Finance lease liabilities	67,372	84,959
Accrued expenses and other current liabilities	136,791	83,351
Income tax payable	552,670	305,590
	7,741,463	6,181,579
Non-current liabilities
Bank borrowings	3,033,780	1,498,485
Finance lease liabilities	114,495	216,373
Deferred tax liabilities	878	3,167
	3,149,153	1,718,025

Total liabilities	10,890,616	7,899,604

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Cash and cash equivalents

Our cash and cash equivalents increased from US$323,958 as of March 31, 2023 to US$1,080,514 as of March 31, 2024. The increase mainly resulted from our business operations as well as the repayments and proceeds from bank borrowings.

Accounts receivable, net

Our accounts receivable, net decreased from US$3,323,520 as of March 31, 2023 to US$1,643,568 as of March 31, 2024, which was mainly due to the different credit periods granted by us to different customers and the fluctuation of the amounts we received from different customers as of the respective reporting dates.

Contract assets

Our contract assets increased from US$3,221,548 as of March 31, 2023 to US$6,839,097 as of March 31, 2024, partially due to the increase of retention receivable amount of US$176,888. The remaining due to works performed before the year ended March 31, 2024 for certain projects but certification received after March 31, 2024. The later amounts represent revenue recognized in excess of amounts billed.

Due from a related party

For the years ended March 31, 2024 and 2023, the balance of due from a related party represented the advances to the director amounted to nil and US$78,355, respectively. The balance has been fully repaid as of March 31, 2024.

Deferred costs

Our deferred costs represented deferred IPO costs, mainly include professional fees paid in relation to our listing activities. As of March 31, 2024 and 2023, the balance was US$704,568 and US$783,221, respectively.

Right-of-use (“ROU”) assets- finance lease

Our ROU assets decreased in value from US$343,182 as of March 31, 2023 to US$216,065 as of March 31, 2024 mainly attributable to the amortization of the assets recognized and disposal of ROU assets during the year ended March 31, 2024.

Accounts payable

Our accounts payable mainly comprised of trade payables to subcontractors and suppliers of materials. Our accounts payable increased from US$1,884,046 as of March 31, 2023 to US$3,166,177 as of March 31, 2024, primarily due to the different credit periods granted by the suppliers to us and the fluctuation of the amounts we paid to different suppliers as of the respective reporting dates.

Bank borrowings

As of March 31, 2024 and 2023, we had an outstanding bank borrowings balance of US$6,852,233 and US$5,322,118, respectively. The increase in the outstanding bank borrowings balance was mainly due to the business funding needs in respect of the expansion of our business scale.

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Finance lease liabilities

As of March 31, 2024 and 2023, we had finance lease liabilities of US$181,867 and US$301,332, respectively. The decrease in our finance lease liabilities as of March 31, 2024 was mainly due to the repayment of finance lease liabilities during the year ended March 31, 2024.

Liquidity and Capital Resources

Our principal sources of funds have historically been our equity capital, cash generated from our operations and bank borrowings. Our primary liquidity requirements are to finance our working capital needs, and fund our capital expenditures and the growth of our operations. Going forward, we expect these sources to continue to be our principal sources of liquidity, and we may use a portion of the proceeds from the initial public offering to finance a portion of our liquidity requirements.

As of March 31, 2024, we had US$1,080,514 in cash. Our working capital requirements are influenced by the size of our operations, the contract sum of our work contracts, the progress of execution on our work contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

As of March 31, 2024, we had outstanding bank borrowings of US$6,852,233, of which the bank borrowings of US$3,818,453 will be payable within one year and the bank borrowings of US$3,033,780 will be payable after one year and within 11 years. We had aggregate banking facilities of approximately US$7.0 million, of which approximately US$6.9 million was utilized. We are not committed to draw down the unutilized amount.

Components and details of available and utilized bank borrowings are as follows as of March 31, 2024:

				As of March 31, 2024
				USD
	Repayment	Interest rate					Maturity Date
	terms	%		Available	Utilized	Unutilized	(dd/mm/yyyy)
The Bank of East Asia, Limited – Term Loan 1	Repay upon maturity	5.97%		110,769	110,769	-	20/01/2025
The Bank of East Asia, Limited – Term Loan 2	Repay upon maturity	6.405%		384,615	256,410	128,205	15/07/2024
The Bank of East Asia, Limited – Revolving Loan 1 to 6	Repay upon maturity	6.405 To 7.025	% %	Limit up to USD 2,051,282 in aggregate	2,051,282	-	03/05/2024 To 11/07/2024
The Bank of East Asia, Limited – Installment Loan 1	Monthly repay	3.625%		123,371	123,371	-	25/03/2032
The Bank of East Asia, Limited – Installment Loan 2	Monthly repay	3.625%		120,011	120,011	-	16/12/2032
The Bank of East Asia, Limited – Installment Loan 3	Monthly repay	3.625%		453,240	453,240	-	26/11/2031
The Bank of East Asia, Limited – Installment Revolving Loan 4	Monthly repay	3.625%		384,615	384,615		25/05/2033
The Bank of East Asia, Limited – Mortgage Loan 1	Monthly repay	4.775%		327,298	327,298	-	28/08/2043
The Bank of East Asia, Limited – Mortgage Loan 2	Monthly repay	4.775%		327,298	327,298	-	28/08/2043
The Bank of East Asia, Limited – Mortgage Loan 3	Monthly repay	4.775%		562,694	562,694	-	28/02/2044
The Hongkong and Shanghai Banking Corporation Limited – Installment Loan 1	Monthly repay	3.625%		100,049	100,049	-	21/10/2030
The Hongkong and Shanghai Banking Corporation Limited – Installment Loan 2	Monthly repay	3.625%		371,018	371,018	-	25/05/2023
The Hongkong and Shanghai Banking Corporation Limited – Installment Loan 3	Monthly repay	3.625%		111,576	111,576	-	13/07/2031
The Hongkong and Shanghai Banking Corporation Limited – Installment Loan 4	Monthly repay	3.625%		381,598	381,598	-	15/02/2033
DBS Bank (Hong Kong) Limited – Revolving Loan 1 to 4	Repay upon maturity	5.29 To 6.80	% %	Limit up to USD696,795 in aggregate	696,155	640	02/05/2024 To 11/06/2024
DBS Bank (Hong Kong) Limited – Bank Overdraft	Repay on demand	LIBOR+1.2%		512,821	474,852	37,969	NA
Total				7,019,050	6,852,233	166,817

We believe that our current cash balance and cash generated from our operations, bank borrowings, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs for the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

We intend to use the net proceeds of this Offering as follows:

● Expanding our workforce;

● Repayment of bank borrowings and finance leases;

● Acquiring additional equipment;

● Procuring an enterprise resources planning system; and

● General working capital.

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Cash Flows

The following table sets forth a summary of our cash flows information for the years indicated:

	For the year ended March 31,
	2024	2023	2022
	US$	US$	US$

Cash provided by (used in)
Operating activities	2,457,189	795,328	(151,558)
Investing activities	(1,147,262)	35,898	56,390
Financing activities	(553,371)	(725,060)	(1,578)

Net increase in cash and cash equivalents	756,556	106,166	(96,746)

Cash and cash equivalents as of beginning of the period	323,958	217,792	314,538

Cash and cash equivalents as of the end of the period	1,080,514	323,958	217,792

Operating Activities

Our operating cash inflows are primarily derived from our revenue from undertaking wet trades works in Hong Kong, whereas our operating cash outflows mainly include subcontracting costs and direct labor costs, the purchase of materials, as well as other working capital needs.

Cash provided by operating activities amounted to US$2,457,189 for the year ended March 31, 2024, mainly derived from (i) net income of US$2,326,597 for the year ended March 31, 2024; (ii) the increase in contract assets by US$3,692,174 as a result of the increase in works performed by us during the year ended March 31, 2024; (iii) the decrease in accounts receivable, net by US$1,724,503; and (iv) the increase in accounts payable by US$1,282,131.

Cash provided by operating activities amounted to US$795,328 for the year ended March 31, 2023, mainly derived from (i) net income of US$2,787,236 for the year ended March 31, 2023; (ii) the increase in contract assets by US$2,466,428 as a result of the increase in works performed by us during the year ended March 31, 2023; (iii) the decrease in accounts receivable, net by US$369,117; and (iv) the decrease in income tax payable by US$73,988.

Cash used in operating activities amounted to US$151,558 for the year ended March 31, 2022, mainly derived from (i) net income of US$1,803,509 for the year ended March 31, 2022; (ii) the increase in accounts receivable, net by US$2,884,677 as a result of the increase in works performed by us during the year; (iii) the decrease in contract assets by US$461,496; (iv) increase in income tax payable by US$325,647 due to the increased in income before tax expense during the year; and (v) increase in accounts payable by US$126,214.

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Investing Activities

Cash used in investing activities amounted to US$1,147,262 for the year ended March 31, 2024, mainly derived from the purchase of property and equipment of US$1,147,262.

Cash provided by investing activities amounted to US$35,898 for the year ended March 31, 2023, mainly derived from (i) the sales proceeds from disposals of motor vehicle under finance lease of US$51,282; and (ii) purchase of equipment of US$15,384.

Cash provided by investing activities amounted to US$56,390 for the year ended March 31, 2022, mainly derived from the cash obtained from reorganization during the year.

Financing Activities

Cash used in financing activities amounted to US$553,371 for the year ended March 31, 2024, which was mainly attributable to (i) proceeds from new bank borrowings of US$23,383,104; (ii) the repayment of bank borrowings of US$21,852,990; (iii) advances from a related party amounted to US$1,058,733; (iv) payments to a related party amounted to US$2,730,449; (v) principal payments for finance lease liabilities amounted to US$119,465; and (vi) payment for offering cost amounted to US$292,304.

Cash used in financing activities amounted to US$725,060 for the year ended March 31, 2023, which was mainly attributable to (i) proceeds from new bank borrowings of US$10,307,778; (ii) the repayment of bank borrowings of US$7,995,854; (iii) advances from a related party amounted to US$632,648; (iv) payments to a related party amounted to US$2,754,955; (v) principal payments for finance lease liabilities amounted to US$129,148; and (vi) payment for offering cost amounted to US$783,221.

Cash used in financing activities amounted to US$1,578 for the year ended March 31, 2022, which was mainly attributable to (i) proceeds from new bank borrowings of US$3,187,692; (ii) the repayment of bank borrowings of US$1,875,860; and (iii) advances from a related party amounted to US$354,232; and (vi) payments to a related party amounted to US$1,623,892.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in our financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

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The following table summarizes our contractual obligations as of March 31, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
	US$	US$	US$	US$	US$
Bank borrowings(1)	7,870,451	3,986,662	405,957	1,217,871	2,259,961
Finance lease liabilities(2)	192,647	73,757	69,683	49,207	-
Operating lease payments(3)	3,397	3,397	-	-	-
	8,066,495	4,063,816	475,640	1,267,078	2,259,961

(1)	As of March 31, 2024, our contractual obligation to repay outstanding bank borrowings totaled US$7,870,451.
(2)	As of March 31, 2024, our contractual obligation to repay outstanding finance leases totaled US$192,647.
(3)	We lease our office which is classified as operating lease in accordance with Topic 842. As of March 31, 2024, our future lease payments totaled US$3,397.

Capital Expenditures

For the year ended March 31, 2024, 2023 and 2022, we purchased property and equipment and ROU assets – finance lease of US$1,237,390, US$312,563 and nil, respectively, mainly for use in our operations.

As of and subsequent to March 31, 2024, and as of the date of this prospectus, we did not purchase any material equipment for operational use and do not have any other material commitments to capital expenditures as of March 31, 2024 or as of the date of this prospectus.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Business and Industry” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Seasonality

The nature of our business is not affected by seasonal variations.

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Quantitative and Qualitative Disclosure about Market Risk

Concentration Risk

For the years ended March 31, 2024, 2023 and 2022, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the fiscal year ended March 31, 2024, (i) there were two customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) no supplier accounted for over 10% of the total purchases for that period.

During the fiscal year ended March 31, 2023, (i) there were four customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) no supplier accounted for over 10% of the total purchases for that period.

During the fiscal year ended March 31, 2022, (i) there were two customers generated income which accounted for over 10% of the total revenue generated for that period; and (ii) no supplier accounted for over 10% of the total purchases for that period.

As of March 31, 2024, (i) there were two customers which accounted for over 10% of the consolidated accounts receivable; and (ii) one of the suppliers accounted for over 10% of the total consolidated accounts payable.

As of March 31, 2023, (i) there were three customers which accounted for over 10% of the consolidated accounts receivable; and (ii) none of the suppliers which accounted for over 10% of the total consolidated accounts payable.

As of March 31, 2022, (i) there were two customers which accounted for over 10% of the consolidated accounts receivable; and (ii) one of the suppliers which accounted for over 10% of the total consolidated accounts payable.

Credit Risk

The Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of life insurance policy, cash surrender value, cash and cash equivalents, accounts receivable, net, deposits and contract assets. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our life insurance policy, cash surrender value, bank deposits (including our own cash at banks), accounts receivable, net, deposits and contract assets. The Company considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of March 31, 2024 and 2023, the cash balances of USD1,080,514 and USD323,958, respectively, were substantially maintained at financial institutions in Hong Kong, respectively.

The Company believes that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

The Company has adopted a credit policy of dealing with creditworthy counterparties to mitigate the credit risk from defaults. The credit exposure is controlled by counterparty limits that are reviewed and approved by the senior management of the Company periodically. The management team periodically evaluates the creditworthiness of the existing customers in determining an allowance for expected credit loss primarily based on many factors, including the age of the balance, customer’s historical payment history, its current creditworthiness and current or future economic trends.

Interest Rate Risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on cash deposit and floating rate bank borrowings. Our Group has not used any derivative financial instruments to manage the interest risk exposure. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by our Group at the end of the reporting period, the impact on our profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity risk

Liquidity risk is the risk that our Company will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. We will make the maximum effort to maintain sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Inflation Risk

Our Company monitor changes in prices levels. Historically inflation has not materially affected our business or the results of our operations. However, significant increases in the price of raw materials and labor that cannot be passed to our customers could adversely impact our results of operations.

Currency Risk

Our Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. Our Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to USD is not significant as HK$ is pegged to US$.

67

BUSINESS

Our Mission

Our mission is to become a leading wet trades works services provider in Hong Kong. We strive to provide quality services that comply with our customers’ quality standards, requirements and specifications.

Overview

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on August 2, 2022. As a holding company with no material operations of our own, we conduct our business through our indirectly wholly-owned Hong Kong Operating Subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited.

MS (HK) Engineering Limited was incorporated in Hong Kong on October 12, 2012. Mr. Chi Ming Lam has been a shareholder and director of MS (HK) Engineering Limited since its incorporation.

MS Engineering Co., Limited was incorporated in Hong Kong on March 27, 2019 by an independent third party. On October 20, 2021, Mr. Chi Ming Lam purchased all the shares and became its shareholder.

We mainly engage in wet trades works, such as plastering works, tile laying works, brick laying works, floor screeding works and marble works. To a much lesser extent, we also provide small-scale fitting out services, such as renovation works to our customers.

In our operating history of approximately ten years, we have focused on providing wet trades works services in the role of subcontractor and built up our expertise and track record in wet trades works. We take pride in our project portfolio in wet trades works. In 2022, we were awarded with an infrastructure project for the expansion of a public hospital with an initial contract sum of more than HK$140 million (US$17.9 million) and a private residential project with an initial contract sum of more than HK$100 million (US$12.8 million). In 2023, we were awarded with a residential project with an initial contract of more than HK$42 million (US$5.3 million). In 2024, we were awarded with a residential project with an initial contract sum of more than HK$127 million (US$16.3 million). During the fiscal years ended March 31, 2024, 2023 and 2022, our tender success rate was 21.4%, 21.2% and 20.5%, respectively. The tender success rate is calculated by the number of projects awarded to us divided by the number of projects for which we have submitted tenders. Our stable tender success rate demonstrates our competitiveness in the Hong Kong wet trades works industry and the satisfaction of our customers with our services. We believe that our proven track record of quality works, our expertise in wet trades operations and our ability to deliver work on time are the crucial factors that enable us to gain our customers’ trust and give us a competitive edge when tendering for projects.

We, through our Operating Subsidiaries, are mainly engaged in private sector projects in Hong Kong. Our private sector projects mainly involve private residential developments and commercial developments. The project owners of our private sector projects are generally property developers, and our customers are generally main contractors and wet trades works subcontractors engaged under such projects. We have a smaller set of operations in conducting public sector projects compared to our private sector projects in Hong Kong. Our public sector projects mainly involve public residential developments as well as infrastructure and public facilities developments. The customers of our public sector projects are generally main contractors engaged by Government departments and other statutory bodies.

We, through our Operating Subsidiaries, have achieved substantial growth in our business. For each of the fiscal years ended March 31, 2024, 2023 and 2022, our total revenue derived from wet trades works services was US$27,572,692, US$21,868,220 and US$14,383,980, respectively. The number of customers with revenue contribution to us was 11 for the fiscal year ended March 31, 2022, 10 for the fiscal year ended March 31, 2023 and 11 for the fiscal year ended March 31, 2024.

As of the date of this prospectus, MS (HK) Engineering Limited is a registered specialist trade contractor in the designated trade category of plastering (Group 2) under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. MS Engineering Co., Limited mainly specializes in providing wet trades works service such as plastering works, tile laying works and marble works in the role of subcontractor in private residential developments. Since MS Engineering Co., Limited focuses on the private sector projects, MS Engineering Co., Limited is not required to be and is not registered under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

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According to Frost & Sullivan, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (US$1,453.2 million) in 2021, representing a CAGR of approximately 3.4%. Driven by (i) the Government targets to increase the overall supply of housing in the coming few years as set out in the 2022 Policy Address, such as building 30,000 units of light public housing in the coming five years, increase overall public housing production by approximately 50% in the coming five years (2023/24 to 2027/28); (ii) the launch of the Northern Metropolis Development Strategy by the Government in 2021, with the development of total land area of about 300 square kilometers in Yuen Long District and North District; and (iii) the “Land Sharing Pilot Scheme” proposed in the 2020 Policy Address which seeks to unleash the development of privately owned agricultural lots of 3,235 hectare of land for housing purposes, we expect that the demand of wet trades works will further increase. According to Frost & Sullivan, the gross value of wet trades works is expected to continue to grow from approximately HK$12,103.1 million (US$1,551.7 million) in 2022 to approximately HK$15,609.3 million (US$2,001.2 million) in 2026. Considering our established track record and established relationship with our customers, we believe that we are well-positioned to capture the potential opportunities in the growing wet trades works market.

Our Services

We, through our Operating Subsidiaries, provide wet trades works services as a subcontractor in Hong Kong. For each of the fiscal years ended March 31, 2024, 2023 and 2022, our total revenue derived from wet trades works services was US$27,572,692, US$21,868,220 and US$14,383,980, respectively.

The wet trades works undertaken by our Operating Subsidiaries typically involve various trades of works, details of which are set out as follows:

●	Plastering works: applying plaster evenly on the surfaces of floors, walls and ceilings manually or with the use of our plaster spray machine;
●	Tile laying works: cutting and laying tiles on the surface of floors and walls;
●	Brick laying works: laying brick blocks in uniform layers;
●	Floor screeding works: applying a well-blended mixture of cement with graded aggregates and water to a floor base; and
●	Marble works: cutting and laying marble tiles on the surfaces of floors, windowsills and walls.

The following tables set forth the breakdown of our revenue by project sectors for each of the fiscal years ended March 31, 2024, 2023 and 2022.

	For the fiscal years ended March 31
	2024		2023		2022
	Revenue US$	% of Total Revenue	Revenue US$	% of Total Revenue	Revenue US$	% of Total Revenue
Public	11,488,228	41.7	6,307,454	28.8	2,029,667	14.1
Private	16,084,464	58.3	15,560,766	71.2	12,354,313	85.9
Total	27,572,692	100.0	21,868,220	100.0	14,383,980	100.0

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Operational Workflow

For illustration purposes, a simplified workflow of our wet trades works services is outlined below:

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We identify potential projects mainly through invitation for tender from customers, containing the tender documents. We receive, from time to time, invitations to submit tenders from construction contractors in Hong Kong. The tender documents and/or project details provided by our customers generally contain project description, scope of services required, expected commencement date, contract period, payment term and timeframe for submitting the tender. In general, we review and evaluate the tender documents and/or project details available to us in order to assess the scope of services that need to be provided, our capability, including any available financial and human resource constraints, if any, and the expected complexity and feasibility of the project to determine whether we should proceed with the preparation of a tender.

Our quantity inspectors and management are primarily responsible for submitting the tender. We may conduct site visits to better assess the complexity of the work involved. Our tender submission generally includes a schedule of rates. We estimate the costs to be incurred based on our past experience and the recent price trends for the subcontracting services and the types of materials required for the project. In general, it takes approximately one week to two months to identify potential projects and to submit the tender.

After we have submitted our tender, our customers may arrange interviews with us in order to have a better understanding of our personnel, expertise and experience. We may be required to answer queries in relation to our tender submission. Our customers may also negotiate with respect to the scope of our service and/or propose amendments to our specifications as submitted in the tender.

Our customers generally confirm our engagement by issuing a letter of award or entering into a formal contract with us.

We usually form a project management team which consists of a site agent, a quantity surveyor, a site foreman and a safety supervisor. Our project management team is generally responsible for (i) supervising the project’s progress and the budget and quality of services rendered; and (ii) ensuring the work performed fulfils our customers’ requirements, and are completed on schedule, within the budget determined and in compliance with all applicable statutory requirements. In general, we determine the manpower required based on the timeline, scale and complexity of the projects as well as the existing workload of our staff.

We purchase materials from our suppliers for the provision of our wet trade works services. Before we place purchase orders, we obtain quotations from our suppliers. We engage our suppliers on a project-by-project basis. The purchased materials are generally delivered directly to the project sites and the transportation costs for the materials supplied are generally borne by our suppliers. We may arrange to inspect a sample of the materials upon their arrival. Any materials that fail to comply with the specifications or standards provided in the purchase order are returned to the suppliers for replacement. We focus on the role of project management and supervision in carrying out our projects and we generally engage subcontractors to perform a part of the site work under our supervision. Our project management team holds regular meetings with our subcontractors and conducts regular inspection to ensure that we strictly adhere to the project schedule and specifications.

Depending on our customers’ requests, we generally submit monthly progress reports throughout the project implementation stage. Our monthly progress reports are prepared by the project management team that reports on the project’s status, including identifying any issues related to the project. After the review and endorsement by our site agents, the monthly progress reports are submitted to our customers. We generally receive progress payments on a monthly basis from our customers based on the work done during the project implementation stage.

Our customers sometimes request additional work or modifications beyond what was determined when the project was initially scoped during the project implementation stage. A variation order is usually placed by way of a purchase order by our customers and describes the work to be performed in detail. Where the work to be performed under the variation order is the same or similar to the work prescribed in the original contract, the rate of the work under the variation order usually follows the rate noted in the contract. If there are no equivalent or similar items in the contract that can be used as a reference, we negotiate on the rates further with our customers.

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Once the work is complete, our customers inspect the work performed to ensure that it meets their requirements and specifications.

Usually, it takes approximately six months to three years for us to complete a project. Some of the factors which impact the timeline include the complexity of the project and/or the customers’ requirements.

Our contracts generally include a defects liability period of 12 months, following the completion of the relevant site work. During the defects liability period, we are typically required to rectify any defect, without delay, at our own cost, if the defect is due to our neglect or failure to comply with our contractual obligation.

Pricing Strategies

Our tender price is generally determined by adding certain mark-ups over our estimated costs. Pricing of our services is determined on a case-by-case basis and is dependent on various factors, which generally include (i) the scope of services; (ii) the price trend for the types of subcontracting services as well as the materials required; (iii) the complexity and the location of the project; (iv) the estimated quantity and type of equipment required; (v) the completion time requested by our customers; and (vi) the availability of human and financial resources.

The percentage of mark-up may also vary substantially across projects due to factors such as (i) the size, duration and sector of the project; (ii) the number of years we have had a business relationship with the customer; (iii) the customer’s credit and financial history; (iv) the prospect of obtaining any future contracts from the customer; (v) the possibility of a positive impact to our reputation in the wet trades works industry; (vi) the likelihood of a material deviation from our cost estimate; and (vii) prevailing market conditions.

We may also obtain quotations from our suppliers in order to estimate our costs during the tender phase. We may also contact these suppliers after we are awarded the project to further negotiate the price and contract terms.

In addition to the above, we have also adopted the following measures to minimize the potential risk of cost overruns:

●	with respect to new customers, our project management team conducts a thorough assessment of the workmanship specification of the customer in order to minimize the occurrence of unexpected rectification work orders from the customer; and

●	material overdue payments are closely monitored and evaluated on a case-by-case basis in order to deduce the appropriate follow-up actions, including active communications and conducting follow up calls with the customer.

Environment

We mainly act as a subcontractor providing wet trades works services in Hong Kong. Our main contractors generally handle construction waste disposal from the project site. The nature of our business does not impose any serious threats with respect to social responsibility and/or environmental protection matters. We ensure our operations comply with environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, waste disposal and compliance with the Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong). During the fiscal years ended March 31, 2024, 2023 and 2022, our cost of compliance with applicable environmental laws and regulations was minimal.

Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

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Established track record

In our operating history of approximately ten years, we have focused on providing wet trades works services as a subcontractor and built up our expertise and track record in wet trades works. We take pride in our project portfolio in wet trades works. In 2022, we were awarded with an infrastructure project for the expansion of a public hospital with an initial contract sum of more than HK$140 million (US$17.9 million) and a private residential project with an initial contract sum of more than HK$100 million (US$12.8 million). In 2023, we were awarded with a residential project with an initial contract of more than HK$42 million (US$5.3 million). In 2024, we were awarded with a residential project with an initial contract sum of more than HK$127 million (US$16.3 million). We believe that our proven track record for providing quality work, our expertise in wet trades operations and our ability to deliver work on time are the crucial factors that enable us to gain trust from our existing customers and give us a competitive edge when tendering for projects.

Established relationship with customers

We have established long-standing relationships with some of our major customers. In particular, we have had over a thirteen year business relationship with a Hong Kong subsidiary of a renowned French industrial group that is a listed company on Euronext Paris mainly for the development of commercial and infrastructure projects. We believe that we are the customer’s preferred business partner and our long-standing relationship is attributable to the customer’s confidence in our ability to consistently deliver quality work, our capability to offer competitive pricing and our strong relationship with our suppliers. By leveraging our work experience with such major customers, we have accumulated the know-how and expertise that help meet us the standard of quality needed by our customers. In 2020, we commenced a business relationship with a major customer who is a subsidiary of a prominent and distinguished property developer listed on the Hong Kong Stock Exchange. In 2021, we commenced a business relationship with a major customer who is a subsidiary of an outstanding construction company listed on the Hong Kong Stock Exchange. Given our reputation in our industry and our extensive experience of working with distinguished customers, we believe that in the future, we will continue to attract opportunities to work on different types of construction developments, and will be able to enhance our prospect with respect to obtaining tender opportunities.

Experienced and dedicated management team

Our management team has extensive knowledge of and project experience in the wet trades works industry in Hong Kong. Mr. Chi Ming Lam, our Chief Executive Officer and Chairman, has approximately 20 years of experience in the wet trades works industry. Mr. Chi Ming Lam is primarily responsible for the overall management, formulation of business strategies, project management and day-to-day management of our operations. We are supported by our project management team of 18 personnel as of March 31, 2024, who possess the practical skills and experience required to handle our projects.

Stringent quality control and environmental impact control

We place emphasis on consistently providing a high quality service. We have adopted and implemented an effective quality control system to ensure our quality of work and service. Further, we have also set up an environmental management system to promote environmental awareness and to prevent environmental pollution resulting from projects undertaken by us. We believe that our stringent quality assurance system and strong commitment to environmental management will allow us to be better positioned to deliver quality work on time and within the budget required, thereby strengthening our position as a wet trades works contractor in Hong Kong.

Our Growth Strategies

Our principal growth strategies include further strengthening our market position and increasing our market share in the Hong Kong wet trades works industry. We intend on achieving this growth by actively seeking new opportunities in the wet trades works industry from our existing customer base as well as new potential customers. To achieve these goals, we plan on implementing the following strategies:

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Enhance competitiveness and expanding our market share

According to Frost & Sullivan, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (US$1,453.2 million) in 2021, representing a CAGR of approximately 3.4%. Driven by (i) the Government targets to increase the overall supply of housing in the coming few years as set out in the 2022 Policy Address, such as building 30,000 units of light public housing in the coming five years, increase overall public housing production by approximately 50% in the coming five years (2023/24 to 2027/28); (ii) the launch of the Northern Metropolis Development Strategy by the Government in 2021, with the development of total land area of about 300 square kilometers in Yuen Long District and North District; and (iii) the “Land Sharing Pilot Scheme” proposed in the 2020 Policy Address which seeks to unleash the development of privately owned agricultural lots of 3,235 hectare of land for housing purposes, we expect that the demand of wet trades works will further increase. As such we believe that we should focus on deploying our resources towards competing for additional and more sizeable wet trades works projects in Hong Kong. However, the number of projects that can be executed by us concurrently at any given time is constrained by our then available resources, including availability of our manpower and working capital. We plan to enhance our competitiveness by strengthening our manpower and working capital in order to capture the potential opportunities in the growing wet trades works market. We plan to apply part of our net proceeds from the sale of Ordinary Shares to (i) enhance our project management capabilities by hiring additional project supervision staff, safety supervision staff, quantity surveyors, finance and administration staff and general workers; and (ii) be used for general working capital.

Acquiring additional equipment

We generally deploy equipment owned by us for use by our subcontractors in our projects. We believe that it is crucial for us to enhance our set of equipment in order to best equip our employees and our subcontractors enabling them to carry out their work. We believe that a larger set of equipment will allow us to (i) improve our overall work efficiency and technical capability; and (ii) enhance our flexibility to deploy our resources more efficiently.

Enhancing our brand

We secured our new business through direct invitations for tenders by customers. We believe that we can broaden our customer base and attract more invitations from potential customers by increasing our marketing efforts to promote our brand and market presence in the wet trades works industry in Hong Kong.

Our planned marketing efforts include (i) setting up dedicated web pages for advertising our services; (ii) placing advertisements in industry publications; (iii) sponsoring business events and charity functions organized by property developers and construction contractors; (iv) sending promotional booklets and other promotional materials for advertising our services; and (v) approaching potential customers more actively to secure new business opportunities for our wet trades works services.

Customers

Our customers mainly include construction contractors in Hong Kong. For the fiscal years ended March 31, 2024, 2023 and 2022, we have submitted 17, 33 and 39 tenders to our potential customers respectively, and our tender success rate was approximately 21.4%, 21.2% and 20.5% in each of the respective year. The tender success rate is calculated by the number of projects awarded to us divided by the number of projects for which we have submitted tenders.

The number of customers with revenue contribution to us was 11, 10 and 11 for the fiscal years ended March 31, 2024, 2023 and 2022, respectively. The total revenue attributable to our five largest customers in aggregate accounted for approximately 91.7%, 93.4% and 92.8% of the total revenue for the fiscal years ended March 31, 2024, 2023 and 2022, respectively.

In the fiscal year ended March 31, 2024, two of our customers accounted for more than 10% of our annual revenue, one for 62.2% and the other for 13.3%. In the fiscal year ended March 31, 2023, four of our customers accounted for more than 10% of our annual revenue, one for 42.1%, one for 15.7%, one for 15.4% and one for 14.9%. In the fiscal year ended March 31, 2022, two of our customers accounted for more than 10% of our annual revenue, one for 50.0% and the other for 23.6%. We undertake wet trades works on a project-by-project basis and do not enter into any long-term contracts with any one customer.

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Suppliers

We purchase materials from our suppliers for the provision of our services. The major types of materials sourced from our suppliers include Portland cement, hydraulic lime, concrete blocks, aggregates and sand.

We engage our suppliers for the provision of materials on a project-by-project basis and have not entered into any long-term agreement with them. We have also not committed to a minimum purchase amount with any of our suppliers. We have generally not experienced any material difficulties in procuring materials, historically.

We focus on project management and supervision in carrying out our projects and we generally engage subcontractors to perform part of the site work under our supervision. We have not entered into any long-term agreement with our subcontractors and have generally not experienced any material difficulties in procuring subcontracting services, historically.

We evaluate who to engage with as our subcontractors by taking into account the quality of their service, their qualifications and experience relevant to the project, skills and technique required for the project, the prevailing market price, the delivery time, their availability and fee quotations. Based on these factors, we maintain an internal list of approved subcontractors which is updated on a continuous basis. We typically obtain quotations from different suitable subcontractors for comparison’s sake and select our subcontractors based on the factors listed above.

Our five largest suppliers accounted for approximately 16.9%, 23.8% and 16.8% of our cost of revenue for the fiscal years ended March 31, 2024, 2023 and 2022, respectively.

Equipment

The equipment that we own mainly comprises of forklifts and plaster spray machines. Our forklifts are mainly used for moving and stacking materials over a short distance whereas our plaster spray machines are mainly used for spraying plaster onto the wall and ceiling. The main benefit of using a plaster spray machine is that it speeds up the plastering process and enhances the quality of craftsmanship. We generally deploy the aforementioned equipment for the use of our subcontractors in our projects.

The following table sets out the details of our equipment:

As of March 31, 2024
Forklifts	6
Plaster spray machines	4
Total	10

Depending on the service capacity and availability of our equipment, we may also lease certain equipment, such as forklift and plaster spray machine, from rental service providers.

Market and Competition

According to Frost & Sullivan, the gross value of wet trades works in Hong Kong increased from approximately HK$9,574.9 million (US$1,227.6 million) in 2016 to approximately HK$11,335.2 million (US$1,453.2 million) in 2021, representing a CAGR of approximately 3.4%. Driven by (i) the Government targets to increase the overall supply of housing in the coming few years as set out in the 2022 Policy Address, such as building 30,000 units of light public housing in the coming five years, increase overall public housing production by approximately 50% in the coming five years (2023/24 to 2027/28); (ii) the launch of the Northern Metropolis Development Strategy by the Government in 2021, with the development of total land area of about 300 square kilometers in Yuen Long District and North District; and (iii) the “Land Sharing Pilot Scheme” proposed in the 2020 Policy Address which seeks to unleash the development of privately owned agricultural lots of 3,235 hectare of land for housing purposes, we expect that the demand of wet trades works will further increase. According to Frost & Sullivan, the gross value of wet trades works is expected to continue to grow from approximately HK$12,103.1 million (US$1,551.7 million) in 2022 to approximately HK$15,609.3 million (US$2,001.2 million) in 2026. According to Frost & Sullivan, the wet trades work market in Hong Kong is considered as fragmented in terms of number of market participants. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” by the end of 2021.

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Seasonality

We do not experience any seasonality in our business.

Insurance

We mainly undertook projects as subcontractors for the fiscal years ended March 31, 2024, 2023 and 2022. In general, the main contractors in our projects are responsible for maintaining employees’ compensation insurance, third party liability insurance and contractor’s all risks insurance for the entirety of the project term, which cover the liability to make payment in the case of death, injury or disability, under the Employees’ Compensation Ordinance and at common law, for injuries sustained at work for full-time and part-time employees. Such insurance policies cover and protect (i) all employees of the main contractors and subcontractors of all tiers, including us; (ii) as well as the work performed on the construction site.

We also maintain employees’ compensation insurance for our directors and employees at our office with Dah Sing Insurance Company (1976) Limited and China Taiping Insurance (HK) Company Limited, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

We have purchased life insurance with FWD Life Insurance Company (Bermuda) Limited for key management, being Mr. Lam (our director and CEO), with MSHK as beneficiary. The insured amount of the contract (death benefit) was USD1,000,000.

Safety and Quality

We place an emphasis on occupational health and safety. Our project management team is responsible for overseeing the implementation of our occupational health and safety policies and to ensure that we comply with the applicable occupational health and safety standards. We have put in place an internal safety plan which is reviewed from time to time to incorporate best practices and to address and improve specific areas of our safety management system. We require our employees and our subcontractors’ employees to follow our safety rules as set out in the safety plan. Our safety rules identify common safety and health hazards and recommendations on the prevention of workplace accidents. We also provide suitable personal protective equipment such as a full-body harness, safety helmet and safety boots to our employees and our subcontractors’ employees based on the type of work undertaken by them.

Our safety supervisor regularly provides guidance to our workers and subcontractors on appropriate and safe working practices. We may impose fines on subcontractors who repeatedly breach internal safety procedures. We also hold regular meetings with our subcontractors to discuss the implementation of safety measures and follow up with any safety issues identified during the course of a project’s implementation stage.

We believe that our commitment to quality services is crucial to our reputation and continual success. We place strong emphasis on service quality by implementing a comprehensive quality control system. The quality control measures adopted by our Group include: (i) regular communication with and conduct site visits to collect feedbacks from our customers; (ii) designation of a project management team for every project based on the project nature and the relevant qualifications and experiences required; (iii) maintaining an approval list of suppliers which is updated on a regular basis; and (iv) constant monitoring of quality management of subcontractors.

Licenses

As of the date of this prospectus, MS (HK) Engineering Limited is a registered specialist trade contractor in the designated trade category of plastering (Group 2) under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council (expiry date: July 10, 2027). We have obtained all licenses required for carrying on our business activities for the fiscal years ended March 31, 2024, 2023 and 2022 and as of the date of this prospectus.

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Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the fiscal years ended March 31, 2024, 2023 and 2022 and as of the date hereof, neither we nor any of our subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

Intellectual Property

As of the date of this prospectus, we have not registered any patent or trademark. We have registered our domain name and website. You can find our website at http://ms100.com.hk/.

Our Corporate History and Structure

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on August 2, 2022, as a holding company of our business, which is primarily operated through our indirectly wholly-owned Operating Subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited.

MS (HK) Engineering Limited and MS Engineering Co., Limited were founded in 2012 and 2019, respectively, and are principally engaged in wet trades works services.

MS (HK) Engineering Limited was incorporated in Hong Kong on October 12, 2012. Mr. Chi Ming Lam has been a shareholder and director of MS (HK) Engineering Limited since its incorporation.

MS Engineering Co., Limited was incorporated in Hong Kong on March 27, 2019 by an independent third party. On October 20, 2021, Mr. Chi Ming Lam purchased all the shares and became its shareholder.

MS (HK) Construction Engineering Limited was incorporated on August 17, 2022 under the laws of the British Virgin Islands, as an intermediate holding company.

On November 25, 2022, Mr. Chi Ming Lam proposed to surrender 49,999 Ordinary Shares with a par value of US$1.00 to the Company for no consideration (the “Cancelled Shares”). The then sole director and sole shareholder of our Company resolved and approved the Cancelled Shares, pursuant to which the shares surrendered were cancelled upon the Cancelled Shares on December 2, 2022. Subsequently Mr. Chi Ming Lam was holding 1 Ordinary Share of the Company with a par value of US$1.

As part of the corporate reorganization which took place for the purposes of the Offering, Mr. Chi Ming Lam, MS (HK) Construction Engineering Limited and our Company entered into a reorganization agreement dated November 25, 2022, pursuant to which MS (HK) Construction Engineering Limited acquired 1 ordinary share of MS (HK) Engineering Limited from Mr. Chi Ming Lam and acquired 10,000 ordinary shares of MS Engineering Co., Limited from Mr. Chi Ming Lam. In consideration for these acquisitions, our Company allotted and issued 11,249 Ordinary Shares of US$1 each, credited as fully paid, to Mr. Chi Ming Lam.

On December 5, 2022, Mr. Chi Ming Lam, the then sole shareholder of our Company resolved and approved a subdivision of each of the issued and unissued shares with a par value of US$1 each into 2,000 shares with a par value of US$0.0005 each as part of the Company’s reorganization (the “Share Subdivision”). Subsequent to the Share Subdivision, the authorized share capital of the Company shall become US$50,000 divided into 100,000,000 Ordinary Shares with a par value of US$0.0005 each, of which 22,500,000 Ordinary Shares were held by Mr. Chi Ming Lam.

Following the Share Subdivision and on the same day, Mr. Chi Ming Lam proposed to surrender 6,450,000 Ordinary Shares with a par value of US$0.0005 to the Company for no consideration (the “Surrendered Shares”). The then sole director and sole shareholder of our Company resolved and approved for the Surrendered Shares, pursuant to which the shares surrendered were cancelled upon the surrender on December 8, 2022. Subsequently, Mr. Chi Ming Lam was holding 16,050,000 Ordinary Shares of the Company with a par value of US$0.0005.

Mr. Chi Ming Lam proposed to surrender 2,925,000 Ordinary Shares with a par value of US$0.0005 to the Company for no consideration (the “Second Surrendered Shares”). The then sole director and sole shareholder of our Company resolved and approved the Second Surrender Shares, pursuant to which the shares surrendered were cancelled upon the surrender on June 2, 2023. Subsequently, Mr. Chi Ming Lam was holding 13,125,000 Ordinary Shares of the Company with a par value of US$0.0005.

Mr. Chi Ming Lam proposed to surrender 375,000 Ordinary Shares with a par value of US$0.0005 to the Company for no consideration (the “Third Surrendered Shares”). The then sole director and sole shareholder of our Company resolved and approved the Third Surrendered Shares, pursuant to which the shares surrendered were cancelled upon the surrender on June 12, 2023. Subsequently, Mr. Chi Ming Lam was holding 12,750,000 Ordinary Shares of the Company with a par value of US$0.0005.

Mr. Chi Ming Lam proposed to surrender 1,500,000 Ordinary Shares with a par value of US$0.0005 to the Company for no consideration (the “Fourth Surrendered Shares”). The then sole director and sole shareholder of our Company resolved and approved the Fourth Surrendered Shares, pursuant to which the shares surrendered were cancelled upon the surrender on June 15, 2023. Subsequently, Mr. Chi Ming Lam currently holds 11,250,000 Ordinary Shares of the Company with a par value of US$0.0005.

All Ordinary Share and per Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the Share Subdivision.

Prior to this Offering, our Company was wholly-owned by Mr. Chi Ming Lam, our Chief Executive Officer and Chairman.

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The following diagram illustrates our corporate structure prior to the Offering:

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

The following diagram illustrates our corporate structure after the Offering:

Assuming the Selling Shareholder did not immediately dispose the 500,000 Ordinary Shares pursuant to the resale prospectus

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

Assuming the Selling Shareholder disposed the entire 500,000 Ordinary Shares pursuant to the resale prospectus)

Notes:

(1)	Ming Shing Group Holdings Limited, a Cayman Islands company, is the holding company and registrant.

(2)	MS (HK) Construction Engineering Limited, a British Virgin Islands company, is the holding company of our Operating Subsidiaries.

(3)	MS (HK) Engineering Limited, a Hong Kong company, is one of our Operating Subsidiaries.

(4)	MS Engineering Co., Limited, a Hong Kong company, is one of our Operating Subsidiaries.

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Real Property

We lease the following property and use it as our office:

Facility	Address
Office	8/F, Cheong Tai Factory Building, 16 Tai Yau Street, San Po Kong, Kowloon, Hong Kong

We lease the aforementioned property from Harvest Truth (Hong Kong) Limited and the lease is valid from May 1, 2024 to April 30, 2025. We paid rental fees of HK$290,000 (US$37,179), HK$260,000 (US$33,333) and HK$165,826 (US$21,260) for the fiscal years ended March 31, 2024, 2023 and 2022, respectively.

The property has no material encumbrances. It is 5,675 square feet in size and is used solely as office space.

We are the owner of the following property and we intend to use it as our office after the expiry of the lease with Harvest Truth (Hong Kong) Limited:

Facility	Address
Intended to be used as office	Workspace H on 16th Floor and Portion of Roof H of Wong King Industrial Building, No. 192-198 Choi Hung Road, Nos.2-4 Tai Yau Street, Kowloon, Hong Kong

The property is used as security of a legal mortgage for a loan of US$564,103 (HK$4,400,000) for twenty years at an annual interest rate of 4.775% with the Bank of East Asia, Limited. It is 2,424 square feet in size and is intended to be used as office space after the expiry of the lease with Harvest Truth (Hong Kong) Limited.

Employees

As of March 31, 2024, we employed a total of 32 employees, each of whom are located in Hong Kong. The following table sets forth a breakdown of our employees by function:

Functional Area	Number of Employees
Management	3
Project supervision	18
Safety supervision	1
Quantity surveyors	7
Finance and administration	3
Total	32

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

We provide various types of training to our employees and sponsor our employees to attend various training courses covering areas such as technical knowledge relating to the carrying out of wet trades works, safety, first aids, and environmental matters. Such training courses include our internal trainings as well as courses organized by external parties such as the Hong Kong Institute of Construction.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

COVID-19 Update

The world is experiencing a global pandemic of a novel strain of coronavirus (COVID-19) and its variants. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of businesses and facilities globally for most of the past two years. The COVID-19 pandemic has posed negative impacts on the Hong Kong construction industry since early 2020. For example, we experienced temporary disruptions to the supply of our materials in early 2022 due to a brief disruption to their supply chain and to cross-border transportation services. Since early 2023 and up to the date of this prospectus, the business activities in Hong Kong have resumed back to normal. As of the date of this prospectus, we do not experience disruptions to the supply of our materials. Further impact of COVID-19 to our industry or us depends on the extent, duration, and resurgence of new COVID-19 cases.

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REGULATIONS

The section sets forth a summary of the material laws and regulations applicable to our business operations in Hong Kong.

LICENSES AND REGISTRATIONS REQUIRED FOR OUR WET TRADES WORKS BUSINESS

Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, plastering in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on April 1, 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on June 14, 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after August 15, 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from April 1, 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”). All subcontractors who are registered under the seven trades namely demolition, concreting formwork, reinforcement bar fixing, concreting, scaffolding, curtain wall and erection of concrete precast component of the Subcontractor Registration Scheme have automatically become Registered Specialist Trade Contractors and no application is required. All subcontractors who are registered under the remaining trades of the Subcontractor Registration Scheme have been retained as registered subcontractors and no application is required. With effect from 1 January 2021, plastering trade was upgraded as the eighth designated trade. All registered subcontractors who are registered under the plastering trade have automatically become Registered Specialist Trade Contractors under the plastering trade (Group 1) and no application is required.

Registered Specialist Trade Contractors within each designated trade are further divided into Group 1 (“Group 1”) or Group 2 (“Group 2”) according to the relevant registration requirements under the Registered Specialist Trade Contractors Scheme fulfilled by them. The tender limits (the “Tender Limits”) for tenders to be invited for subcontractors vary among the different designated trade categories for Group 1. For the designated trade of plastering, the Tender Limits of contracts/subcontracts value up to HK$10 million for Group 1, will be imposed for projects to be invited for tenders on or after January 1, 2022. There are no Tender Limits imposed for Group 2.

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Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since April 1, 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades. Since January 1, 2021, subcontractors may apply for registration on the RSTC in the designated trade of plastering.

Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)	completion of at least one job within the last five years as a main contractor/ subcontractor in the trades and specialties for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;

(b)	listings on one or more government registration schemes operated by policy bureaus or departments of the Government relevant to the trades and specialties for which registration is sought; and

(c)	the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in January 2021.

Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

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Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)	supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;

(b)	failure to give timely notification of changes to the registration particulars;

(c)	serious violations of the registration rules and procedures;

(d)	convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);

(e)	convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;

(f)	willful misconducts that may bring the Subcontractor Registration Scheme (and since April 1, 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;

(g)	civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;

(h)	convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability;

(i)	conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;

(j)	convictions for employment of illegal worker under the Immigration Ordinance; or

(k)	late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (g) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

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Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked.

The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

LABOR, HEALTH AND SAFETY LAWS AND REGULATIONS

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

Construction Workers Registration Ordinance requires construction workers to be registered for carrying out construction work on a construction site.

Under the Construction Workers Registration Ordinance, “construction work” means, among other things, any building operation involved in preparing for any operation such as the addition, renewal, alteration, repair, dismantling or demolition of any specified structure that involves the structure of the specified structure or any other specified structure. “Construction site” means, subject to certain exceptions, a place where construction work is, or is to be, carried out. Under section 40 of the Construction Workers Registration Ordinance, no person shall be registered as a registered construction worker unless the Registrar of Construction Workers is satisfied, among other things, that the person has attended the relevant construction work-related safety training course. Further, under section 44 of the Construction Workers Registration Ordinance, the Registrar of Construction Workers shall not renew the registration of a person unless the Registrar of Construction Workers is satisfied that, among other things, (i) the person has attended the relevant construction work-related safety training course; and (ii) if the registration will, on the date of expiry, have been in effect for not less than two years, the person has attended and completed, during the period of one year immediately before the date of application for renewal of the registration, such development courses applicable to his registration as the Construction Industry Council may specify.

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e., construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g., value of works not exceeding HK$100,000).

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e., construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g., value of works not exceeding HK$100,000).

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Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy working environment.

A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. Non-compliance with any of these rules is an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HK$200,000 and imprisonment up to 12 months.

In addition, under the Factories and Industrial Undertakings (Safety Management) Regulation (Chapter 59AF of the Laws of Hong Kong), any contractor (i) in relation to construction work with a contract value of HK$100 million or more; or (ii) in relation to construction work having an aggregate of 100 or more workers in a day working in a single construction site; or (iii) in relation to construction work having an aggregate of 100 or more workers in a day working in two or more construction sites is obliged to appoint a safety auditor to conduct a safety audit to collect, assess and verify information on the efficiency, effectiveness and reliability of its safety management system and consider improvements to the system at least once in every six months. Further, any contractor (i) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in a single construction site; or (ii) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in two or more construction sites is obliged to appoint a person, being a person who is capable of competently carrying out a safety review, to be the safety review officer to conduct a safety review to review the effectiveness of its safety management system and consider improvements to the effectiveness of the system at least once in every six months. Any person who contravenes these requirements commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

According to the Factories and Industrial Undertakings (Safety Management) Regulation, the safety auditor shall (i) be a registered safety officer under the Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Chapter 59Z of the Laws of Hong Kong); (ii) have not less than three years’ full-time experience, in the five years period immediately preceding the application for registration with the Labor Department, in a managerial post responsible for industrial safety and health matters in respect of an industrial undertaking; (iii) occupy, at the time of the application for registration with the Labor Department, the managerial post or a like post; (iv) have successfully completed a scheme conducted by a registered scheme operator; and (v) understand the requirements under legislation in Hong Kong relating to industrial safety and health matters. Pursuant to the Code of Practice on Safety Management issued by the Labor Department, a safety auditor should (i) understand his task and be competent to carry it out; (ii) be familiar with the industry and the processes being carried out in the relevant industrial undertaking; (iii) have a good knowledge of the safety management practices in the industry; and (iv) have the necessary experience and knowledge to enable him to evaluate performance and identify deficiencies effectively, while a safety review officer should (i) have a good understanding of the operation of the relevant industrial undertaking in respect of which he conducts the safety review; (ii) have a good understanding of the legal requirements in force in Hong Kong relating to industrial safety and health; and (iii) have received appropriate training in how to review the effectiveness of a safety management system with a view to improving it.

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Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong) (“Loadshifting Machinery Regulations”)

Under regulation 3 of the Loadshifting Machinery Regulations, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who (i) has attained the age of 18 years; and (ii) holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the Loadshifting Machinery Regulations, loadshifting machines used in industrial undertakings refer to forklift trucks.

Under regulation 8 of the Loadshifting Machinery Regulations, a responsible person who without reasonable excuse contravenes regulation 3 commits an offence and is liable to a fine of HK$50,000.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and
●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

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Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labor not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

A principal contractor shall be subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. According to section 43C of the Employment Ordinance, a principal contractor or a principal contractor and every superior subcontractor jointly and severally is/are liable to pay any wages that become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance. The liability of a principal contractor and superior subcontractor (where applicable) shall be limited to (a) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

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Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractor(s) shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HK$50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of the Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor who pays an employee any wages under section 43C of the Employment Ordinance may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to section 38A of the Immigration Ordinance, a construction site controller (i.e., the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as of the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as of the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as of the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as of the date of this prospectus).

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Industry Schemes

Industry Schemes were established under the MPF system for employers in the construction and catering industries in view of the high labor mobility in these two industries, and the fact that most employees in these industries are “casual employees” whose employment is on a day-to-day basis or for a fixed period of less than 60 days.

For the purpose of the Industry Schemes, the construction industry covers the following eight major categories: (1) foundation and associated works; (2) civil engineering and associated works; (3) demolition and structural alteration works; (4) refurbishment and maintenance works; (5) general building construction works; (6) fire services, mechanical, electrical and associated works; (7) gas, plumbing, drainage and associated works; and (8) interior fitting-out works.

The MPF Schemes Ordinance does not stipulate that employers in these two industries must join the Industry Schemes. The Industry Schemes provide convenience to the employers and employees in the construction and catering industries.

Casual employees do not have to switch schemes when they change jobs within the same industry, so long as their previous and new employers are registered with the same Industry Scheme. This is convenient for scheme members and saves administrative costs.

ENVIRONMENTAL PROTECTION

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered asbestos contractors and under the supervision of a registered consultant.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The NRMM Regulation came into effect on June 1, 2015 to introduce regulatory control on the emissions of NRMMs, including non-road vehicles and regulated machines that are subject to the NRMM Regulations (the “Regulated Machines”). Unless exempted, NRMMs which are regulated under this provision are required to comply with the emission standards prescribed under this regulation. Under section 5 of the NRMM Regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs which are already in Hong Kong on or before November 30, 2015 will be exempted from complying with the emission requirements pursuant to section 11 of the NRMM Regulation. Under Section 5 of the NRMM Regulation, any person who uses or causes to be used a Regulated Machine in specified activities or locations without (i) exemption or approval by the Environmental Protection Department is liable on conviction to a fine of HK$200,000 and to imprisonment for six months, and (ii) a proper label is liable on conviction to a fine of HK$50,000 and to imprisonment for up to three months.

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Pursuant to the Technical Circular issued by the Work Branch of the Development Bureau on February 8, 2015, an implementation plan to phase out the use of exempted NRMMs for four types of exempted NRMMs (namely generators, air compressors, excavators and crawler cranes) has been included in the Technical Circular, under which, all new capital works contracts of public works including design and build contracts with an estimated contract value exceeding HK$200 million and tenders invited on or after 1 June 2015 shall require the contractor to allow no exempted generator and air compressor to be used after June 1, 2015 and the number of exempted excavators and crawler cranes not to exceed 50%, 20% and 0% of the total units of exempted NRMMs from June 1, 2015, June 1, 2017 and June 1, 2019 respectively.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department.

All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge license. The license specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HK$200,000; (b) for a second or subsequent offence, a fine of HK$400,000, and (c) in addition, if the offence is a continuing offence, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

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Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HK$1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

OTHERS

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

●	prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;

●	prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;

●	enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and

●	grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

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All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HK$5 million or procure related services, material or plant or supply-only contracts with a contract value of over HK$500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HK$5 million or related services, material or plant supply-only contracts with a contract value of less than HK$500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by the Technical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on or after April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect our Operating Subsidiaries.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Chi Ming LAM	39	Director, Chief Executive Officer and Chairman
Pik Chun LIN	38	Chief Financial Officer
Chi Hei TSOI	36	Chief Accounting Officer
Wai Chun CHIK	39	Independent Director Nominee*
Dongjie LAO	35	Independent Director Nominee*
Yu YUAN	34	Independent Director Nominee*

* These individuals consent to serving in such position upon the closing of this Offering.

The business address of each of the officers and directors is at 8/F, Cheong Tai Industrial Building, 16 Tai Yau Street, San Po Kong, Kowloon, Hong Kong.

The following is a brief biography of each of our executive officers and directors:

Executive Officers:

Chief Executive Officer

Chi Ming LAM, age 39, has over 20 years of experience in the wet trades works industry. Mr. Lam has been a director and shareholder of MS (HK) Engineering Limited since its incorporation in 2012 and he has been a director and a shareholder of MS Engineering Co., Limited since its incorporation in 2019 and 2021, respectively. He was appointed as our Chief Executive Officer and Chairman on December 22, 2022. Mr. Lam is mainly responsible for the overall management, formulation of business strategies, project management and day-to-day management of our Operating Subsidiaries’ operations. Mr. Lam completed Form 5 secondary education in Hong Kong in 2005. Mr. Lam obtained a foundation diploma in electrical engineering from the Vocational Training Council of Hong Kong in 2009.

Chief Financial Officer

Pik Chun LIN, age 38, has over 15 years of experience in accounting. Ms. Lin joined our Group in April 2014 and was appointed as our Chief Financial Officer on December 22, 2022. From June 2010 to March 2014, she was an accounting officer for Legend Swimwear Factory Limited. From May 2009 to May 2010, she was an assistant accountant of ELM Computer Technologies Limited. From May 2007 to April 2009, she was an accounting assistant of Linmark (HK) Limited. Ms. Lin obtained a Bachelor of Arts with Honors in Accounting from the University of Bedfordshire in February 2012. She also obtained an advanced diploma in accounting from the University of Hong Kong School of Professional and Continuing Education in June 2010. Ms. Lin is the spouse of Mr. Lam.

Chief Accounting Officer

Chi Hei TSOI, age 36, has over 10 years of experience in auditing, accounting and financial management. Mr. Tsoi joined our Group in 2022 as the financial controller and has been responsible for overseeing accounting, corporate governance and risk management matters and was appointed as our Chief Accounting Officer on March 11, 2024. Mr. Tsoi has worked in a number of accounting firms as an auditor for over 6 years, including working in Shinewing (HK) CPA Limited with his last position as senior accountant from July 2012 to December 2014 and KPMG with his last position as manager from December 2014 to January 2017. Mr. Tsoi has served as the financial controller and company secretary of Noble Engineering Group Holdings Limited (HKEx: 8445), a company listed on the GEM of the Stock Exchange of Hong Kong Limited, since January 2017, a position which he holds today. Mr. Tsoi obtained a bachelor’s degree of accountancy from The Hong Kong Polytechnic University in November 2010. Mr. Tsoi is a Certified Public Accountant (Practicing) registered in the Accounting and Financial Reporting Council of Hong Kong.

Independent Directors:

Wai Chun CHIK, age 39, will serve as a director immediately upon the closing of this Offering. Ms. Chik has over 15 years of experience in the auditing, accounting, corporate governance and company secretarial matters. She currently serves as the company secretary of P.B. Group Limited, a company that is listed on the Hong Kong Stock Exchange (HKEx: 8331) since August 2019, and FingerTango Inc., a company that is listed on the Hong Kong Stock Exchange (HKEx: 6860) since July 2023. She also currently serves as the independent non-executive director at Boltek Holdings Limited, a company that is listed on the Hong Kong Stock Exchange (HKEx: 8601), since September 2021, and is an independent director of Top Wealth Group Holding Limited (NASDAQ: TWG), a company listed on Nasdaq, since April 2024. Furthermore, Ms. Chik is currently the head of company secretarial department of P.B. Advisory Limited. Ms. Chik obtained the master of corporate governance degree from the Hong Kong Polytechnic University in 2015. She was admitted as a member of CPA Australia in June 2011. Ms. Chik was also certified as a certified public accountant by the Hong Kong Institute of Certified Public Accountants in September 2011, and was admitted as an associate of both the Hong Kong Chartered Governance Institute (formerly known as the Hong Kong Institute of Chartered Secretaries) and the Chartered Governance Institute (formerly known as the Institute of Chartered Secretaries and Administrators) in March 2016.

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Dongjie LAO, age 35, will serve as a director immediately upon the closing of this Offering. Mr. Lao has over 10 years of experience in engineering. From July 2012 to April 2017, Mr. Lao was an engineer of AECOM Asia Co. Ltd. From March 2017 to August 2018, Mr. Lao was a site engineer of Kowloon Development Engineering Limited. Since August 2018, Mr. Lao has been a project manager of YSK2 Engineering Company Limited. Mr. Lao obtained a Bachelor of Engineering degree in civil engineering from the University of Hong Kong in 2012. Mr. Lao has been a member of the Hong Kong Institution of Engineers and the Institution of Structural Engineers since June 2018. Mr. Lao has been a registered professional engineer under the engineers registration board of Hong Kong since November 2020.

Yu YUAN, age 34, will serve as a director immediately upon the closing of this Offering. Mr. Yuan has over 10 years of experience in engineering. From August 2012 to June 2017, Mr. Yuan worked in Victor Li & Associates Ltd., with his last position as an assistant project manager. From June 2017 to February 2019, Mr. Yuan was an assistant project manager of SHUNLEE Engineering Corporation Limited. From March 2019 to April 2021, Mr. Yuan was a project manager of Vicon Construction Co., Ltd. Since April 2021, Mr. Yuan has been a senior engineer in BUCG-CCCL JOINT VENTURE. Mr. Yuan obtained a Bachelor of Engineering degree in civil engineering in 2012 from the University of Hong Kong and a Master of Science degree in engineering (geotechnical engineering) in 2016. Mr. Yuan has been a chartered civil engineer under the Institution of Civil Engineers since July 2020.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

Ms. Pik Chun Lin, our Chief Financial Officer, and Mr. Chi Ming Lam, our Chief Executive Officer, Director and Chairman, are married. Except for Ms. Lin and Mr. Lam, none of the other directors, proposed directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, proposed directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. Our directors, proposed directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Arrangements Concerning Election of Directors

We are not a party to, and are not aware of, any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management.

Board of Directors

We expect our board of directors will consist of four (4) directors after completion of the Offering.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our Company, or in which he is so interested and may vote on such motion.

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Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Copy of our committee charters can be found on our corporate investor relations website at http://ms100.com.hk.

Each committee’s members will be appointed upon the close of our Offering and listing on Nasdaq. Their functions are described below.

Audit Committee. We expect that on completion of the Offering, the audit committee will be comprised of Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan with Ms. Wai Chun Chik serving as chair. Our board of directors has determined that Ms. Wai Chun Chik qualifies as an “audit committee financial expert” and has the accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of Rule 5605(c)(2)(A) of the Nasdaq Stock Market Rules. We have also determined that Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate website.

The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our Code of Business Conduct and Ethics.

Compensation Committee. We expect that upon completion of the Offering, the Compensation Committee will be comprised of Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan, with Mr. Dongjie Lao serving as chair. We have also determined that Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan satisfy the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and evaluating annually the appropriate level of compensation for board and committee service by non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

A copy of the compensation committee’s charter is available at our corporate website.

Nominating and Corporate Governance Committee. We expect that upon completion of the Offering, the Nominating and Corporate Governance Committee will be comprised of Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan, with Mr. Yu Yuan serving as chairman. We have also determined that Ms. Wai Chun Chik, Mr. Dongjie Lao and Mr. Yu Yuan, satisfy the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election;

●	overseeing the board’s annual review of its performance (including its composition and organization), and making appropriate recommendations to improve performance;

●	monitoring compliance with the Company’s Code of Business Conduct and Ethics, including reviewing the adequacy and effectiveness of the Company’s procedures to ensure proper compliance; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

A copy of the nominating and corporate governance committee’s current charter is available at our corporate website.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, employees, and consultants of the Company, whether they work for the Company on a full-time, part-time, consultative or temporary basis. The Code of Business Conduct and Ethics is currently available at our corporate website at http://ms100.com.hk/.

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Duties of Directors

Under Cayman Islands law, the directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our Amended Memorandum and Articles. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors; (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from board meetings for a continuous period of six months or (v) is removed from office pursuant to any other provisions of our Amended Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of a certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such a contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Amended Memorandum and Articles, we may indemnify, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred with, omitted by, or executed by as a part of their duty or supposed duty in carrying out their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Agreements with Named Executive Officers and Director

We entered into employment agreements with our senior executive officers – Ms. Pik Chun Lin on December 22, 2024, and Mr. Chi Hei Tsoi on March 11, 2024 and both employment agreements will be effective as of the effective date of the Company’s initial public offering. We have also entered into indemnification agreements with our executive officers and directors and director nominees – Mr. Lam, Ms. Pik Chun Lin, Mr. Chi Hei Tsoi, Ms. Wai Chun Chik, Mr. Dongjie Lao, and Mr. Yu Yuan, all which will become effective on the closing date of the Company’s initial public offering.

We entered into a non-independent director agreement with Mr. Lam, which also speaks to his employment as chief executive officer, with his appointment as director effective as of August 17, 2022 and his appointment as Chief Executive Officer effective as of the closing date of the Company’s initial public offering. Finally, we have entered into independent director agreements with our director nominees, which will all become effective on the closing date of the Company’s initial public offering.

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Employment Agreements between the Company and Ms. Lin, and Mr. Tsoi

Pursuant to the employment agreements entered between the Company and Ms. Lin and Mr. Tsoi, respectively (each an “executive” and together the “executives”), the initial term of their employment agreements is from the date of effectiveness of the Company’s registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission until or unless terminated by either party by giving not less than three (3) months’ notice in writing or payment in lieu. The Company can terminate the executive’s employment immediately without notice or payment in lieu if he/she willfully disobeys a lawful and reasonable order; he/she misconducts himself such conduct being inconsistent with the due and faithful discharge of his duties; he/she commits a fraudulent or dishonest act; he/she is habitually neglectful in his duties; or on any other ground on which the Company would be entitled to terminate his employment without notice at common law. Should the Company terminate the executive’s employment, all of the executive’s post termination obligations contained in the employment agreement, in particular the confidentiality, non-solicitation and non-competition provisions in, shall remain in full force and effect. The executive’s primary place of work will be in Hong Kong. The executive will perform all duties assigned to him in her/his capacity as Chief Financial Officer/Chief Accounting Officer, as applicable of the Company in connection with the business of the Company including the specific duties set out in the executive’s employment agreement and any other duties or tasks assigned by the Company or the CEO from time to time. The executives will report to the CEO and/or any other representative of the Group as directed by the CEO. The executive owes fiduciary obligations to the Company and will act in good faith and fidelity to the Company, including ensuring there is no conflict between the personal interest of the executive and his/her duties to the Company. The executive will fully disclose and obtain prior written consent from the CEO and/or the representatives to enter into any transaction or contract or commercial arrangement for profit where such a transaction or contract or arrangement is in direct or indirect conflict between the personal interest of the executive and his/her duties to the Company. The executive will not to accept any payment or other benefit in money or kind from any person or entity as an inducement or reward for any act or forbearance in connection with any matter or business transacted by or on behalf of the Company. The executive shall be responsible for and shall indemnify the Company in respect of the payment of all salaries tax and any other form of taxation in respect of all payments payable to the executive under his/her employment agreement.

The executive’s salary will be HK$30,000 per month and the executive’s salary may be reviewed by the Company on an annual basis. The executive is entitled to fifteen 15 days paid annual leave for each calendar year and to four (4) paid sickness days per month. The executive is bound to maintain in strict confidence all information concerning the business and financing of the Group acquired during his/her employment with the Company, as well as confidential information of any other third parties to which he/she may have access to, both during and for a period of two (2) years after the termination of his employment. The executive is subject to a non-sonication and non-compete clause which extends for a period of six (6) months following the executive’s termination date, pursuant to which the executive, either on his/her own behalf or for any other person directly or indirectly may not (i) approach, canvass, solicit or otherwise endeavor to entice away from the Group the customer of any person who at any time during the twelve (12) months preceding the termination date had been a customer or supplier of the Group and (ii) solicit or entice or endeavor to solicit or entice away from the Group any person who at the date of termination is employed or engaged by the Group in a managerial, executive or sales capacity and with whom the Executive has had material dealings or was directly managed by or reported to the Executive within the period of twelve (12) months immediately prior to the date of termination.

Indemnification agreements with Mr. Lam, Ms. Lin, Mr. Tsoi, Ms. Chik, Mr. Lao, and Mr. Yuan

Pursuant to the indemnification agreements entered between the Company and the executive officers (Mr. Lam, Ms. Lin, and Mr. Tsoi) and the director and director nominees (Ms. Chik, Mr. Lao, and Mr. Yuan) (each executive officer and director/director nominee an “indemnitee”), the Company will indemnify the indemnitee, to the fullest extent permitted by the laws of the State of New York, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all losses if the indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any claim by reason of or arising in part out of an indemnifiable event, including, without limitation, claims brought by or in the right of the Company, claims brought by third parties, and claims in which the indemnitee is solely a witness. An indemnifiable event includes any event or occurrence, whether occurring before, on or after the closing date of the Company’s initial public offering, related to the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise or by reason of an action or inaction by the indemnitee in any such capacity (whether or not serving in such capacity at the time any loss is incurred for which indemnification can be provided under the indemnification agreement).

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The Company shall advance to the indemnitee, prior to the final disposition of any claim by final adjudication to which there are no further rights of appeal, any and all expenses actually and reasonably paid or incurred by the indemnitee in connection with any claim arising out of an indemnifiable event at the written request of indemnitee. The Company’s obligation to pay expense advances to the indemnitee is contingent upon the indemnitee’s execution and delivery to the Company of an undertaking to repay any amounts paid, advanced, or reimbursed by the Company for such expenses to the extent that it is ultimately determined, following the final disposition of such claim, that the indemnitee is not entitled to indemnification. To the fullest extent allowable under applicable law, the Company will also indemnify the indemnitee against, and, if requested by the indemnitee, shall advance to the indemnitee, any expenses actually and reasonably paid or incurred by the indemnitee in connection with any action or proceeding by the indemnitee for (a) indemnification or reimbursement or advance payment of expenses by the Company under any provision of the indemnification agreement, or under any other agreement or provision of the constituent documents in effect relating to claims relating to the indemnifiable events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. If the indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, then all amounts advanced in such a manner will be repaid.

The Company is not obligated to:

(a) indemnify or advance funds to an indemnitee for expenses or losses with respect to proceedings initiated by the indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except: (i) proceedings by indemnitee for a. indemnification or reimbursement or advance payment of expenses by the Company under any provision of the indemnification agreement, or under any other agreement or provision of the constituent documents in effect relating to claims relating to the indemnifiable events, and/or b. recovery under any directors’ and officers’ liability insurance policies maintained by the Company (unless a court of competent jurisdiction determines that each of the material assertions made by the indemnitee in such proceeding was not made in good faith or was frivolous); or (ii) where the Company has joined in or the board has consented to the initiation of such proceedings;

(b) indemnify an indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify an indemnitee for the disgorgement of profits arising from the purchase or sale by the indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d) indemnify or advance funds to the indemnitee for the indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the indemnitee or payment of any profits realized by the indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by the indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

The Company shall not be liable to an indemnitee for any amounts paid in settlement of any threatened or pending claim related to an indemnifiable event effected without the Company’s prior written consent, which shall not be unreasonably withheld.

The agreements and obligations of the Company as delineate din the indemnification agreement will continue during the period that the indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another enterprise) and will continue thereafter (i) so long as the indemnitee may be subject to any possible claim relating to an indemnifiable event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the indemnitee to enforce or interpret his or her rights, even if, he or she may have ceased to serve in such capacity at the time of any such claim or proceeding.

The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under the indemnification agreements.

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Non-independent director agreement with Mr. Lam

Mr. Lam’s appointment as director is effective as of August 17, 2022. Mr. Lam’s term as chief executive officer will commence from the closing date of the Company’s initial public offering and will continue until Mr. Lam’s successor is duly elected or appointed and qualified or until Mr. Lam’s earlier death, disqualification, resignation or removal from officer, pursuant to the terms of the non-independent director agreement between the Company and Mr. Lam and the Company’s them current memorandum and articles of association, as may be ended from time to time, or any applicable laws, rules, or regulations. Mr. Lam will receive a monthly remuneration of HK$55,000, which compensation may be reviewed during the term of his non-independent director agreement with the Company by the Compensation Committee pursuant to its terms of reference after the closing date of the Company’s initial public offering. Any adjustment to the compensation will be recommended by the Compensation Committee and approved by the board. The director will be reimbursed for all reasonable expenses incurred in connection with the director’s positions as a member of the board and for services as a member of each committee of the board to which the director may be appointed.

Mr. Lam’s duties will include, but not be limited by, the following:

(a) devoting a sufficient amount of time and attention to the interests and affairs of the Company in the discharge of duties of his office as a director, chief executive officer and chairman of the board of the Company and, where relevant, as an officer of such other members of the Group as are necessary for the proper and efficient administration, supervision, and management of the strategic planning, corporate management and business development of the Group;

(b) faithfully and diligently performing such duties and exercising such powers as are consistent with his office in relation to the Company and/or the Group;

(c) in the discharging of such duties and in the exercising of such powers observing and complying with all reasonable and lawful resolutions, instructions, regulations and directions from time to time passed, made or given by the board according to the best of his skills and ability;

(d) performing such services for the Group and (without further remuneration unless otherwise agreed) accepting such offices in the Group as the board may from time to time reasonably require provided the same are consistent with his office;

(e) at all times keeping the board promptly and fully informed (in writing if so requested) in connection with the performance of such powers and duties and provide such explanations as the board may require in connection with his office in relation to the Company and/or the Group;

(f) acting in accordance with his powers and obligations as a director, chief executive officer and chairman of the board of the Company and using his best endeavors to comply with and to cause the Company to comply with:

(a) his non-independent director agreement with the Company;

(b) every rule or law applicable to any member of the Group, whether in the United States, Hong Kong, or elsewhere;

(c) the Nasdaq Stock Market Rules;

(d) amended and restated memorandum and articles of association of the Company;

(e) shareholders’ and board resolutions of the Company;

(f) the Securities Act of 1933; and

(g) all other relevant securities regulations, rules, instructions and guidelines as issued by the relevant regulatory authorities from time to time, in relation to dealings in shares or other securities of the Company or any other member of the Group, and in relation to insider information or unpublished inside information affecting the shares, debentures or other securities of any member of the Group.

The director shall carry out his duties and exercise his powers jointly with any other executive officers, senior management or directors of the Group. The board may at any time require the director to cease performing any of his duties or exercising any of his power under his non-independent director agreement with the Company.

Whenever the director becomes aware of a business opportunity related to the Company’s business, which one could reasonably expect the director to make available to the Company, the director shall promptly disclose such opportunity to the applicable board committee or the board and proceed as directed by such committee or the board, as applicable.

When the director will have or may have access to and become informed of proprietary, confidential and secret information which is a competitive asset of the Company which the Director has had access by reason of the director’s relationship with the Company, the director will faithfully keep in strict confidence, any such confidential information

The term “confidential information” does include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the director or the director’s representatives; or (ii) is required to be disclosed by the director due to governmental regulatory or judicial process.

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Mr. Lam is required to abide by the Company’s Code of Business Conduct and Ethics.

Mr. Lam will cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation, and the Company may act unilaterally in order to comply with such laws.

Independent director agreement with Ms. Chik, Mr. Lao, and Mr. Yuan

Pursuant to the independent director agreements entered between the Company and the directors, Ms. Chik, Mr. Lao, and Mr. Yuan, respectively (each an “independent director”), the initial term of employment of the independent director will commence from the closing date of the Company’s initial public offering and will continue until the independent director’s successor is duly elected or appointed and qualified or until the independent director’s earlier death, disqualification, resignation or removal from officer, pursuant to the terms of the independent director agreement between the Company and the independent director and the Company’s them current memorandum and articles of association, as may be ended from time to time, or any applicable laws, rules, or regulations. The independent directors will receive a monthly remuneration of HK$12,000, which compensation may be reviewed during the term of his/her independent director agreement with the Company by the Compensation Committee pursuant to its terms of reference after the closing date of the Company’s initial public offering. Any adjustment to the compensation will be recommended by the Compensation Committee and approved by the board. The independent director will be reimbursed for all reasonable expenses incurred in connection with the director’s positions as a member of the board and for services as a member of each committee of the board to which the director may be appointed.

The director’s appointment to the board is contingent upon the board’s determination that the director is “independent” with respect to the Company, as such term is defined by Rule 5605 of the Nasdaq Stock Market’s Listing Rules, and any other applicable rules, and that the director may be removed from the board in the event that the director does not maintain such independence.

The independent directors shall carry out their duties and exercise their powers in good faith and in the best interests of the Company, including but not limited to, attending all required meetings of the board or applicable committees thereof, executive sessions of the independent directors, reviewing filing reports and other corporate documents as requested by the Company, and providing comments and opinion as to business matters as requested by the Company.

When the independent director has a direct or indirect financial or personal interest in a contract or transaction to which the Company is a party, or the director is contemplating entering into a transaction that involves use of corporate assets or competition against the Company, the director will promptly disclose such potential conflict to the applicable board committee or the board and proceed as directed by such committee or the board, as applicable. The director owes the duty of loyalty and the duty of care to the Company pursuant to applicable law and will act in all cases in accordance with applicable law.

Whenever the director becomes aware of a business opportunity related to the Company’s business, which one could reasonably expect the director to make available to the Company, the director shall promptly disclose such opportunity to the applicable board committee or the board and proceed as directed by such committee or the board, as applicable.

When the director will have or may have access to and become informed of proprietary, confidential and secret information which is a competitive asset of the Company which the director has had access by reason of the director’s relationship with the Company, the director will faithfully keep in strict confidence, any such confidential information.

The term “confidential information” does include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the director or the director’s representatives; or (ii) is required to be disclosed by the director due to governmental regulatory or judicial process.

The independent directors will abide by the Company’s Code of Business Conduct and Ethics.

The independent directors will cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation, and the Company may act unilaterally in order to comply with such laws.

Other than the real property lease, the form of indemnification agreement for our directors, the form of director agreement with Mr. Lam and the form of non-independent director agreements as described in this Annual Report, we have not entered into any material agreements other than in the ordinary course of business.

Insider Trading Policy

Our board of directors adopted, on July 29, 2024, insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees and their respective family members of the Company that are reasonably designed to promote compliance with applicable insider trading laws, rules, and regulations, and any listing standards applicable to us.

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EXECUTIVE COMPENSATION

Our compensation committee approves our salaries and benefit policies. It determines the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

The following table sets forth certain information with respect to compensation for the fiscal years ended March 31, 2024, 2023 and 2022 earned by or paid to our chief executive officer, Mr. Lam, the chief financial officer, Ms. Lin, and the chief accounting officer, Mr. Tsoi (the “named executive officers”).

Name and principal position	Year/ period	Fee earned or paid in cash	Base compensation and bonus	Share awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Mr. Chi Ming Lam Chief Executive Officer	Fiscal year ended March 31, 2022	52,372	-	-	-	-	-	1,154	53,526
	Fiscal year ended March 31, 2023	73,333	-	-	-	-	-	1,744	75,077
	Fiscal year ended March 31, 2024	84,615	-	-	-	-	-	2,308	86,923
Ms. Pik Chun Lin Chief Financial Officer	Fiscal year ended March 31, 2022	45,045	-	-	-	-	-	1,154	46,199
	Fiscal year ended March 31, 2023	34,872	-	-	-	-	-	1,449	36,321
	Fiscal year ended March 31, 2024	110,256	-	-	-	-	-	2,308	112,564
Mr. Chi Hei Tsoi Chief Accounting Officer	Fiscal year ended March 31, 2022	-	-	-	-	-	-	-	-
	Fiscal year ended March 31, 2023	-	-	-	-	-	-	-	-
	Fiscal year ended March 31, 2024	-	-	-	-	-	-	-	-

Compensation of Directors

For the fiscal years ended March 31, 2024, 2023 and 2022, no members of our board of directors received compensation in their capacity as directors.

Director Compensation — Non-Employee Directors

For the fiscal years ended March 31, 2024, 2023 and 2022, the Company did not have any non-employee directors. At the closing of the Offering, we will engage three independent directors, who are not employees of the Company or any of the Operating Subsidiaries, as non-employee directors. We will pay our independent directors an annual cash retainer subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities.

Executive Compensation Recovery Policy

On July 29, 2024, our board of directors adopted an Executive Compensation Recovery Policy providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Adoption of the Executive Compensation Recovery Policy was mandated by new Nasdaq listing standards introduced pursuant to Exchange Act Rule 10D-1. The Executive Compensation Recovery Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002 which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer.

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RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation”, below we describe transactions since our incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

a.	Due from related parties

As of March 31, 2024 and 2023, the balances of amounts due from related parties were as follows:

	As of March 31,
	2024	2023	2022
	USD	USD	USD
Due from a related party
Mr. Chi Ming Lam (1 and 2)	-	78,355	520,151
Total	-	78,355	520,151

(1)	Mr. Chi Ming Lam is the Chief Executive Officer, director and Chairman of the Company.
(2)	The balance represented the advances to Mr. Lam. The amount was unsecured, interest-free and repayable on demand. The balance has been fully repaid as of the date of this prospectus.

b.	Related party transactions

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Purchases from a related party
Mo Building Material Limited (1)	-	425,128	335,431
Total	-	425,128	335,431

Dividend declared and offsetting against due from
Mr. Chi Ming Lam (2)	1,711,225	2,564,103	1,282,051
Total	1,711,225	2,564,103	1,282,051

Advances from (Payment to) a related party
Mr. Chi Ming Lam (2 and 3)	1,058,733	632,648	354,232
Mr. Chi Ming Lam (2 and 3)	(2,730,449)	(2,754,955)	(1,623,892)
Total	(1,671,716)	(2,122,307)	(1,269,660)

(1)	Mo Building Material Limited is a company in which Mr. Chi Ming Lam had beneficial interest before September 2, 2022.
(2)	Mr. Chi Ming Lam is the Chief Executive Officer, director and Chairman of the Company.
(3)	Represents the total advances from (payments to) Mr. Lam for the years ended March 31, 2024, 2023, and 2022 which were non-trade in nature, unsecured, interest-free and had no fixed term of repayment. As of March 31, 2024, the amount due from Mr. Lam to the Company was nil.

There are no related party transactions to report for the period between March 31, 2024 and the date of this prospectus, and as of the date of this prospectus the Company has ceased all related party transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

Our Company is authorized to issue 100,000,000 Ordinary Shares with par value of $0.0005. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 11,250,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 12,750,000 Ordinary Shares post-Offering, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 8/F, Cheong Tai Industrial Building, 16 Tai Yau Street, San Po Kong, Kowloon, Hong Kong. As of the date of this prospectus, we have one shareholder of record.

	Ordinary Shares beneficially owned prior to this Offering		Ordinary Shares beneficially owned after this Offering
	Number	%	Number		%
Directors and Executive Officer:
Chi Ming LAM Chief Executive Officer	11,250,000	100	10,750,000	(1)	84.31
Pik Chun LIN Chief Financial Officer	-	-	-		-
Chi Hei TSOI Chief Accounting Officer	-	-	-		-
Wai Chun CHIK	-	-	-		-
Dongjie LAO	-	-	-		-
Yu YUAN	-	-	-		-
All directors and executive officers as a group	11,250,000	100	10,750,000		84.31

(1)	Assuming Mr. Chi Ming Lam disposed 500,000 Ordinary Shares pursuant to the Resale Prospectus.

As of the date of this prospectus, we are authorized to issue 100,000,000 shares with par value of $0.0005 in a single class. Holders of Ordinary Shares are entitled to one vote per share. We will issue and register Ordinary Shares in this Offering.

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As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States. The Company’s Ordinary Shares are owned by Mr. Chi Ming Lam, a citizen of Hong Kong. Mr. Lam owns 11,250,000 Ordinary Shares, which represent 100% of the Company’s issued and outstanding shares as of the date hereof. The Company is not aware that it is directly owned or controlled by another corporation, any foreign government or any other natural or legal person(s) severally or jointly.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares on August 2, 2022 with the specific purpose to become the legal vehicle for our Operating Subsidiaries to go public in the U.S.

Name of company	Place of incorporation	Attributable equity interest (%)	Issued and outstanding shares
Ming Shing Group Holdings Limited	Cayman Islands	Parent	11,250,000
MS (HK) Construction Engineering Limited	British Virgin Islands	100	N/A
MS (HK) Engineering Limited	Hong Kong	100	N/A
MS Engineering Co., Limited	Hong Kong	100	N/A

On August 2, 2022, the Company was incorporated in the Cayman Islands. On August 17, 2022, the Company incorporated a wholly-owned subsidiary, MS (HK) Construction Engineering Limited, a BVI business company with limited liability incorporated in the British Virgin Islands.

On November 25, 2022, Mr. Chi Ming Lam, the then sole shareholder of MS (HK) Engineering Limited, transferred his entire equity interest in MS (HK) Engineering Limited, to MS (HK) Construction Engineering Limited.

On November 25, 2022, Mr. Chi Ming Lam, the then sole shareholder of MS Engineering Co., Limited, transferred his entire equity interest in MS Engineering Co., Limited, to MS (HK) Construction Engineering Limited.

As of the date of this prospectus, none of our outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change in control of our Company.

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DESCRIPTION OF ORDINARY SHARES

General

Ming Shing Group Holdings Limited is a holding company incorporated under the laws of the Cayman Islands on August 2, 2022. Our affairs are governed by the provisions of our amended and restated memorandum and articles of association, as amended and/or restated from time to time, the Companies Act and the applicable laws of the Cayman Islands (including applicable common law).

The following description of our share capital and provisions of our post offering amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our post offering amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act on August 2, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each. As of the date of this prospectus, there are 11,250,000 ordinary shares issued and outstanding. Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

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At the completion of this offering, there will be 12,750,000 Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [●].

Listing

We have applied to list our Ordinary Shares on Nasdaq under the symbol “MSW”.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares will be Odyssey Trust Company. Odyssey Trust Company’s address and phone number is 1230 – 300 5th Ave SW, Calgary, AB T2P 3C4; telephone number 587-885-0960. The email address for the transfer agent is clients@odysseytrust.com.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

●	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Our board of directors may decide to pay dividends to its shareholders without having to obtain shareholders’ consent. Dividends are therefore usually paid pursuant to a resolution of the board of directors passed either by way of written resolution or at a board meeting.

Alternatively, dividends may also be declared pursuant to an ordinary resolution of the shareholders passed either by way of written resolution or at a general meeting. Our board of directors may recommend a dividend to the shareholders either by way of written resolution or at a board meeting. Shareholders would evaluate the director’s recommendation pursuant to an ordinary resolution passed either by way of written resolution or at a general meeting. However, the amount of such dividend to be paid must not exceed the amount recommended by the board.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

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●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture or Surrender of Shares

Subject to the terms of allotment, board of directors may make calls upon shareholders in respect of any monies unpaid on their shares including any premium (such as any interest which may have accrued, and any expenses which have been incurred by the Company in connection with the unpaid monies). The call may provide for payment to be by instalments. Subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made, each Shareholder shall pay to the Company the amount called on his shares as required by the notice. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, such as the Ordinary Shares in this Offering, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture. There is no premium in connection with the Ordinary Shares in this Offering.

If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid, any interest which may have accrued, and any expenses which have been incurred by the Company due to that person’s default. The notice shall state the place where payment is to be made, and a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

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If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. Despite the foregoing, the board of directors may determine that any share the subject of that notice be accepted by the Company as surrendered by the Shareholder holding that share in lieu of forfeiture.

A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board of directors determine either to the former Shareholder who held that share or to any other person. The forfeiture or surrender may be cancelled on such terms as the directors think fit at any time before a sale, re-allotment or other disposition.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment. The directors, however, may waive payment wholly or in part.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

As of the date of this prospectus, as the shares have been duly registered in the Company’s register of members as fully paid shares, they are considered fully paid and non-assessable, and are not subject to forfeiture.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

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The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

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Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;

●	he is made bankrupt or makes an arrangement or composition with his creditors generally;

●	he resigns his office by notice to us;

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●	he only held office as a director for a fixed term and such term expires;

●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Companies Act and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

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A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

●	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

●	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

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The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended Memorandum and Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

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Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Amended Memorandum and Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

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Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our Amended Memorandum and Articles do not provide for cumulative voting.

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Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken off by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken off and cease to exist.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

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●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.	The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

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Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

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●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

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Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

Transfer Agent and Registrar

Our registrar and transfer agent for the common shares is Odyssey Trust Company, 1230 – 300 5th Ave SW, Calgary, Alberta, T2P 3C4, Canada, telephone: 1-587-885-0960.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 12,750,000 Ordinary Shares outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. We have applied to list the Ordinary Shares on Nasdaq, but we cannot assure you that a regular trading market will develop in the Ordinary Shares. In the absence of a regular trading market, the liquidity and value of the Ordinary Shares may decline. The lack of a market may indicate a lack of bona fide market interest in the security and may impact our continued listing.

Lock-Up Agreements

We, our directors, officers, and all existing shareholders who own 5% or more of the issued and outstanding Ordinary Shares as of the Effective Date of the Registration Statement will enter into customary lock-up agreements with the underwriters for a period of six (6) months from the date of the Offering.

Each of the Company and any successors of the Company agree not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible or exchangeable for Ordinary Shares of the Company for a period of up to three (3) months from the closing of the Offering.

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Polaris Tax Counsel, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of David Fong & Co., our Hong Kong counsel, insofar as it relates to legal conclusions with respect to matters of Hong Kong Taxation below.

Hong Kong Taxation

The following brief description of Hong Kong laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. Please refer to the section titled “Dividend Policy.”

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

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Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES. THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES, INCLUDING INVESTORS SUBJECT TO SPECIAL TAX RULES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to mark-to-market;
●	U.S. expatriates;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of the total combined voting power or value of our shares (including by reason of owning our Ordinary Shares);
●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or
●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

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Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under the U.S. federal gift or estate tax, non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”) and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax. A dividend distribution that exceeds our current and accumulated earnings and profits is treated as a tax-free return of your tax basis in your Ordinary Shares, and to the extent that it exceeds your tax basis, as capital gain, but only if we determine our accumulated earnings and profits under U.S. federal income tax principles. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The Net Investment Income Tax also applies to capital gains.

With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will not qualify to be taxed at the lower capital gains rate applicable to qualified dividend income unless (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market but not if they only trade on over the counter markets or electronic pink sheets. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

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Dividends will constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

Our status as a Passive Foreign Investment Company

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or
●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Code Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value (a so-called “look-through subsidiary”). Because we own 100% of the stock of our Operating Subsidiaries, in determining our PFIC status we will take into account their income and assets (other than certain assets, or the income therefrom, that are subject to intercompany transfers), as well as the income and assets of any other look-through subsidiary.

Taking into account the income and assets of our Operating Subsidiaries, our status as a PFIC will depend on the nature of our income and the income of our Operating Subsidiaries (as well as the income and assets of any other look-through subsidiary). Based on our current operations, we expect our Operating Subsidiaries to have considerable amounts of income from operations in 2023 and so we do not expect that any passive income generated by us and by our Operating Subsidiaries (and any other look-through subsidiary) will amount to 75% of the total income from all the entities in 2023. As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.

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In determining whether we are a PFIC under the assets test, a number of different kinds of assets must be taken into account. Our Operating Subsidiaries have considerable assets used in its operations which would be counted as active assets. However, in this offering we expect to raise for our Company considerable cash. The IRS has stated that cash, even if held as working capital, produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test will therefore depend in part on how quickly we spend the cash that we raise. Our status as a PFIC could also depend on the value of our stock as determined by the market (which may be volatile). PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the 2023 taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for 2023 or any future taxable year. We or a related entity express no opinion as to the Company’s or a related entity’s status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.

If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the Ordinary Shares. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status are also discussed below.

Consequences to you of PFIC status

If we are a PFIC for a taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election”, as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Ordinary Shares, whichever is shorter. Under the special tax rules that apply to excess distributions, and to gains realized from a disposition of our Ordinary Shares,

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Ordinary Shares;
●	the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and
●	the amount allocated to each of your other taxable year(s) – i.e., prior years during which we were a PFIC – will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

“Mark-to-market” election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. The mark-to-market election is available only for “marketable stock”, which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market. A “qualified exchange or other market” is defined in applicable U.S. Treasury regulations as a national securities exchange registered with the SEC or a national market system established pursuant to section 11A of the Exchange Act, or a foreign securities exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. The Nasdaq Capital Market is a qualified exchange or other market, but we are uncertain as to whether our Ordinary Shares will be “regularly traded.” If our Ordinary Shares do not trade regularly on the Nasdaq Capital Market, the mark-to-market election would not be available to you were we to be or become a PFIC.

If the mark-to-market election is available and you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

“Purging election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC.A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. As long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Ordinary Shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

Qualified electing fund election. In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

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THE PFIC RULES ARE COMPLEX. THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE ORDINARY SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

Reporting requirements.

If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Ordinary Shares, including information on distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares. You should consult your tax advisor about Form 8621 filing requirements.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above, including your ability to make a “protective election” if you are uncertain about our PFIC status, and the PFIC filing requirements.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to the Ordinary Shares.

Additional reporting requirements that apply if we are classified as a PFIC are discussed above under “Passive Foreign Investment Company – Reporting Requirements”.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the Ordinary Shares that is not a U.S. Holder.

Subject to the U.S. backup withholding rules described below, non-U.S. Holders of the Ordinary Shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the Ordinary Shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the Ordinary Shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the Ordinary Shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the Ordinary Shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

David Fong & Co., our counsel as to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Hong Kong counsel also advised us that in Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

Our director, Mr. Chi Ming LAM, and all our independent director nominees, Ms. Wai Chun CHIK, Mr. Dongjie LAO and Mr. Yuan YU, who shall serve in such position upon the closing of this Offering, are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As discussed above, due to a lack of reciprocity and treaties, any judgments rendered by a court in the United States will need to be enforced under the common law and the judgment must meet certain criteria before it can be enforced in Hong Kong. Therefore legal proceedings by investors against these individuals can be both costly and time-consuming.

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UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with Alexander Capital, L.P., as the Representative of the underwriters in this Offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this Offering. The Underwriters have agreed to purchase from us, and we have agreed to sell to them, the number of Ordinary Shares set forth opposite to its name below, at the Offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Ordinary Shares
Alexander Capital, L.P.	[●]
Revere Securities LLC	[●]
Total	1,500,000

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

Pursuant to the underwriting agreement, we have agreed to grant to the underwriters an option to purchase from us up to an additional 225,000 Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The underwriters may exercise this option, at their discretion, in whole or in part, from time to time, within 45 days of the Effective Date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Fees, Commissions and Expense Reimbursement

We will pay the underwriters a fee/commission equivalent to seven and a half percent (7.5%) of the gross proceeds of this Offering. The underwriters propose initially to offer the Ordinary Shares to the public at the Offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the Offering price, the underwriters may change the Offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the underwriters with this Offering:

	Per Ordinary Share		Total without exercise of over-allotment option		Total with full exercise of over-allotment option
Public Offering price (1)	$	[●]	$	[●]	$	[●]
Underwriting fees and commissions (7.5%)	$	[●]	$	[●]	$	[●]
Non-accountable expense allowance (2%)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	Assuming an initial offer price of $6.50 per Ordinary Share (which is the midpoint of the range set forth on the cover page of this prospectus)

We agreed to pay to the underwriters non-accountable expenses equal to 2% of the gross proceeds raised in the Offering.  We have paid an advisory fee in connection with the Offering in the amount of $50,000, which has been paid upon the execution of the engagement letter, and reimburse the underwriters for certain accountable expenses not to exceed the total amount of $150,000, including, but not limited to, the underwriters’ legal fees, background check expenses, and other expenses related to the offering. Any expense deposits will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting fees and commissions, will be approximately $1,994,803.

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Right of First Refusal

In addition, the Company agrees to grant the underwriters a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the underwriters for twelve months from the closing day of this offering, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The underwriters will notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5).

No Sales of Similar Securities

All officers, directors, and principal stockholders who own more than five percent (5%) of the Company’s securities, as of the effective Date, except for the Selling Shareholder with respect to the Ordinary Shares being offered in the Resale Prospectus only, shall agree in writing, not to sell, transfer, or otherwise dispose of any of such securities of the Company for a period of six (6) months from the Effective Date or any longer period required by FINRA, the Exchanges or any state, without the express written consent of the Underwriter, which consent may be given or withheld in the Underwriter’s sole discretion.

Lock-Up Agreements

Our directors, officers, and all existing shareholders who own 5% or more of the issued and outstanding Ordinary Shares as of the Effective Date of the Registration Statement, except for the Selling Shareholder with respect to the Ordinary Shares being offered in the Resale Prospectus only, will enter into customary lock-up agreements with the underwriters for a period of six (6) months from the date of the Offering.

We, as of the Effective Date of the Registration Statement, will enter into customary lock-up agreements with the underwriters for a period of three (3) months from the date of the Offering.

Each of the Company and any successors of the Company agree not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible or exchangeable for Ordinary Shares of the Company for a period of up to three (3) months from the closing of the Offering.

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Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of the ordinary shares in excess of the number of ordinary shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriters is not greater than the number of ordinary shares that they may purchase in the over-allotment option. In a naked short position, the number of ordinary shares involved is greater than the number of ordinary shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing ordinary shares in the open market.

●	Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ordinary shares to close out the short position, the underwriters will consider, among other things, the price of our ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. If the underwriters sell more ordinary shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the ordinary shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our ordinary shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of ordinary shares. As a result, the price of ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Stock Market or otherwise, and, if commenced, may be discontinued at any time.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained on any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares, where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Australia

This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

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Notice to Prospective Investors in Canada

Resale restrictions. The distribution of the ordinary shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the ordinary shares are made. Any resale of the ordinary shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers. By purchasing ordinary shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the ordinary shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

●	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

●	where required by law, the purchaser is purchasing as principal and not as agent; and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory rights of action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of legal rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and eligibility for investment. Canadian purchasers of ordinary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ordinary shares in their particular circumstances and about the eligibility of the ordinary shares for investment by the purchaser under relevant Canadian legislation.

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Notice to Prospective Investors in Cayman Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the ordinary shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ordinary shares has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

137

●	used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the FrenchCode monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

The ordinary shares will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ordinary shares.

138

Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

139

Notice to Prospective Investors in Switzerland

The ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

Notice to Prospective Investors in Taiwan

The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Notice to Prospective Investors in United Arab Emirates

The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Application for Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing/quotation on Nasdaq. We will not consummate and close this Offering without a listing approval letter from Nasdaq. Our receipt of a listing approval letter is different from an actual listing on Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this Offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting, and financial compliance costs.

140

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,628
Nasdaq Capital Market Listing Fee	$50,000
FINRA	$3,170
Legal Fees and Expenses	$852,281
Accounting Fees and Expenses	$707,880
Printing and Engraving Expenses	$14,316
Directors & Officers Insurance Expenses	$45,000
Miscellaneous Expenses	$319,528
Total Expenses	$1,994,803

These expenses and underwriting fees and commissions will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Nauth LPC is acting as counsel to our Company regarding U.S. securities law matters. Polaris Tax Counsel is acting as counsel to our Company regarding U.S. tax matters. VCL Law LLP is acting as counsel to the underwriters. Certain other legal matters will be passed upon for the underwriters by Sullivan & Worcester LLP. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co. Nauth LPC may rely upon David Fong & Co. with respect to matters governed by Hong Kong law. Legal matters as to PRC laws will be passed upon for us by China Commercial Law Firm.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024, 2023 and 2022, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, CO, 80202, United States.

The section in this prospectus entitled “Industry Background” is based in part upon, and summaries elsewhere in this prospectus attributed to Frost & Sullivan are based upon, information either compiled or produced by Frost & Sullivan and are included in reliance upon the authority of that firm as an expert, although Frost & Sullivan has not independently verified the material provided to it by the outside sources referenced in that section. This information has been included with the consent of Frost & Sullivan and Frost & Sullivan has authorized that portions of the prospectus be attributed to it. The office of Frost & Sullivan is located at 3006, Two Exchange Square, 8 Connaught Place Central, Hong Kong.

141

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and these securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of the Offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at http://ms100.com.hk/. Upon completion of the Offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm (PCAOB ID: 6413)	F-2

Audited Consolidated Financial Statements
- Consolidated Balance Sheets as of March 31, 2024 and 2023	F-3
- Consolidated Statements of Operation and Comprehensive Income for the years ended March 31, 2024, 2023 and 2022	F-4
- Consolidated Statements of Change in Shareholders’ Equity for the years ended March 31, 2024, 2023 and 2022	F-5
- Consolidated Statements of Cash Flows for the years ended March 31, 2024, 2023 and 2022	F-6
- Notes to the Consolidated Financial Statements for the years ended March 31, 2024, 2023 and 2022	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Ming Shing Group Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ming Shing Group Holdings Limited and its subsidiaries (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2022.

Denver, Colorado

August 26, 2024

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-2

Ming Shing Group Holdings Limited and its subsidiaries

Consolidated Balance Sheets

	As of March 31
	2024	2023
	USD	USD

Assets
Current assets
Cash and cash equivalents	1,080,514	323,958
Accounts receivable, net	1,643,568	3,323,520
Contract assets	6,098,497	3,150,729
Due from a related party	-	78,355
Deposits, prepayments and other current assets	20,925	38,780
Total current assets	8,843,504	6,915,342

Non-current assets
Property and equipment, net	1,223,100	11,923
Right-of-use assets – finance lease	216,065	343,182
Life insurance policy, cash surrender value	160,891	155,751
Contract assets	740,600	70,819
Deferred costs	704,568	783,221
Deferred tax assets	150	2,256
Total non-current assets	3,045,374	1,367,152

Total assets	11,888,878	8,282,494

Current liabilities
Accounts payable	3,166,177	1,884,046
Bank borrowings	3,818,453	3,823,633
Finance lease liabilities	67,372	84,959
Accrued expenses and other current liabilities	136,791	83,351
Income tax payable	552,670	305,590
Total current liabilities	7,741,463	6,181,579

Non-current liabilities
Bank borrowings	3,033,780	1,498,485
Finance lease liabilities	114,495	216,373
Deferred tax liabilities	878	3,167
Total non-current liabilities	3,149,153	1,718,025

Total liabilities	10,890,616	7,899,604

Shareholders’ equity
Ordinary shares, 100,000,000 shares authorized; USD0.0005 par value, 11,250,000 and 11,250,000 shares issued and outstanding, as of March 31, 2024 and 2023, respectively	5,625	5,625
Subscription receivable	(5,625)	(5,625)
Additional paid in capital	1,282	1,282
Retained earnings	996,980	381,608
Total shareholders’ equity	998,262	382,890

Total liabilities and shareholders’ equity	11,888,878	8,282,494

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Ming Shing Group Holdings Limited and its subsidiaries

Consolidated Statements of Operations and Comprehensive Income

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD

Revenue	27,572,692	21,868,220	14,383,980
Cost of revenue	(22,479,613)	(18,373,672)	(11,755,111)
Gross profit	5,093,079	3,494,548	2,628,869

Operating expenses
General and administrative expenses	(1,846,753)	(855,597)	(512,650)
Total operating expenses	(1,846,753)	(855,597)	(512,650)

Income from operations	3,246,326	2,638,951	2,116,219

Other income (expense)
Interest expense, net	(286,090)	(179,986)	(74,574)
Other income	15,297	797,160	78,960
Total other income, net	(270,793)	617,174	4,386

Income before tax expense	2,975,533	3,256,125	2,120,605
Income tax expense	(648,936)	(468,889)	(317,096)
Net income and total comprehensive income	2,326,597	2,787,236	1,803,509

Net income per share attributable to ordinary shareholders
Basic and diluted	0.21	0.25	0.22

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	11,250,000	11,250,000	8,136,986

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Ming Shing Group Holdings Limited and its subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

	Ordinary Shares			Additional		Total
	Number of shares	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2021	5,625,000	2,812	(2,812)	-	458,312	458,312
Reorganization	5,625,000	2,813	(2,813)	1,282	(821,295)	(820,013)
Net profit for the year	-	-	-	-	1,803,509	1,803,509
Dividend declared and paid	-	-	-	-	(1,282,051)	(1,282,051)
Balance as of March 31, 2022	11,250,000	5,625	(5,625)	1,282	158,475	159,757

	Ordinary Shares			Additional		Total
	Number of shares	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2022	11,250,000	5,625	(5,625)	1,282	158,475	159,757
Net profit for the year	-	-	-	-	2,787,236	2,787,236
Dividend declared and paid	-	-	-	-	(2,564,103)	(2,564,103)
Balance as of March 31, 2023	11,250,000	5,625	(5,625)	1,282	381,608	382,890

	Ordinary Shares			Additional		Total
	Number of shares	Amount	Subscription receivable	paid in capital	Retained Earnings	Shareholders’ Equity
		USD	USD	USD	USD	USD
Balance as of April 1, 2023	11,250,000	5,625	(5,625)	1,282	381,608	382,890
Net profit for the year	-	-	-	-	2,326,597	2,326,597
Dividend declared and paid	-	-	-	-	(1,711,225)	(1,711,225)
Balance as of March 31, 2024	11,250,000	5,625	(5,625)	1,282	996,980	998,262

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Ming Shing Group Holdings Limited and its subsidiaries

Consolidated Statements of Cash Flows

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Operating activities:
Net income	2,326,597	2,787,236	1,803,509
Adjustments:
Depreciation on property and equipment	26,214	5,001	7,772
Amortization of right-of-use assets – finance lease	79,521	74,671	51,892
Gain on disposal of right-of-use assets – finance lease	(3,686)	(17,308)	-
Change in cash value of life insurance policy	(5,140)	(4,266)	(3,417)
Expected credit loss allowance	30,075	71,386	8,966
Deferred Income (benefits) taxes provision	(183)	(803)	(994)
Previously deferred IPO cost that expensed in the year	370,957	-	-
Change in working capital items:
Change in accounts receivable	1,724,503	369,117	(2,884,677)
Change in contract assets	(3,692,174)	(2,466,428)	461,496
Change in deposits, prepayments and other current assets	17,856	(7,430)	(9,154)
Change in accounts payable	1,282,131	49,943	126,214
Change in income tax payable	247,080	(73,988)	325,647
Change in accrued expenses and other current liabilities	53,438	8,197	(38,812)
Cash provided by (used in) operating activities	2,457,189	795,328	(151,558)

Investing activities:
Purchase of property and equipment	(1,147,262)	(15,384)	-
Sales proceeds from disposal of right-of-use assets – finance lease	-	51,282	-
Cash obtained from reorganization	-	-	56,390
Cash (used in) provided by investing activities	(1,147,262)	35,898	56,390

Financing activities:
Proceeds from new bank borrowings	23,383,104	10,307,778	3,187,692
Repayment of bank borrowings	(21,852,990)	(7,995,854)	(1,875,860)
Initial payments for finance lease liabilities	-	(2,308)	-
Principal payments for finance lease liabilities	(119,465)	(129,148)	(43,750)
Advances from a related party	1,058,733	632,648	354,232
Payments to a related party	(2,730,449)	(2,754,955)	(1,623,892)
Payment for offering cost	(292,304)	(783,221)	-
Cash used in financing activities	(553,371)	(725,060)	(1,578)

Net increase (decrease) in cash and cash equivalents	756,556	106,166	(96,746)

Cash and cash equivalents as of beginning of the year	323,958	217,792	314,538

Cash and cash equivalents as of the end of the year	1,080,514	323,958	217,792

Supplementary Cash Flows Information
Cash paid for income tax	402,038	543,680	(7,558)

Cash paid for interest	286,090	179,986	74,574

Supplemental of Non-Cash Investing and Financing Activities
Right-of-use assets – finance lease obtained in exchange for new finance lease liabilities	-	297,179	-

Proceeds from disposal of Right-of-use assets – finance lease received by a director on behalf of the Company	51,282	-	-

Dividend declared and offsetting against due from major shareholder	1,711,225	2,564,103	1,282,051

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Ming Shing Group Holdings Limited and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

Ming Shing Group Holdings Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on August 2, 2022. It is a holding company with no business operation.

The Company conducts its primary operations through its indirectly wholly owned subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, which are incorporated and domiciled in Hong Kong SAR; MS (HK) Engineering Limited and MS Engineering Co., Limited principally engage in the provision of wet trades works, and they are wholly owned subsidiary of MS (HK) Construction Engineering Limited which was incorporated and is domiciled in British Virgin Islands.

The accompanying consolidated financial statements reflect the activities of the Company and the following entities:

Subsidiary	Date of incorporation	Jurisdiction of Formation	Percentage of Ownership	Principal Activities

Ming Shing Group Holdings Limited (“MSG”)	August 2, 2022	Cayman Islands	Parent	Investment holding

MS (HK) Construction Engineering Limited (“MSC”)	August 17, 2022	British Virgin Islands	100%	Investment holding

MS (HK) Engineering Limited (“MSHK”)	October 12, 2012	Hong Kong	100%	Provision of wet trades works

MS Engineering Co., Limited (“MSE”)	March 27, 2019	Hong Kong	100%	Provision of wet trades works

MSHK was incorporated on October 12, 2012 in Hong Kong as a limited liability company, its principal activities were provision of wet trades works.

F-7

MSE was incorporated on March 27, 2019 in Hong Kong as a limited liability company by an independent third party, its principal activities were provision of wet trades works. On October 20, 2021, Mr. Chi Ming Lam purchased all the shares of MSE and became its sole shareholder.

Reorganization and Share Issuance

On August 2, 2022, the Company was incorporated in the Cayman Islands and issued 50,000 ordinary shares at par value of USD1 to Mr. Chi Ming Lam.

On August 17, 2022, MSC was incorporated in the British Virgin Islands as a wholly owned subsidiary of the Company.

On November 25, 2022, Mr. Chi Ming Lam proposed to surrender 49,999 ordinary shares with a par value of USD1 to the Company for no consideration (the “Cancelled Shares”). The then sole shareholder of our Company resolved and approved for the Cancelled Shares be immediately cancelled upon their surrender, and the Company approved the surrender and cancellation of such share on December 2, 2022. Subsequently Mr. Chi Ming Lam holds 1 ordinary share of the Company with a par value of USD1.

As part of the corporate reorganization which took place for the purposes of the offering, Mr. Chi Ming Lam, MSHK and our Company entered into a reorganization agreement dated November 25, 2022, pursuant to which MSC acquired 1 ordinary share of MSHK from Mr. Chi Ming Lam and acquired 10,000 ordinary shares of MSE from Mr. Chi Ming Lam. In consideration for these acquisitions, our Company allotted and issued 11,249 ordinary shares of USD1 each, credited as fully paid, to Mr. Chi Ming Lam.

On December 5, 2022, Mr. Chi Ming Lam, the then sole shareholder of our Company resolved and approved a subdivision of each of the issued and unissued shares with a par value of USD1 each into 2,000 shares with a par value of USD0.0005 each as part of the Company’s reorganization (the “Share Subdivision”). Subsequent to the Share Subdivision, the authorized share capital of the Company shall become USD50,000 divided into 100,000,000 ordinary shares with a par value of USD0.0005 each, of which 22,500,000 Ordinary Shares were held by Mr. Chi Ming Lam.

Following the Share Subdivision and on the same day, Mr. Chi Ming Lam proposed to surrender 6,450,000 ordinary shares with a par value of USD0.0005 to the Company for no consideration (the “Surrendered Shares”). The then sole shareholder of our Company resolved and approved for the Surrendered Shares be immediately cancelled upon their surrender, and the Company approved the surrender and cancellation of such share on December 8, 2022. Subsequently, Mr. Chi Ming Lam holds 16,050,000 Ordinary Shares of the Company with a par value of USD0.0005.

During the years presented in these financial statements, the control of the entities has never changed (always under the control of Mr. Chi Ming Lam). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended March 31, 2022 and 2021, except for MSE which was under common control started from October 20, 2021. The results of MSHK were included in the financial statements for both periods and results of MSE were included commencing from October 20, 2021. (the “Reorganization”).

On June 2, 2023, Mr. Chi Ming Lam proposed to surrender 2,925,000 ordinary shares with a par value of USD0.0005 to the Company for no consideration (the “Second Surrendered Shares”). The then sole shareholder of our Company resolved and approved for the Second Surrendered Shares be immediately cancelled upon their surrender, and the Company approved the surrender and cancellation of such share on June 2, 2023. Subsequently, Mr. Chi Ming Lam holds 13,125,000 Ordinary Shares of the Company with a par value of USD0.0005. The cancellation was retroactively presented in prior periods.

F-8

On June 12, 2023, Mr. Chi Ming Lam proposed to surrender 375,000 ordinary shares with a par value of USD0.0005 to the Company for no consideration (the “Third Surrendered Shares”). The then sole shareholder of our Company resolved and approved for the Third Surrendered Shares be immediately cancelled upon their surrender, and the Company approved the surrender and cancellation of such share on June 12, 2023. Subsequently, Mr. Chi Ming Lam holds 12,750,000 Ordinary Shares of the Company with a par value of USD0.0005. The cancellation was retroactively presented in prior periods.

On June 15, 2023, Mr. Chi Ming Lam proposed to surrender 1,500,000 ordinary shares with a par value of USD0.0005 to the Company for no consideration (the “Fourth Surrendered Shares”). The then sole shareholder of our Company resolved and approved for the Fourth Surrendered Shares be immediately cancelled upon their surrender, and the Company approved the surrender and cancellation of such share on June 15, 2023. Subsequently, Mr. Chi Ming Lam holds 11,250,000 Ordinary Shares of the Company with a par value of USD0.0005. The cancellation was retroactively presented in prior periods.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

F-9

Risk and Uncertainty

Significant Risks

Currency Risk

The Company’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. The Company considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

Concentration Risk

For the years ended March 31, 2024, 2023 and 2022, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the years ended March 31, 2024, 2023 and 2022, there were two, four and two customers generated income which accounted for over 10% of the total revenue generated for that year, respectively. The details are as follows:

	For the years ended March 31,
	2024	2023	2022

Customer A	62.2%	15.7%	8.3%
Customer B	13.3%	14.9%	0%
Customer C	6.2%	42.1%	23.6%
Customer D	0.6%	15.4%	50.0%

As of March 31, 2024 and 2023, accounts receivable due from these customers, and there were two and three accounts receivable which accounted for over 10% of the total consolidated accounts receivable, respectively. The details are as follows:

	As of March 31
	2024	2023

Customer E	47.6%	0%
Customer F	19.3%	0%
Customer C	9.2%	11.4%
Customer B	5.9%	51.4%
Customer D	4.8%	1.0%
Customer A	3.1%	30.0%

During the years ended March 31, 2024, 2023 and 2022, there were zero, zero and zero supplier accounted for over 10% of the total purchases for that year, respectively.

As of March 31, 2024 and 2023, there were one and zero supplier which accounted for over 10% of the total consolidated accounts payable, respectively. The details are as follows:

	As of March 31
	2024	2023
Supplier A	12.0%	0%

Credit Risk

The Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of life insurance policy, cash surrender value, cash and cash equivalents, accounts receivable, net, deposits and contract assets. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our life insurance policy, cash surrender value, bank deposits (including our own cash at banks), accounts receivable, net, deposits and contract assets. The Company considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of March 31, 2024 and 2023, the cash balances of USD1,080,514 and USD323,958, respectively, were substantially maintained at financial institutions in Hong Kong, respectively.

The Company believes that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

The Company has adopted a credit policy of dealing with creditworthy counterparties to mitigate the credit risk from defaults. The credit exposure is controlled by counterparty limits that are reviewed and approved by the senior management of the Company periodically. The management team periodically evaluates the creditworthiness of the existing customers in determining an allowance for expected credit loss primarily based on many factors, including the age of the balance, customer’s historical payment history, its current creditworthiness and current or future economic trends.

F-10

Interest rate risk

The following table details the interest rate risk profile of the Company’s borrowings as of March 31, 2024 and 2023:

	As of March 31
	2024	2023
	USD	USD
Fixed rate borrowings:
Finance lease liabilities, current	67,372	84,959
Finance lease liabilities, non-current	114,495	216,373
Bank borrowings, current	-	51,905
Bank borrowings, non-current	-	-

Floating rate borrowings:
Bank borrowings, current	3,818,453	3,771,728
Bank borrowings, non-current	3,033,780	1,498,485

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on and floating rate bank borrowing. The Company has not used any derivative financial instruments to manage the interest risk exposure.

At March 31, 2024, and 2023, it is estimated that a general increase/ decrease of 100 basis points in interest rates, with all other variables held constant, would have decreased/ increased the Company’s profit after tax by USD52,950 and USD15,079, respectively.

The sensitivity analysis above indicates the instantaneous change in the Company’s profit after tax that would arise assuming that the change in interest rates had occurred at the end of the reporting period and had been applied to re-measure those financial instruments held by the Company which expose the Company to fair value interest rate risk at the end of the reporting period. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by the Company at the end of the reporting period, the impact on the group’s profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Use of Estimates

The preparation of the audited consolidated financial statements in conformity with accounting principles generally accepted in U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

F-11

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the United States dollars (“USD”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollars (“HKD”) is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of operations and comprehensive income.

The exchanges rates used for translation from HKD to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2024, 2023 and 2022.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, deposits, life insurance policy, cash surrender value, amount due from a related party and other current assets, accounts payable, finance lease liabilities and other current liabilities, the amount represented bank overdrafts approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets and liabilities.

Level 2 — Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of life insurance policy, cash surrender value, cash and cash equivalents, accounts receivable, due from a related party, deposits and other current assets, accounts payable, bank borrowings, finance lease liabilities and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 due to their short-term nature. For non-current bank borrowing loans, since most are floating rate borrowings so the carrying value approximate their fair value because the borrowing rates were set to approximate market rates.

F-12

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2024 and 2023.

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000. Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers which include retainage amount that is conditional only on the passage of time. The Company grant credit to customers, without collateral, under normal payment terms (typically 17 to 60 days after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

Measurement of credit losses on financial instruments

Effective April 1, 2019, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments.” This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Leases

On April 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of right-of-use assets – finance lease and finance lease liabilities on the consolidated balance sheet.

F-13

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space and machinery, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease.

A lease is classified as a finance lease when the lease meets any of the following criteria at lease commencement:

(a) The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

(b) The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

(c) The lease term is for the major part of the remaining economic life of the underlying asset. However, if the commencement date falls at or near the end of the economic life of the underlying asset, this criterion shall not be used for purposes of classifying the lease.

(d) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

(e) The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Finance leases are included in right-of-use (“ROU”) assets – finance lease, finance lease liabilities, current, and finance lease liabilities, non-current in the Company’s consolidated balance sheets.

ROU assets – finance lease represent the Company’s right to use an underlying asset for the lease term and finance lease liabilities represent its obligation to make lease payments arising from the lease. The ROU assets – finance lease and finance lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

At the commencement date, the cost of the ROU assets – finance lease shall consist of all of the following:

(a) The amount of the initial measurement of the lease liability

(b) Any lease payments made to the lessor at or before the commencement date, minus any lease incentives received

(c) Any initial direct costs incurred by the lessee.

The Company uses the implicit rate based on the terms of the leases in determining the present value of lease payments. The ROU assets – finance lease also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets – finance lease and finance lease liabilities when it is reasonably certain that the Company will exercise that option.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset – operating lease on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows.

F-14

Property and Equipment, net

Property and Equipment is stated at cost, net of accumulated depreciation and impairment charge. Depreciation is provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Equipment	3.33 years
Motor vehicle	3.33 years
Property	23.33 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income in other income or expenses.

Impairment of Long-Lived Assets

The Company reviews the impairment of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended March 31, 2024, 2023 and 2022.

Life insurance policy, cash surrender value

Life insurance policy-cash surrender value was life insurance purchase for Mr. Chi Ming Lam (position with a director and CEO of the Company) and MSHK was as beneficiary. The insured amount of the contract (death benefit) was USD1,000,000. The initial premium payment at the policy commencement date for the policy was USD165,493. As of March 31, 2024, the balance was USD160,891, which represents the adjustments of premiums paid of USD165,493, interest income earned of USD36,627, insurance expenses incurred of USD24,309 and cash surrender charge of USD16,920. As of March 31, 2023, the balance was USD155,751, which represents the adjustments of premiums paid of USD165,493, interest income earned of USD28,746, insurance expenses incurred of USD21,568 and cash surrender charge of USD16,920. The Company may surrender any time and receive cash based on the cash value of the policy at the date of withdrawal, which is calculated by the insurance company.

Revenue Recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The Company perform a majority of wet trade works under master construction agreements and other contracts that contain customer-specified construction requirements. These agreements include discrete pricing for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provide.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

F-15

Output measures such as construction works delivered are utilized to assess progress against specific contractual performance obligations for the majority of services. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided. The Company expects the reference to progress certificates issued by customers depicts the Company’s performance in transferring control of goods or services promised to customers for individual projects, the Company satisfies the performance obligation over time and therefore, the output method using construction works delivered best represents the measure of progress against the performance obligations incorporated within the contractual agreements. This method captures the amount of works delivered pursuant to contracts and is used only when performance does not produce significant amounts of work in process prior to complete satisfaction of the performance obligation and the gross billing value of contracting work can be measured reliably.

The typical contract length of the Company entered is ranged from 12 months to 24 months.

Contracted but not yet recognized revenue was approximately USD43,951,727 and USD44,751,559 as of March 31, 2024 and 2023, respectively.

The nature of the Company’s construction contracts gives rise to several types of variable consideration, including unpriced change orders and claims. The Company mainly considers the change orders as the contract modification. And the Company accounted for the contract modification as if it were a part of the existing contract as the remaining services are not distinct and, therefore, form part of a single performance obligation that is partially satisfied at the date of the contract modification.

Variable consideration related to construction projects may be incurred due to amendments to the scope of work or remeasurement of quantities, which can impact the transaction price and amount of revenue recognized. The final transaction price and revenue recorded may differ from initial estimates contract sum based on these variable factors. The amount of variable consideration is included in the transaction price only to the extent that it is highly probable that such an inclusion will not result in a significant revenue reversal in the future when the uncertainty associated with the variable consideration is subsequently resolved. At the end of each reporting period, the Company updates the estimated transaction price to represent faithfully the circumstances present at the end of the reporting period.

The Company generally provides limited warranties for work performed under its construction contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

There were no material amounts of unapproved change orders or claims recognized during the years ended March 31, 2024, 2023 and 2022.

Contract Assets and Contract Liabilities

Contract assets included two parts: revenue recognized in excess of amounts billed, and retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

Government Subsidies

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled nil, USD772,505 and USD73,251 for the years ended March 31, 2024, 2023 and 2022, respectively.

F-16

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs, direct labor costs and overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies and upkeep expenses, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of March 31, 2024, and 2023. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

F-17

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD

Accounts receivable	1,706,344	3,430,847
Less: allowance for credit loss	(62,776)	(107,327)
Accounts receivable, net	1,643,568	3,323,520

The movement of allowance for loss accounts are as follows:

	As of March 31,
	2024	2023
	USD	USD

Balance at beginning of the year	107,327	30,324
(Reversal) Addition during the year	(44,551)	77,003
Balance at end of the year	62,776	107,327

As of March 31, 2024 and 2023, all accounts receivable, net was secured for granting general banking facility.

F-18

4. Contract Assets

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD

Contract assets:
Revenue recognized in excess of amounts paid or payable (contract receivable) to the Company on uncompleted contracts (contract asset) excluding retainage	5,960,812	2,453,088
Retainage included in contract assets due to being conditional on something other than solely passage of time	977,931	793,481
Less: allowance for credit loss	(99,646)	(25,021)
Contract assets, net	6,839,097	3,221,548

Contract assets, current	6,098,497	3,150,729
Contract assets, non-current	740,600	70,819

The movement of revenue recognized in excess of amounts paid or payable (excluding retainage) before net of allowance for credit loss is as follows:

	As of March 31,
	2024	2023
	USD	USD

Balance at beginning of the year	2,453,088	389,927
Increase as a result of total work completed during the period	27,572,692	21,868,220
Decrease as a result of total amount billed out	(24,064,968)	(19,805,059)
Balance at end of the year	5,960,812	2,453,088

The movement of retainage before net of allowance for credit loss is as follows:

	As of March 31,
	2024	2023
	USD	USD

Balance at beginning of the year	793,481	390,214
Increase as a result of changes in progress of ongoing projects	431,521	476,030
Reclassified to accounts receivable as payment becomes unconditional	(247,071)	(72,763)
Balance at end of the year	977,931	793,481

F-19

5. Deposits, Prepayments and Other Current Assets

	As of March 31,
	2024	2023
	USD	USD

Deposits	474	231
Prepayments	9,615	20,590
Other receivables	10,836	17,959

Less: amount classified as non-current assets	-	-
Amount classified as current assets	20,925	38,780

6. Property and Equipment, net

Property and Equipment, stated at cost less accumulated depreciation, consisted of the following as of March 31:

	As of March 31
	2024	2023
	USD	USD

Equipment - Machineries	102,006	93,205
Less: accumulated depreciation	(88,318)	(81,282)
Equipment - Machineries, net	13,688	11,923

Equipment – Motor vehicle	90,129	-
Less: accumulated depreciation	(15,112)	-
Equipment - Motor vehicle, net	75,017	-

Property	1,138,461	-
Less: accumulated depreciation	(4,066)	-
Property, net	1,134,395	-

Property and Equipment, net	1,223,100	11,923

Depreciation expenses of property and equipment totaled USD26,214, USD5,001 and USD7,772 for the years ended March 31, 2024, 2023 and 2022, respectively.

During the years ended March 31, 2024, 2023 and 2022, no property and equipment was disposed and impaired.

As of March 31, 2024, the property was a security for granting general banking facility in the amount of USD562,694 (2023: nil).

7. Leases

The following table shows ROU assets – finance leases and finance lease liabilities, and the associated financial statement line items as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Assets
Right-of-use assets – finance lease, net	216,065	343,182

Liabilities
Finance lease liabilities, current	67,372	84,959
Finance lease liabilities, non-current	114,495	216,373

Weighted average remaining lease term (in years)	2.7	3.4
Weighted average discount rate (%)	4.3	4.4

F-20

Information relating to financing and operating lease activities during the years ended March 31, 2024, 2023 and 2022 are as follows:

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Finance leases:
Amortization of right-of-use assets – finance lease	79,521	74,671	51,892
Interest of finance lease liabilities	10,294	20,031	8,053
	89,815	94,702	59,945
Operating lease:
Expenses related to a short-term lease	37,179	33,333	21,260
	37,179	33,333	21,260

Total lease expenses	126,994	128,035	81,205

Cash outflows related to finance leases:
Financing cash outflows – principal paid	119,465	131,456	43,750
Operating cash outflows – interests paid	10,294	20,031	8,053
	129,759	151,487	51,803

Cash outflows related to operating lease:
Operating cash outflows - rental paid	37,179	33,333	21,260

During the year ended March 31, 2024, additions to right-of-use assets – finance lease were nil (2023: USD297,179) (2022: nil). This amount represented the purchase of a motor vehicle under finance lease. Right-of-use assets – finance lease represented purchases of certain motor vehicles under finance leases for its operations. Lease contracts are entered into for fixed term of 60 months (2023: 60 months) (2022: 36 months to 60 months), Lease terms are negotiated on an individual basis and contain different terms and conditions.

Maturities of lease payments under finance lease liabilities were as follows:

	As of March 31,
	2024	2023	2022
	USD	USD	USD
Year ending March 31,
2023	-	-	51,803
2024	-	96,508	46,577
2025	73,757	96,508	30,898
2026	69,683	82,954	17,345
2027	49,207	49,207	-
Total undiscounted finance lease payments	192,647	325,177	146,623
Less: imputed interest	(10,780)	(23,845)	(11,015)
Finance lease liabilities recognized in the Consolidated Balance Sheet	181,867	301,332	135,608

8. Accounts payable

Components of accounts payable are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD

Trade payables	3,166,177	1,884,046
Total	3,166,177	1,884,046

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD

Accruals for operating expenses	129,868	83,351
Other payables	6,923	-
Total	136,791	83,351

F-21

10. Bank Borrowings

Components of bank borrowings are as follows as of March 31:

		Interest		As of March 31,
		rate		2024	2023
		%		USD	USD

The Bank of East Asia, Limited – Loan 1	(1)	5.97 / 4.26	% %	110,769	110,769
The Bank of East Asia, Limited – Loan 2	(2)	5.625%		-	256,410
The Bank of East Asia, Limited – Loan 3	(2)	5.84%		-	192,308
The Bank of East Asia, Limited – Loan 4	(2)	5.78%		-	192,308
The Bank of East Asia, Limited – Loan 5	(2)	5.625%		-	128,205
The Bank of East Asia, Limited – Loan 6	(2)	5.625%		-	256,410
The Bank of East Asia, Limited – Loan 7	(2)	5.625%		-	384,615
The Bank of East Asia, Limited – Loan 8	(2)	5.625%		-	192,308
The Bank of East Asia, Limited – Loan 9	(2)	5.74%		-	128,205
The Bank of East Asia, Limited – Loan 10	(2)	5.625%		-	64,103
The Bank of East Asia, Limited – Loan 11	(2)	5.625%		-	192,308
The Bank of East Asia, Limited – Loan 12	(2)	5.625%		-	141,026
The Bank of East Asia, Limited – Loan 13	(2)	5.625%		-	179,487
The Bank of East Asia, Limited – Loan 14	(2)	6.64%		256,410	-
The Bank of East Asia, Limited – Loan 15	(2)	7.03%		461,538	-
The Bank of East Asia, Limited – Loan 16	(2)	6.64%		628,205	-
The Bank of East Asia, Limited – Loan 17	(2)	6.68%		141,026	-
The Bank of East Asia, Limited – Loan 18	(2)	6.72%		320,513	-
The Bank of East Asia, Limited – Loan 19	(2)	6.6%		384,615	-
The Bank of East Asia, Limited – Loan 20	(2)	6.64%		115,385	-
The Bank of East Asia, Limited – Loan 21	(3)	4.775%		327,298	-
The Bank of East Asia, Limited – Loan 22	(3)	4.775%		327,298	-
The Bank of East Asia, Limited – Loan 23	(4)	4.775%		562,694	-
The Bank of East Asia, Limited – Loan 24	(5)	3.625 /3.375	% %	123,371	128,205
The Bank of East Asia, Limited – Loan 25	(6)	3.625 /3.375	% %	120,011	124,116
The Bank of East Asia, Limited – Loan 26	(7)	3.625 /3.375	% %	453,240	472,205
The Bank of East Asia, Limited – Loan 27	(8)	3.625%		384,615	-
Standard Chartered Bank (Hong Kong) Limited – Loan 1	(9)	4.56%		-	51,905
The Hongkong and Shanghai Banking Corporation Limited – Loan 1	(10)	3.625 /3.375	% %	100,049	104,306
The Hongkong and Shanghai Banking Corporation Limited – Loan 2	(11)	3.625 /3.375	% %	371,018	388,271
The Hongkong and Shanghai Banking Corporation Limited – Loan 3	(12)	3.625 /3.375	% %	111,576	117,126
The Hongkong and Shanghai Banking Corporation Limited – Loan 4	(13)	3.625 / 3.375	% %	381,598	384,615
DBS Bank (Hong Kong) Limited – Loan 1	(14)	4.65%		-	205,129
DBS Bank (Hong Kong) Limited – Loan 2	(14)	4.43%		-	80,770
DBS Bank (Hong Kong) Limited – Loan 3	(14)	5.01%		-	410,256
DBS Bank (Hong Kong) Limited – Loan 4	(14)	5.29%		238,462	-
DBS Bank (Hong Kong) Limited – Loan 5	(14)	5.45%		166,667	-
DBS Bank (Hong Kong) Limited – Loan 6	(14)	5.48%		205,128	-
DBS Bank (Hong Kong) Limited – Loan 7	(14)	6.8%		85,898	-
DBS Bank (Hong Kong) Limited – Loan 8	(15)	1.2% + LIBOR		474,849	436,752
				6,852,233	5,322,118

Less: current portion of long-term bank borrowings				(3,818,453)	(3,823,633)

Non-current portion of long-term bank borrowings				3,033,780	1,498,485

(1)	On January 18, 2024 and 2023, the Company borrowed USD110,769 (HK$864,000) as working capital for 12 months at an annual interest rate of 5.97% and 4.26% with The Bank of East Asia, Limited, respectively. The loan was secured by the insured value of life insurance policy (amounted to USD1,000,000) of the Company, accounts receivable, net of the Company and a property located in Hong Kong which held by a director of the Company.

F-22

(2)	As of March 31, 2024, the Company borrowed USD2,307,692 (HK$18,000,000) (2023: USD2,307,693 (HK$18,000,000)) as working capital for one to three months at an annual interest rate ranged from 6.64% to 7.03% (2023: 5.625% to 5.84%) as revolving loans with The Bank of East Asia, Limited. The loan was secured by personal guarantees from the directors of the Company, accounts receivable, net of the Company and a property located in Hong Kong which held by a director of the Company.

(3)	On August 28, 2023, the Company borrowed USD666,667 (HK$5,200,000) as working capital for twenty years at an annual interest rate of 4.775% with The Bank of East Asia, Limited. The loan was secured by two properties located in Hong Kong which held by a related company of the Company.

(4)	On February 28, 2024, the Company borrowed USD564,103 (HK$4,400,000) as purchase of a property for twenty years at an annual interest rate of 4.775% with The Bank of East Asia, Limited. The loan was secured by, accounts receivable, net of the Company and a property located in Hong Kong which held by the Company.

(5)	On March 25, 2021, the Company borrowed USD128,205 (HK$1,000,000) as working capital for eleven years at an annual interest rate of 3.625% (2023: 3.375%) with The Bank of East Asia, Limited. The loan was secured by personal guarantee from a director of the Company.

(6)	On December 16, 2021, the Company borrowed USD128,205 (HK$1,000,000) as working capital for eleven years at an annual interest rate of 3.625% (2023: 3.375%) with The Bank of East Asia, Limited. The loan was secured by personal guarantee from a director of the Company.

(7)	On November 26, 2020, the Company borrowed USD512,821 (HK$4,000,000) as working capital for eleven years at an annual interest rate of 3.625% (2023: 3.375%) with The Bank of East Asia, Limited. The loan was secured by personal guarantee from a director of the Company.

(8)	On May 25, 2023, the Company borrowed USD384,615 (HK$3,000,000) as working capital for ten years at an annual interest rate of 3.625% with The Bank of East Asia, Limited. The loan was secured by personal guarantee from a director of the Company.

(9)	On August 24, 2018 the Company borrowed USD512,821 (HK$4,000,000) as working capital for five years at an annual interest rate of 4.56% with Standard Chartered Bank (Hong Kong) Limited. The loan was secured by personal guarantee from a director of the Company. This loan was fully repaid during the year ended March 31, 2024.

(10)	On October 21, 2020 the Company borrowed USD128,205 (HK$1,000,000) as working capital for eight years at an annual interest rate of 3.625% (2023: 3.375%) with The Hongkong and Shanghai Banking Corporation Limited. The loan was secured by personal guarantee from a director of the Company.

(11)	On May 25, 2020 the Company borrowed USD512,821 (HK$4,000,000) as working capital for eight years at an annual interest rate of 3.625% (2023: 3.375%) with The Hongkong and Shanghai Banking Corporation Limited. The loan was secured by personal guarantee from a director of the Company.

(12)	On July 13, 2021 the Company borrowed USD128,205 (HK$1,000,000) as working capital for eight years at an annual interest rate of 3.625% (2023: 3.375%) with The Hongkong and Shanghai Banking Corporation Limited. The loan was secured by personal guarantee from a director of the Company.

(13)	On March 15, 2023 the Company borrowed USD384,615 (HK$3,000,000) as working capital for ten years at an annual interest rate of 3.625% (2023: 3.375%) with The Hongkong and Shanghai Banking Corporation Limited. The loan was secured by personal guarantee from a director of the Company.

(14)	As of March 31, 2024, the Company borrowed USD696,155 (HK$5,430,000) (2023: 696,155 (HK$5,430,000)) as working capital for one to four months at an annual interest rate ranged from 5.29% to 6.8% (2023: 4.43% to 5.01%) as revolving loans with DBS Bank (Hong Kong) Limited. The loan was secured by personal guarantees from a director of the Company, accounts receivable, net of the Company and two properties located in Hong Kong which are held by a related company of the Company.

(15)	The amount represented bank overdrafts as of March 31, 2024 and 2023, which was secured by personal guarantees from a director of the Company, accounts receivable, net of the Company and two properties located in Hong Kong which are held by a related company of the Company.

F-23

Interest expenses pertaining to the above bank borrowings for the years ended March 31, 2024, 2023 and 2022 amounted to USD275,796, USD159,955 and USD66,521, respectively.

Maturities of the principal and interest payments of bank borrowings were as follows:

	As of March 31
	2024	2023
	USD	USD
Year ending March 31,
2023	-	-
2024	-	3,914,321
2025	3,986,662	308,591
2026	405,957	308,591
2027	405,957	308,591
2028	405,957	308,591
2029	405,957	201,204
2030	405,957	71,911
2031	340,441	49,613
2032	283,173	49,613
2033	204,066	45,477
2034	103,973	-
2035 - 2044	922,351	-
Total bank borrowings repayments	7,870,451	5,566,503
Less: imputed interest	(1,018,218)	(244,385)
Total bank borrowings recognized in the Consolidated Balance Sheet	6,852,233	5,322,118

As of March 31, 2024, a total of USD3,522,222 of the bank borrowings has been repaid.

11. General and Administrative Expenses

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Bank charges	20,260	23,043	14,830
Debt collection fee	73,077	-	-
Depreciation	4,066	-	-
Entertainment	81,038	51,325	29,615
Expected credit loss allowance	30,075	71,386	8,966
IPO costs	545,414	-	-
Motor vehicle expenses	51,286	76,634	17,839
Rental expenses	37,179	33,333	21,260
Site administrative expenses	287,217	88,652	11,410
Staff costs	515,774	395,844	322,950
Others	201,367	115,380	85,780

Total	1,846,753	855,597	512,650

12. Income Taxes

Cayman Islands and British Virgin Islands

Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and estimated assessable profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

F-24

The components of the income tax expense (benefit) are as follows:

	For the years ended March 31,
	2024	2023	2022
	USD	USD
Current
Cayman Islands	-	-	-
British Virgin Islands	-	-	-
Hong Kong	649,119	469,692	318,090
Current	649,119	469,692	318,090

Deferred
Cayman Islands	-	-	-
British Virgin Islands	-	-	-
Hong Kong	(183)	(803)	(994)
Deferred	(183)	(803)	(994)

Total	648,936	468,889	317,096

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of March 31,
	2024	2023
	USD	USD
MSE:
Provision for allowance of credit losses	150	2,256
Net operating loss carryforward	281,951	192,953
Total deferred tax assets	282,101	195,209
Less: valuation allowance	(281,951)	(192,953)
Deferred tax assets, net	150	2,256

MSHK:
Property and equipment	(9,038)	(530)
Right-of-use assets – finance lease	(18,490)	(22,218)
Total deferred tax liabilities – equipment and right-of-use assets – finance lease	(27,528)	(22,748)
Deferred tax assets - provision for allowance of credit losses	26,650	19,581
Deferred tax liabilities, net	(878)	(3,167)

Deferred tax assets (liabilities), net	(728)	(911)

As of March 31, 2024, the Company had net operating loss carry forward of USD1,708,793 (HK$13,328,585) (2023: USD1,169,414 (HK$9,121,430)), from MSE, which were operating at losses prior to the year ended March 31, 2024, and prior to the date of acquisition, October 20, 2021 amounted to USD667,911 (HK$5,209,704). These losses can offset future taxable income and can be carried forward indefinitely. As of March 31, 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Company believed that it was more likely than not that MSE will be unable to fully utilize its deferred tax assets related to the net operating loss carry forward in Hong Kong. As a result, the valuation allowance of USD281,951 (2023: USD192,953) was recorded against the gross deferred tax asset balance at March 31, 2024 and 2023 respectively. For the year ended March 31, 2024, no net operating loss carry forward has been utilized.

F-25

No material deferred tax asset has been recognized in respect of net operating loss carry forward as of March 31, 2024, 2023 and 2022, due to the unpredictability of future profit streams.

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD

Profit before income taxes	2,975,533	3,256,125	2,120,605
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	490,963	537,260	349,900

Reconciling items:
Tax effect of income that is not taxable*	(25)	(127,476)	(12,088)
Tax effect of non-deductible expenditure	90,539	-	-
Change in valuation allowance	88,998	81,028	1,720
Effect of two-tier tax rate	(21,154)	(21,154)	(21,154)
Statutory tax deduction#	(385)	(769)	(1,282)
Income tax expense	648,936	468,889	317,096

*	Income that is not taxable mainly consisted of the government subsidies which are non-taxable under Hong Kong income tax law.

#	It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$3,000 (2023: HK$6,000) (2022: HK$10,000) for each business.

F-26

13. Earnings per share

Basic and diluted net earnings per share for each of the years presented are calculated as follows:

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	For the year ended
	2024	2023	2022
Numerator
Net income-basic and diluted	2,326,597	2,787,236	1,803,509

Denominator
Weighted average number of ordinary shares outstanding-basic and diluted	11,250,000	11,250,000	8,136,986

Earnings per share-basic and diluted	0.21	0.25	0.22

14. Related Party Balance and Transactions

a.	Due from related parties

As of March 31, 2024 and 2023, the balances of amounts due from related parties were as follows:

	As of March 31,
	2024	2023	2022
	USD	USD	USD
Due from a related party
Mr. Chi Ming Lam (1 and 2)	-	78,355	520,151
Total	-	78,355	520,151

(1)	Mr. Chi Ming Lam is the Chief Executive Officer, director and Chairman of the Company.
(2)	The balance represented the advances to Mr. Lam. The amount was unsecured, interest-free and repayable on demand. The balance has been fully repaid as of the date of this report.

b.	Related party transactions

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Purchases from a related party
Mo Building Material Limited (1)	-	425,128	335,431
Total	-	425,128	335,431

Dividend declared and offsetting against due from
Mr. Chi Ming Lam (2)	1,711,225	2,564,103	1,282,051
Total	1,711,225	2,564,103	1,282,051

Advances from (Payment to) a related party
Mr. Chi Ming Lam (2 and 3)	1,058,733	632,648	354,232
Mr. Chi Ming Lam (2 and 3)	(2,730,449)	(2,754,955)	(1,623,892)
Total	(1,671,716)	(2,122,307)	(1,269,660)

(1)	Mo Building Material Limited is a company in which Mr. Chi Ming Lam had beneficial interest before September 2, 2022.
(2)	Mr. Chi Ming Lam is the Chief Executive Officer, director and Chairman of the Company.
(3)	Represents the total advances from (payments to) Mr. Lam for the years ended March 31, 2024, 2023, and 2022 which were non-trade in nature, unsecured, interest-free and had no fixed term of repayment. As of March 31, 2024, the amount due from Mr. Lam to the Company was nil.

F-27

15. Commitments and Contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease and finance lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Commitments

The professional fee that the Company committed to pay upon closing of IPO but yet paid as of March 31, 2024 amounted to USD1,563,090.

Contingencies

As of March 31, 2024 and 2023, the Company is not a party to any material legal or administrative proceedings.

16. Segment Reporting

Disaggregation of revenue is as follows:

	For the years ended March 31,
	2024	2023	2022
	USD	USD	USD
Sector
Public	11,488,228	6,307,454	2,029,667
Private	16,084,464	15,560,766	12,354,313
	27,572,692	21,868,220	14,383,980

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Mr. Lam Wai Kwan (a director of MSHK), for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. For the years ended March 31, 2024, 2023 and 2022, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing wet trades works and other wet trades related ancillary works to its customers in Hong Kong.

17. Subsequent Events

The Company has assessed all events from March 31, 2024, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

F-28

Ming Shing Group Holdings Limited

1,500,000 Ordinary Shares

PROSPECTUS

Alexander Capital, L.P.

              , 2024

Through and including          (the 25th day after the date of this prospectus), all dealers that effect transactions in our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2024

Ming Shing Group Holdings Limited

500,000 Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to the resale of 500,000 shares of our Ordinary Shares by the selling shareholder (“Selling Shareholder”) named in this prospectus. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this prospectus.

No public market currently exists for our Ordinary Shares. We have reserved the symbol “MSW” for purposes of listing our Ordinary Shares on Nasdaq Capital Market (“Nasdaq”) and have applied to list our Ordinary Shares on Nasdaq. The closing of this resale offering is conditioned upon Nasdaq’s final approval of our listing application. We cannot assure you that our listing application will be approved; if it is not approved by Nasdaq, we will not proceed with this offering.

No sales of the Ordinary Shares covered by this prospectus shall occur until after the closing of our initial public offering (the “IPO”). Any sales will occur from time to time at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder. The date of effectiveness of the registration statement for our IPO is [●], 2024. The IPO price of the Ordinary Shares is $[●] per Ordinary Share. On [●], 2024, the last reported sale price of our Ordinary Shares on Nasdaq was [●] per share.

Unless otherwise stated, as used in this Resale Prospectus, the terms “we,” “us,” “our Company,” and the “Company” refer to Ming Shing Group Holdings Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands with no material operations. We conduct all of our operations through our two subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, established under the laws of the Hong Kong Special Administrative Region (“Hong Kong SAR” or “Hong Kong”).

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” section of the Public Offering Prospectus.

We are, and will continue to be, a “controlled company” as defined under Rule 5615(c)(1) of the Nasdaq Stock Market Rules. Mr. Chi Ming Lam, our Chairman and Chief Executive Officer, will beneficially own approximately 84.31% of our then-issued and outstanding Ordinary Shares and will be able to exercise approximately 84.31% of the total voting power of our issued and outstanding Ordinary Shares immediately after the consummation of this offering, assuming the underwriters do not exercise their option to purchase additional Ordinary Shares and assuming Mr. Lam immediately disposes all of the 500,000 Ordinary Shares pursuant to the Resale Prospectus. For further information, see “Principal Shareholders.” Although we do not intend to rely on the “controlled company” exemption under Rule 5615(c)(1) of the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. Please read the disclosures beginning on page 11 of this prospectus for more information.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for reduced public company reporting requirements. Investing in our ordinary shares involves risks. Please see “Risk Factors” beginning on page 15 of this prospectus for more information.

We are a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being a Foreign Private Issuer” beginning on page 10 of this prospectus for more information.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the indirect overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before the completion of their overseas offering and listing.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations；(2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

Ming Shing Group Holdings Limited is a holding company incorporated in the Cayman Islands with two operating subsidiaries solely based in Hong Kong, and it does not have any subsidiary or Variable Interest Entity (“VIE”) in the mainland China or intend to acquire any equity interest in any domestic companies within mainland China, nor is it controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong with our chief executive officer, chief financial officer and all members of the board of directors based in Hong Kong who are not mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, neither we nor our subsidiaries is covered by permission requirements from CSRC or any other governmental agency of mainland China that is required to approve our subsidiaries’ operations or our offering. Additionally, neither we nor our subsidiaries are required to obtain CSRC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiaries has ever applied for any such permission or approval. Notwithstanding the above opinion, our PRC Counsel has further advised us that uncertainties exist as to how the M&A Rules, the Trial Measures and the Confidentiality Provisions will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules, the Trial Measures and the Confidentiality Provisions. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies on, among others, the M&A Rules, the Trial Measures and the Confidentiality Provisions at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiaries (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the mainland China securities laws. Also, on December 28, 2021, the Cybersecurity Review Measures (the “Measures”) were published and became effective on February 15, 2022, and require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. Our Hong Kong Operating Subsidiaries currently have only served the Hong Kong local market and does not presently have any operations in mainland China. We do not currently expect the Measures to have an impact on our business, operations or this Offering, nor do we anticipate that we or our Hong Kong subsidiaries are covered by permission requirements from the Cyberspace Administration of China (“CAC”) that is required to approve our subsidiaries’ operations, as we do not believe that we may be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our operations are conducted by our Hong Kong Operating Subsidiaries which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary, nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company such as ours; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As confirmed by our PRC counsel, China Commercial Law Firm, based on their understanding of the PRC laws and regulations that are currently in effect, neither we nor our Hong Kong Operating Subsidiaries, are currently subject to the cybersecurity review by the CAC as provided under the Measures. Additionally, neither we nor our subsidiaries are covered by permission requirements from the CAC or any other governmental agency that is required to approve our subsidiaries’ operations. However, there remains uncertainty as to how the Measures will be interpreted or implemented. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC in the future. Moreover, if there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, at any stage, including but not limited to, upon the completion of this Offering, we or our Hong Kong Operating Subsidiaries (i) do not receive or maintain the approval,(ii) inadvertently conclude that such permissions or approvals are not required, or (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv)are denied permission from the CAC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges.

If there is significant change to the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, we or our Hong Kong subsidiaries at any stage, including but not limited to, upon the completion of this Offering, (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC, the CAC or any other relevant PRC regulatory agencies, the relevant regulatory authorities, such as the CAC or the CSRC, might have broad discretion in dealing with such violations, including: imposing fines on us or the Hong Kong subsidiaries, discontinuing or restricting the operations of the subsidiaries; imposing conditions or requirements with which we or our Operating Subsidiaries may not be able to comply; restricting or prohibiting our use of the proceeds from our initial public offering to finance the business and operations in Hong Kong. The imposition of any of these penalties would also result in a material and adverse effect on our ability to conduct business, and on our operations and financial condition. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. Moreover, we might not be able to complete this Offering, list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would also materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of our Ordinary Shares” on page 15. We are advised by Hong Kong counsel, David Fong & Co., that neither we nor our Operating Subsidiaries are required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

On December 2, 2021, the SEC adopted final amendments to its rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act, or the HFCAA, which took effect on January 10, 2022. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, as defined in the rules, under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the Public Company Accounting Oversight Board, or the PCAOB, for three consecutive years, and this ultimately could result in our shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, shortening the timeline for the application of the HPCAA’s delisting and trading prohibition from three years to two, and thus, would reduce the time before securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, the PCAOB issued a determination report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, which determinations were vacated on December 15, 2022. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations, which determinations were vacated on December 15, 2022. Our current registered public accounting firm, ZH CPA, LLC, who audited our financial statements for the fiscal years ended March 31, 2024, 2023 and 2022, is headquartered in Denver, Colorado in the United States and is not headquartered in mainland China or Hong Kong and was not identified in the PCAOB’s report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated on December 15, 2022. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, on August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as continuing to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA. See “Risk Factors — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.”

We do not use variable interest entities in our corporate structure. We, through our indirectly wholly-owned Operating Subsidiaries, MS (HK) Engineering Limited and MS Engineering Co., Limited, engaged in wet trades works services in Hong Kong.

As of the current date, none of our companies have distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution. Since Ming Shing Group Holdings Limited was recently incorporated, there has not been, to date, any transfers, dividends, or distributions between the holding company, Ming Shing Group Holdings Limited and its subsidiaries or to its investors. MS (HK) Construction Engineering Limited and our Operating Subsidiaries are permitted under the relevant laws of British Virgin Islands and Hong Kong, respectively, to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands and to U.S. investors.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Please refer to “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries” and the condensed consolidating schedule and the consolidated financial statements on page 7 for further information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024

THE RESALE OFFERING

Securities being offered	Ordinary Shares

Number of Ordinary Shares Offered by the Selling Shareholder	500,000 Shares

Number of Ordinary Shares outstanding before this Resale Offering	11,250,000 Shares

Number of Ordinary Shares to be outstanding after the Resale Offering	12,750,000 Shares(1), assuming the issuance by us of 1,500,000 Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this Resale Prospectus.

Nasdaq Capital Market Symbol	MSW

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. Please refer to the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on page 15.

(1)	Assumes the issuance by us of our Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith, no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares and all of our Ordinary Shares to be sold by the Selling Shareholder pursuant to the Resale Prospectus filed contemporaneously herewith are sold.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by him for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

Alt-2

Selling Shareholder

The following table sets forth the names of the Selling Shareholder, the number of Ordinary Shares owned by such Selling Shareholder immediately prior to the date of this Resale Prospectus and the number of Shares to be offered by the Selling Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the Shares offered under this Resale Prospectus.

Percentages of beneficial ownership before the Resale Offering are based on 11,250,000 Ordinary Shares outstanding as of the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the Selling Shareholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

The Selling Shareholder is not a broker dealer or an affiliate of a broker dealer. The Selling Shareholder has no agreement or understanding to distribute any of the Ordinary Shares being registered. The Selling Shareholder may offer for sale from time to time any or all of the Shares, subject to the agreements described in the “Selling Shareholder Plan of Distribution.” The table below assumes that the Selling Shareholder will sell all of the Shares offered for sale hereby:

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Resale Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after the Resale Offering	Percentage Ordinary Shares Ownership After the Resale Offering (%)
Mr. Chi Ming Lam(2)	11,250,000	500,000	10,750,000	84.31%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Ordinary Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Selling Shareholder named in the table has sole voting and investment power with respect to the Ordinary Shares set forth opposite such shareholder’s name.
(2)	The address of Mr. Chi Ming Lam is 8/F, Cheong Tai Industrial Building, 16 Tai Yau Street, San Po Kong, Kowloon, Hong Kong.

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

There is currently no public market established for our Ordinary Shares. Once, and if, our Ordinary Shares are listed on Nasdaq and there is an established market for the resale shares, the Selling Shareholder may sell his Shares from time to time at the market price prevailing on Nasdaq at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this Resale Prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge his Shares to their broker under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The Selling Shareholder and any other persons participating in the sale or distribution of the Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Selling Shareholder, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event any Selling Shareholder intends to sell any of the Shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholder’s Shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholder, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholder are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholder.

If any of the Ordinary Shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholder will sell all or any portion of the Shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

Nauth LPC is acting as counsel to our Company regarding U.S. securities law matters. Certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Polaris Tax Counsel is acting as counsel to our Company regarding U.S. tax matters. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co. Nauth LPC may rely upon David Fong & Co. with respect to matters governed by Hong Kong law. Legal matters as to PRC laws will be passed upon for us by China Commercial Law Firm.

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Ming Shing Group Holdings Limited

500,000 Ordinary Shares

RESALE PROSPECTUS

Through and including          (the 25th day after the date of this prospectus), all dealers that effect transactions in our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until           , 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is          , 2024

Part II.
Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors, director nominees, and executive officers, which will become effective on the closing date of the Company’s Offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

Prior to the date of this Prospectus, we issued certain number of Ordinary Shares to Mr. Chi Ming Lam pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities:

On August 2, 2022, the Company was incorporated in the Cayman Islands and issued 50,000 ordinary shares at par value of US$1 to Mr. Chi Ming Lam. On August 17, 2022, MS (HK) Construction Engineering Limited (“MSC”) was incorporated in the British Virgin Islands as a wholly owned subsidiary of the Company. On November 25, 2022, MSC entered into share exchange agreements with the Company and Mr. Chi Ming Lam. Pursuant to the share exchange agreements, the Company issued 11,249 ordinary shares at par value of US$1 to Mr. Chi Ming Lam in exchange of 100% ownership of MS (HK) Engineering Limited and MS Engineering Co., Limited via MSC. Upon completion of the above share exchange, MS (HK) Engineering Limited and MS Engineering Co., Limited became direct wholly-owned subsidiaries of MSC. On November 25, 2022, Mr. Chi Ming Lam proposed to surrender 49,999 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on December 2, 2022. On December 5, 2022, Mr. Chi Ming Lam, the then sole shareholder of our Company resolved and approved a subdivision of each of the issued and unissued shares with a par value of USD1 each into 2,000 shares with a par value of USD0.0005 each as part of the Company’s reorganization (the “Share Subdivision”). Subsequent to the Share Subdivision, the authorized share capital of the Company shall become USD50,000 divided into 100,000,000 ordinary shares with a par value of USD0.0005 each, of which 22,500,000 Ordinary Shares were held by Mr. Chi Ming Lam. Mr. Chi Ming Lam proposed to surrender 6,450,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on December 8, 2022. Mr. Chi Ming Lam proposed to surrender 2,925,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 2, 2023. Mr. Chi Ming Lam proposed to surrender 375,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 12, 2023. Mr. Chi Ming Lam proposed to surrender 1,500,000 shares to the Company for cancellation, and the Company approved the surrender and cancellation of such shares on June 15, 2023. Subsequently, Mr. Chi Ming Lam holds 11,250,000 Ordinary Shares of the Company with a par value of USD0.0005.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

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Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1*	Articles of Association of Ming Shing Group Holdings Limited

3.2*	Memorandum of Association of Ming Shing Group Holdings Limited

3.3*	Amended and Restated Articles of Association of Ming Shing Group Holdings Limited

3.4*	Amended and Restated Memorandum of Association of Ming Shing Group Holdings Limited

3.5*	Second Amended and Restated Articles of Association of Ming Shing Group Holdings Limited

3.6*	Second Amended and Restated Memorandum of Association of Ming Shing Group Holdings Limited

4.1*	Specimen Ordinary Share Certificate

5.1*	Opinion of Ogier as to the validity of the Ordinary Shares

5.2*	Opinion of David Fong & Co. as to the Laws and Regulations of Hong Kong (included in Exhibit 8.2)

8.1*	Opinion of Polaris Tax Counsel Regarding U.S. Tax Matters

8.2*	Opinion of David Fong & Co. Regarding Hong Kong Tax Matters

10.1*	Office Lease

10.2*	Form of Indemnification Agreement between Ming Shing Group Holdings Limited and its directors and executive officers

10.3*	Form of Director Agreement between Ming Shing Group Holdings Limited and its director, CEO, and chairman of the board, Chi Ming Lam

10.4*	Form of Employment Agreement between Ming Shing Group Holdings Limited and its CFO, Pik Chun Lin

10.5*	Form of Employment Agreement between Ming Shing Group Holdings Limited and its CAO, Chi Hei Tsoi

10.6*	Form of Independent Director Agreement between Ming Shing Group Holdings Limited and each director nominee

21.1*	List of Subsidiaries

23.1*	Consent of ZH CPA, LLC

23.2*	Consent of Ogier

23.3*	Consent of David Fong & Co. (included in Exhibit 8.2)

23.4*	Consent of China Commercial Law Firm (included in Exhibit 99.2)

23.5*	Consent of Frost & Sullivan

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1*	Frost & Sullivan Report

99.2*	Opinion of China Commercial Law Firm regarding certain PRC matters

99.3*	Consent of Wai Chun Chik

99.4*	Consent of Dongjie Lao

99.5*	Consent of Yu Yuan

99.6*	Code of Business Conduct and Ethics of Ming Shing Group Holdings Limited

99.7*	Insider Trading Policy

99.8*	Executive Compensation Recovery Policy

107*	Filing Fee Table

* Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 28th day of August, 2024.

Ming Shing Group Holdings Limited

/s/ Chi Ming Lam

Name:	Chi Ming Lam

Title:	Chairman of the Board and Chief Executive Officer

/s/ Pik Chun Lin

Name:	Pik Chun Lin

Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chi Ming Lam and Pik Chun Lin, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chi Ming Lam	Chairman of the Board of Directors and Chief Executive Officer	August 28, 2024
Name: Chi Ming Lam	(Principal Executive Officer)

/s/ Pik Chun Lin	Chief Financial Officer	August 28, 2024
Name: Pik Chun Lin	(Principal Financial Officer)

/s/ Chi Hei Tsoi	Chief Accounting Officer	August 28, 2024
Name: Chi Hei Tsoi	(Principal Accounting Officer)

/s/ Wai Chun Chik	Independent Director	August 28, 2024
Name: Wai Chun Chik

/s/ Dongjie Lao	Independent Director	August 28, 2024
Name: Dongjie Lao

/s/ Yu Yuan	Independent Director	August 28, 2024
Name: Yu Yuan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York, State of New York, on August 28, 2024.

Authorized U.S. Representative — Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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